Exhibit 99.3

THE FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.

MANAGEMENT 401(K) PLAN

THE FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.

MANAGEMENT 401(K) PLAN

Table of Contents

Introduction		1

Article 1. Definitions		2
1.01	Definitions	2
1.02	Interpretation	10

Article 2. Membership		11
2.01	General	11
2.02	Termination of Membership	11
2.03	Transfers Affecting Eligibility	11

Article 3. Non-ESOP Contributions		12
3.01	Elective Contributions and After-Tax Contributions	12
3.02	Suspension of Elective Contributions and/or After-Tax Contributions	13
3.03	Company-Matching Contributions	14
3.04	Payment to Trustee	16
3.05	Limits on Annual Additions	16
3.06	Annual Limit on Elective Contributions	16
3.07	Nondiscrimination Limit on Elective Contributions	18
3.08	Nondiscrimination Limit on After-Tax and Company-Matching Contributions	19
3.09	Catch-Up Contributions	21
3.10	Rollover Contributions	21
3.11	Profit-Sharing Contributions	22
3.12	Qualified Nonelective Contributions	23
3.13	Veterans’ Benefits	24
3.14	Roth Elective Contributions	24

Article 4. Vesting and Forfeitures		25
4.01	Vested Interest	25
4.02	Forfeitures	25
4.03	Restoration of Forfeitures	25
4.04	Allocation of Forfeitures	26
4.05	Compliance with Vesting Provisions of the Final 401(k) Regulations	26

Article 5. Plan Accounts		27
5.01	Member Accounts	27
5.02	Accounting	27
5.03	ESOP Accounts	28
5.04	Loan Accounts	28
5.05	Other Accounts	28
5.06	Risk of Loss	28

Article 6. Investment Choices		29
6.01	Election and Contribution to Funds	29
6.02	Transfers of Account Balances	30
6.03	Loan Accounts	31

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6.04	Short-Term Investments	31
6.05	ESOP Investments	31

Article 7. Loans		32
7.01	Loan Amount, Term, and Interest Rate	32
7.02	Frequency and Number of Loans	33
7.03	Security for Loans	33
7.04	Repayment	34
7.05	Loan Fees	35
7.06	Limitations on Loans	35
7.07	Members Eligible to Receive Loans	35

Article 8. Benefits on Termination		36
8.01	Benefits on Termination	36
8.02	Form of Benefit Payment	36
8.03	Timing of Benefit Payments	37
8.04	Death Benefits	37
8.05	Designation of Beneficiary	38
8.06	Required Distribution of Accounts	38
8.07	Distribution Restrictions	39
8.08	Direct Rollover	40

Article 9. Hardship and Other Withdrawal Rights		42
9.01	Hardship Withdrawals of Elective Contributions	42
9.02	Withdrawals of After-Tax, Rollover, Transfer, and Company-Matching Contributions	43
9.03	Withdrawals After Attainment of Age 59 1/2	43
9.04	Certain Inactive Members	43
9.05	Retiree Withdrawals	43
9.06	Qualified Reservist Withdrawal	43
9.07	Pro-Rata Allocation of Withdrawals	44
9.08	Payment of Withdrawals	44

Article 10. Administration and Interpretation of Plan		46
10.01	Plan Administrator and Plan Sponsor	46
10.02	Employee Benefits Committee	46
10.03	Delegation of Authority	46
10.04	Claims for Benefits	47
10.05	Appeals Procedure	47
10.06	Administrative Discretion; Final Authority	47
10.07	Named Fiduciary	48
10.08	Committee Miscellaneous	48
10.09	Notice to the Committee	48
10.10	Notice to Members	48
10.11	Expenses	48
10.12	Governing Law	49
10.13	Required Information	49
10.14	Qualified Domestic Relations Orders	49
10.15	Multiple Functions	49
10.16	Procedures for Exercising Authority Under the Plan	49
10.17	Successors and Delegates; Capacity	50

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Article 11. Trust Fund		51
11.01	Agreement and Declaration of Trust	51
11.02	Trustee	51
11.03	Authority of Trustee	51
11.04	Trustee Accounts	51
11.05	Disbursement of Assets	51
11.06	Return of Contributions	51
11.07	Authority of Trustee Generally	52

Article 12. Amendment and Termination		53
12.01	Amendment	53
12.02	Termination or Partial Termination	53
12.03	Mergers, Consolidations, and Transfers into and out of the Plan	53

Article 13. Miscellaneous		56
13.01	Interest in the Plan	56
13.02	Elections	56
13.03	Continuation of Employment	56
13.04	Anticipation of Benefit	56
13.05	Payment in Case of Incapacity	56
13.06	Voting and Tendering of Company Securities	57
13.07	Voting and Tendering of Verizon Securities	58
13.08	Payment of Verizon Shares and Company Shares	59
13.09	Inability to Locate Members	59
13.10	Recovery of Overpayments	59
13.11	Savings Clause	59
13.12	Top-Heavy Requirements	60
13.13	Multiple-Employer Plan	61
13.14	Merger of the Verizon Communications Plan	62

Article 14. ESOP Provisions		63
14.01	Introduction	63
14.02	Definitions	63
14.03	Contributions	63
14.04	Payment to Trustee	65
14.05	Limit on Annual Additions	65
14.06	Limits on Company-Matching Contributions	65
14.07	ESOP Accounts	66
14.08	Payment of Dividends	66
14.09	ESOP Shares Fund, Company Shares Fund, and PAYSOP Shares Fund	67
14.10	Exempt Loan Provisions	68
14.11	Other ESOP Contributions	68

Article 15. Provisions Relating to the Economic Growth and Tax Relief Reconciliation Act		69

Article 16. Minimum Distribution Requirements		70
16.01	General Rules	70
16.02	Time and Manner of Distribution	70
16.03	Required Minimum Distributions During Member’s Lifetime	71
16.04	Required Minimum Distributions After Member’s Death	71
16.05	Definitions	72

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Article 17. Provisions Relating to the Final 401(k) and 401(m) Regulations		74

Article 18. Roth Contributions		75
18.01	General Application	75
18.02	Roth Elective Contributions	75
18.03	Separate Accounting	75
18.04	Rollovers	76
18.05	Correction of Excess Contributions	76
18.06	Distribution and Withdrawal of Roth Elective Contributions	76

Article 19. Provisions Relating to the Final 415 Regulations		77
19.01	Introduction	77
19.02	Limits on Contributions	77
19.03	Definitions	77
19.04	Corrections	78
19.05	Aggregation of Plans	79

Article 20. Change in Control Provisions		80
20.01	Provisions Relating to Contribution Allocations After a Change in Control	80
20.02	Vesting Following a Change in Control	80
20.03	Loans	81
20.04	Benefit Payments and Withdrawals After a Change in Control	81
20.05	Enforcement Following Change in Control	81
20.06	Limitation on Amendments and Similar Actions Following a Change in Control	81
20.07	Voting and Tendering Company Securities After a Change in Control	82
20.08	Definition of “Change in Control”	82
20.09	Duration of Change in Control Provisions	84

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SCHEDULES

SCHEDULE 1.01(uu)	List of Participating Affiliates

SCHEDULE 3.11	Profit Sharing Contribution

SCHEDULE A	Special Provisions Relating to Individuals Who Participated in the Verizon Communications Plan Immediately before the Effective Date

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INTRODUCTION

1. The Plan is adopted by the Company as of the Effective Date for the benefit of Eligible Employees and Inactive Members.

2. Effective as of the Effective Date, a portion of the Verizon Savings Plan for Management Employees was spun off to form the Plan. That portion relates to Eligible Employees, Inactive Members, and Beneficiaries as of the Effective Date who had accounts under the Verizon Savings Plan for Management Employees immediately before the Effective Date. Exhibit A to the Plan includes provisions reflecting such merger.

3. The provisions of the Plan shall be effective as of the Effective Date; provided that when a provision of the Plan states an effective date other than the Effective Date or a provision of the Plan is required to have an earlier or later effective date by applicable law or regulation, such stated or required effective date shall apply as to that provision. All amendments to the Plan necessary to comply with applicable requirements of the Code shall also apply to all other plans previously merged into the Plan.

4. It is the intention of the Company that the non-ESOP portion of the Plan (the “Profit sharing Plan”) shall be a profit-sharing plan within the meaning of Code section 401(a); that the ESOP shall be both a stock bonus plan and an employee stock ownership plan within the meaning of Code section 4975(e)(7) and as described in ERISA section 407(d)(6); that the Profit-Sharing Plan and the ESOP together shall constitute a single plan under Code section 414(l); that the Plan shall satisfy applicable requirements of ERISA; and that the Trust Fund maintained under the Plan shall be tax-exempt under Code section 501(a).

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ARTICLE 1. DEFINITIONS

1.01 Definitions

The following capitalized words and phrases, as used herein, shall have the following meanings unless a different meaning is plainly required by the context.

(a) “Accounts” shall mean, collectively, the Member’s Account, Transfer Account, ESOP Account, Loan Account, and any other account described in Article 5.

(b) “Active Member” shall mean any Member other than an Inactive Member or an Ineligible Member.

(c) “Affiliate” shall mean a corporation that is a member of a controlled group of corporations (as defined in Code section 1563(a), without regard to Code sections 1563(a)(4) and (e)(3)(C)) of which the Company is also a member. “Affiliate” shall also include any business under common control with the Company, and any other entity that is required to be aggregated with the Company pursuant to Code sections 414(m) and/or 414(o). “Common control” shall be defined in accordance with Treasury regulations under Code sections 414(b) and 414(c) and, to the extent not inconsistent therewith, in accordance with such rules as may be adopted by the Plan Administrator.

(d) “After-Tax Contribution Agreement” shall mean an agreement, in a form prescribed by the Plan Administrator, pursuant to which a Member elects to contribute a percentage of his Compensation to the Plan on an after-tax basis through regular payroll deductions as Matched After-Tax Contributions and/or Unmatched After-Tax Contributions.

(e) “After-Tax Contribution” shall mean (1) a contribution that a Member elects to make pursuant to an After-Tax Contribution Agreement; (2) a contribution pursuant to a Member’s Compensation Deferral Agreement that is recharacterized as an After-Tax Contribution pursuant to Section 3.06(b); and (3) an Elective Contribution that is recharacterized as an After-Tax Contribution pursuant to Section 3.07. A Member’s “After-Tax Contribution” shall be the sum of his Matched After-Tax Contribution and his Unmatched After-Tax Contribution.

(f) “Beneficiary” shall mean one or more persons or trusts designated (or deemed to have been designated) by a Member in accordance with Section 8.05 to receive the balance of his Accounts in the event of his death.

(g) “Benefit Commencement Date” shall mean the date on which a benefit under the Plan is scheduled to commence or to be paid.

(h) “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

(i) “CESOP” shall mean the Consolidated Employee Stock Ownership Plan of GTE Corporation.

(j) “Change in Control” shall have the meaning set forth in Section 20.08.

(k) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(l) “Company” shall mean New Communications Holdings Inc., its successors and assigns.

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(m) “Company-Matching Contribution” shall mean the amount that the Company and the Participating Affiliates contribute to the Profit-Sharing Plan pursuant to Section 3.03 and/or to the ESOP pursuant to Section 14.03, and the amount of any forfeitures that are allocated to Members’ Accounts on the basis of their Matched Elective Contributions or Matched After-Tax Contributions.

(n) “Company Shares” shall mean securities of the Company or its affiliate which are “employer securities” within the meaning of Code section 409(l).

(o) “Company Shares Fund” shall mean the Verizon Stock Portfolio if Verizon Shares are Company Shares, and in that case, no separate Company Shares Fund shall exist under the Plan. If, however, Verizon Shares are not Company Shares, the Company Shares Fund shall be a separate investment Fund, the assets of which are primarily invested in Company Shares, including Company Shares received from the Verizon Communications Plan pursuant to Section 12.03 and as otherwise defined and provided for in Section 6.01(a)(1).

(p) “Compensation” shall mean the regular base compensation actually paid to (or deemed to be paid to) or received by a Member from the Company or a Participating Affiliate during such periods as he is eligible to participate in the Plan. Any amount that would qualify as Compensation but for the Member’s agreement to forgo receipt of Compensation pursuant to a Compensation Deferral Agreement, pursuant to a cafeteria plan (within the meaning of Code section 125) or a qualified transportation fringe benefit plan (within the meaning of Code section 132(f)(4)) shall be treated as Compensation for purposes of the Plan. A Member’s Compensation for any payroll period (or partial payroll period) shall not be taken into account to the extent it exceeds the annual dollar limitation set forth in Code section 401(a)(17)(A) for the Plan Year containing such payroll period (or partial payroll period) (as adjusted pursuant to Code section 401(a)(17)(B)) applied ratably over each payroll period (or partial payroll period) during such Plan Year and prorated for any Plan Year of less than 12 months. For purposes of applying the foregoing limitation ratably during the year, the Plan Administrator may exclude bonuses and other extraordinary remuneration from a Member’s Compensation and/or may make other administrative adjustments; provided that in no event will a Member’s total Compensation for a Plan Year exceed the annual dollar limitation set forth in Code section 401(a)(17)(A) (as adjusted pursuant to Code section 401(a)(17)(B)) for that Plan Year.

(1) Compensation shall include, when paid: Incentive Payments; the Corporate Profit Sharing (CPS) award (or any successor award), if and when paid to a former associate Employee; sales commissions pursuant to a written commitment of the Company or Participating Affiliate; sales bonuses pursuant to a written commitment of the Company or Participating Affiliate; lump sum merit increases; temporary job reclassification pay adjustments that are paid to the Member for at least 90 days; production incentive payments; shift or premium pay (differentials); and foreign service premiums (but not cost-of-living adjustments). Notwithstanding the provisions of paragraph (B) below, to the extent provided by the Plan Administrator in guidelines provided to the Trustee, Compensation shall also include overtime and/or other specified items of remuneration for Members employed by designated groups or business units.

(2) Except as provided in paragraph (1) above, Compensation shall not include any non-sales commissions, Executive Incentive Plan (EIP) (or any successor plan) payments, Unit Incentive Plan (UIP) (or any successor plan) payments, Distinguished Service Award (or any successor award) payments, Superior Performance Award (or any successor award) payments, international assignment mobility incentives, other management incentives, other incentive payments, awards, profit-sharing, stock received pursuant to employee stock option plans or other stock purchase plans, bonuses, overtime, supplemental vacation benefits, moving expense reimbursements, any other special fees or allowance paid to an Employee during the Plan Year, any dividends paid or distributed to a Member in accordance with Section 14.08(b), or any salary continuation payments from the general assets of the Company or a

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Participating Affiliate that an Employee receives pursuant to a written separation policy of the Company or a Participating Affiliate. Except as otherwise provided in paragraph (A) above, to the extent provided by the Plan Administrator in guidelines provided to the Trustee Compensation shall also exclude other specified items of remuneration for Members employed by designated groups or business units.

(q) “Compensation Deferral Agreement” shall mean an agreement, in a form prescribed by the Plan Administrator, pursuant to which a Member agrees to forgo receipt of a portion of his Compensation in consideration for the Company’s agreement to make Matched Elective Contributions and/or Unmatched Elective Contributions equal to such forgone Compensation in accordance with the terms of the Profit-Sharing Plan.

(r) “Date of Hire” shall mean the first date on which an Employee is credited with an hour of service.

(s) “Date of Rehire” shall mean the first date following a Period of Severance on which an individual is reemployed as an Employee and is credited with an hour of service.

(t) “Disability” shall mean a total disability of a Member (1) that renders the Member completely unable to engage in any and every duty pertaining to any occupation or employment for wage or profit for which he is reasonably qualified by training, education, or experience, and (2) that can be expected to result in death or to be of long-continued and indefinite duration; provided that a Member shall be deemed to have a Disability if the Member is approved for a disability pension under the terms of any pension plan maintained by the Company or any Affiliate or approved for disability benefits under any long-term disability plan maintained by the Company or any Affiliate.

(u) “Effective Date” shall mean the “Distribution Date” as defined by the Distribution Agreement by and between Verizon Communications Inc. and New Communications Holdings Inc. dated as of May 13, 2009.

(v) “Elective Contribution” shall mean a contribution to the Plan by the Company or a Participating Affiliate equal to the amount of Compensation that a Member elects to forgo pursuant to a Compensation Deferral Agreement. A Member’s “Elective Contribution” shall be the sum of his Matched Elective Contribution and his Unmatched Elective Contribution.

(w) “Eligible Employee” shall mean an Employee of the Company or a Participating Affiliate, provided that “Eligible Employee” shall not include any of the following:

(1) an individual in a unit covered by a collective bargaining agreement between the Company or one or more Participating Affiliates and a collective bargaining agent (unless the collective bargaining agreement, by specific reference to the Plan, provides for coverage under the Plan);

(2) an individual paid by the hour unless the Company or a Participating Affiliate has agreed, by resolution of its board of directors, to become a Co-sponsor under the Plan for such Employees, which companies are named in Schedule 1.01(uu) attached hereto and made a part hereof;

(3) an active participant in any other tax-qualified retirement plan maintained by the Company or an Affiliate that includes a cash or deferred arrangement qualified under Code section 401(k);

(4) a nonresident alien who does not receive Compensation from the Company or a Participating Affiliate that constitutes earned income from sources within the United States;

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(5) a Leased Employee;

(6) an individual receiving a pension, retainer, or a fee under contract who is not receiving regular stated compensation from the Company or a Participating Affiliate;

(7) an individual whose basic compensation for services rendered on behalf of the Company or a Participating Affiliate is not paid directly by the Company or an Affiliate;

(8) an individual retained by the Company or a Participating Affiliate pursuant to a contract or agreement that specifies that the Employee is not eligible to participate in the Plan;

(9) an individual who is not classified as a common-law employee by the Company or a Participating Affiliate, regardless of any subsequent reclassification of such individual as a “common-law” employee of the Company or a Participating Affiliate by the Company or a Participating Affiliate, any governmental agency, or any court; and

(10) an individual who is not paid through the United States payroll of the Company or a Participating Affiliate.

(x) “Eligible Member” shall mean a Management Member who is eligible to receive an allocation of the regular discretionary performance-based Company-Matching Contribution, if any, for a Plan Year. A Management Member who is an Active Member and who has made Matched Contributions during a Plan Year shall be eligible to receive an allocation of any such discretionary, performance-based Company-Matching Contribution for the Plan Year if he (i) is a Management Member as of the last day of such Plan Year; (ii) is not an Employee as of the last day of such Plan Year due solely to death, Disability, retirement under the terms of any pension plan maintained by the Company or any Affiliate, or involuntary termination (other than for cause or in connection with a divestiture, outsourcing, or other business transaction) during the Plan Year; or (iii) ceased to be an Employee during the Plan Year due solely to a divestiture, outsourcing, or other business transaction if the applicable sale, outsourcing, or other transaction agreement provides for an allocation of discretionary, performance-based Company-Matching Contributions to affected former Employees.

(y) “Employee” shall mean any person employed by the Company or an Affiliate (including (1) an officer and (2) a director who is active in a capacity other than as a director). “Employee” shall also mean a Leased Employee other than an individual with respect to whom the safe harbor requirement of Code section 414(n)(5) is satisfied.

(z) “Employee Benefits Committee” or “Committee” shall mean the group of persons designated by the Company as such, which shall act as provided in Article 10.

(aa) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

(bb) “ESOP” shall mean the portion of the Plan that is established and maintained pursuant to Article 14 as a stock bonus plan and employee stock ownership plan described in Code sections 401(a) and 4975(e)(7) and ERISA section 407(d)(6).

(cc) “ESOP Affiliate” shall mean an Affiliate that is a member of a “controlled group of corporations” (as defined by Code section 409(l)) with the Company.

(dd) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

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(ee) “Fund” or “Funds” shall mean the investment options available to Members as described in Article 6.

(ff) “Highly Compensated Employee” means an Eligible Employee who is a 5% owner, as defined in Code section 416(i)(1)(B)(i), at any time during the Plan Year or the preceding Plan Year or who received compensation from the Company and its Affiliates in excess of the dollar amount specified by Code section 414(q), as indexed in accordance with Code section 415(d), during the preceding Plan Year. For purposes of this definition: (1) compensation is compensation within the meaning of Code section 415(c)(3) that is received during the preceding Plan Year; (2) a former employee shall be treated as a Highly Compensated Employee if such employee was a Highly Compensated Employee either when such employee separated from service or at any time after attaining age 55; and (3) the Company and its Affiliates are treated as a single employer.

(gg) “Inactive Member” shall mean any Member who is (1) absent from work due to Disability, (2) on Layoff or approved leave of absence status for any reason, (3) no longer an Employee, (4) a Retired Member, or (5) not an Eligible Employee and has an amount transferred to this Plan.

(hh) “Incentive Deferrals” means Elective Contributions and After-Tax Contributions that are made from a Management Member’s Incentive Payment and that do not exceed 6% of such Incentive Payment.

(ii) “Incentive Payment” means incentive payments made pursuant to the Short-Term Incentive Plan, the Incentive Plan, or the successor to such plans for an Eligible Employee at any level below that of Senior Manager or career band level 5, provided such payments are made before the Member’s Termination Date.

(jj) “Income” shall mean the net earnings or loss on the investments of the Plan plus the increase and less the decrease, realized or unrealized, in the principal value of such investments of the Plan.

(kk) “Ineligible Member” shall mean any Member who is transferred from the Company or a Participating Affiliate to a nonparticipating Affiliate or to a position in which he does not qualify as an Eligible Employee.

(ll) “Layoff” shall mean an involuntary separation from active employment prompted by adverse business conditions, during which a separated Employee retains the right of recall pursuant to either a memorandum from the most senior Human Resources officer of the Company or highest ranking human resources officer of the applicable business unit or a collective bargaining agreement between the applicable business unit and a collective bargaining agent.

(mm) “Leased Employee” shall mean any person who (1) is not employed in an employer-employee relationship with the Company or an Affiliate and (2) provides services to the Company or an Affiliate if (A) such services are provided pursuant to an agreement between the Company or an Affiliate and any other person (a “leasing organization”), (B) such person has performed such services for the Company (or for the Company and an Affiliate) on a substantially full-time basis for a period of at least one year, and (C) such services are performed under primary direction or control by the Company or Affiliate. This definition is intended to be coextensive with Code sections 414(n) and (o) and any applicable regulations and shall be interpreted so as to further this intent.

(nn) “Loan” shall mean a loan granted from the Loan Account of a Member in accordance with Article 7.

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(oo) “Management Member” means an Eligible Employee who is an Active Member and who is not a Non-Management Member.

(pp) “Maternity or Paternity Leave of Absence” shall mean any period of absence by reason of the pregnancy of the Employee, the birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of such child by the Employee, or the caring for such child for a period beginning immediately following such birth or placement; provided that the Employee shall have furnished the Plan Administrator in a timely manner with such information as may reasonably be required to establish that the absence is for such reason and the number of days for which there is such absence.

(qq) “Member” shall mean any Employee or former Employee who has become a member in the Plan in accordance with Section 2.01, and whose membership in the Plan has not terminated pursuant to Section 2.02(b).

(rr) “Non-Management Member” means an Eligible Employee who is an Active Member and who is (1) an individual in a unit covered by a collective bargaining agreement between the Company or one or more Participating Affiliates and a collective bargaining agent which provides for coverage under the Plan; or (2) an individual paid by the hour and employed by a Participating Affiliate which has agreed, by resolution of its board of directors, to become a Co-sponsor under the Plan for hourly Employees.

(ss) “Normal Retirement Age” shall mean age 65.

(tt) “Opt-Out Period” shall mean the period

(1) beginning on (A) the Date of Hire or Date of Rehire for an Employee who is hired or rehired as an Eligible Employee, (B) the date an Employee becomes an Eligible Employee for an Employee hired or rehired in an ineligible classification or (C) the date the Plan Administrator provides notice of future automatic enrollment to an Eligible Employee who is not then an Active Member and

(2) ending on such date following the beginning date as is established by the Plan Administrator from time to time.

(uu) “Participating Affiliate” shall mean an Affiliate that has been authorized by the most senior Human Resources officer of the Company or either of his direct reports responsible for employee benefit administration or design to participate in the Plan with respect to its Employees. A list of the Participating Affiliates (as amended from time to time) is attached to the Plan as Schedule 1.01(uu).

(vv) “PAYSOP” shall mean amounts transferred to the Plan and attributable to the Bell Atlantic Employee Stock Ownership Plan (the “PAYSOP” under Verizon’s Bell Atlantic Savings Plan for Salaried Employees, as in effect on December 31, 2001).

(ww) “Period of Severance” shall mean the period commencing on an Employee’s Termination Date and ending on the date on which the Employee next is credited with an hour of service.

(xx) “Plan” shall mean this Frontier Communications Corporate Services Inc. Management 401(k) Plan, as amended.

(yy) “Plan Administrator” shall mean the Committee or its authorized delegate.

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(zz) “Plan Year” shall mean the calendar year; provided that the first Plan Year shall be a short plan year beginning on the Effective Date and ending on December 31 of the calendar year containing the Effective Date.

(aaa) “Profit-Sharing Plan” shall mean the portion of the Plan that is established and maintained as a profit-sharing plan described in Code section 401(a) with a cash or deferred arrangement described in Code section 401(k).

(bbb) “Qualified Domestic Relations Order” shall mean, as determined by the Plan Administrator, (1) a “qualified domestic relations order” within the meaning of ERISA section 206(d), (2) a domestic relations order entered before January 1, 1985, if payment of benefits pursuant to such order had commenced as of such date, and (3) any other domestic relations order entered before January 1, 1985, that the Plan Administrator elects, in its discretion, to treat as a Qualified Domestic Relations Order.

(ccc) “Retired Member” shall mean any Member who is retired under the terms of any pension plan maintained by the Company or any Affiliate.

(ddd) “Retirement Date” shall mean the date as of which a Member retires under the terms of any pension plan maintained by the Company or an Affiliate.

(eee) “Rollover Contribution” shall mean a contribution to the Plan by a Member in accordance with Section 3.10(a).

(fff) “Savings Plan Administrator” shall mean the person or group of persons designated by the Plan Administrator pursuant to the provisions of Article 10.

(ggg) “Spouse” shall mean the person to whom a Member is lawfully married for purposes of the Code and ERISA as of the earlier of his Benefit Commencement Date or his death. The term “Spouse” shall also include a former spouse of a Member to the extent required by a Qualified Domestic Relations Order.

(hhh) “Termination Date” shall mean the earlier of:

(1) the date on which an Employee resigns, is discharged, retires, is determined to have a Disability, or dies; or

(2) except as provided in clause (A) or (B), below, the first anniversary of the first date on which the Employee is absent from service for any reason other than resignation, discharge, retirement, or death.

(A) If the Employee is absent on a Maternity or Paternity Leave of Absence beyond the first anniversary of the first date of such absence, his Termination Date shall be the second anniversary of the first date of such absence.

(B) The Plan Administrator may establish a Termination Date later than the first anniversary of absence for an Employee who is absent on Layoff or approved leave of absence.

Any Member who reaches his Termination Date by virtue of the application of paragraph (2), above, shall be deemed to have terminated employment as of his Termination Date.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 1. DEFINITIONS
MANAGEMENT 401(K) PLAN	PAGE 8

(iii) “True-Up Eligible Member” shall mean a Member who is eligible to receive an allocation of the true-up Company-Matching Contribution, if any, for a Plan Year. To be eligible to receive an allocation of the true-up Company-Matching Contribution for a Plan Year, a Member (1) must be an Active Member who received regular Company-Matching Contributions for the Plan Year that, in the aggregate, were less than the regular Company-Matching Contribution he would have received had such contributions been determined annually rather than by payroll period and (2) must (A) be an Eligible Employee as of the last day of such Plan Year; (B) have terminated employment during such Plan Year due solely to death, Disability, retirement under the terms of any pension plan maintained by the Company or any Affiliate, or involuntary termination (other than for cause or in connection with a divestiture, outsourcing, or other business transaction) during the Plan Year; or (C) have ceased to be an Employee during the Plan Year due solely to a divestiture, outsourcing, or other business transaction if the applicable sale, outsourcing, or other transaction agreement provided for an allocation of true-up Company-Matching Contributions to affected former Employees.

(jjj) “Trust” or “Trust Fund” shall mean the assets of the Plan held by the Trustee pursuant to the terms of the Trust Agreement. There may be one or more Trusts or Trust Funds under the Plan, and references to “Trust” or “Trust Fund” herein shall refer to each of the several Trusts and Trust Funds, if more than one.

(kkk) “Trust Agreement” shall mean the trust agreement under the Plan between the Company, the Plan Administrator, and/or any other Affiliate and any Trustee at any time acting thereunder, as amended from time to time; and any successor trust agreement to such trust agreement.

(lll) “Trustee” shall mean Fidelity Management Trust Company or any additional trustee, or any successor trustee or trustees, acting as trustee of the assets of the Plan pursuant to the Trust Agreement.

(mmm) “Verizon” shall mean Verizon Communications Inc., a Delaware corporation.

(nnn) “Verizon Communications Plan” shall mean the Verizon Savings Plan for Management Employees, as in effect immediately prior to the Effective Date, including predecessor plans previously merged into such plan.

(ooo) “Verizon Shares” shall mean shares of common stock of Verizon.

(ppp) “Vesting Service” shall mean the period of an Employee’s service that shall be taken into account in determining whether he has a nonforfeitable interest in Company-Matching Contributions, Profit-Sharing Contributions, or other employer contributions (and Income thereon) allocated to his Accounts.

(1) An Employee shall be credited with Vesting Service for periods of employment with the Company or an Affiliate commencing on his Date of Hire or Date of Rehire, whichever is applicable, and ending on his Termination Date.

(2) If an Employee who incurs a one-year Period of Severance is reemployed by the Company or an Affiliate, his post-break period of Vesting Service shall be aggregated with his pre-break period of Vesting Service (exclusive of those periods disregarded due to prior breaks in Vesting Service). The Employee’s full years of employment in each such period shall be aggregated as such and the balance of each such period shall be aggregated into full years of employment on the assumption that 365 days of employment equal one full year of employment.

(3) An Employee shall be credited with Vesting Service during periods in which he is absent from service in accordance with the following rules:

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 1. DEFINITIONS
MANAGEMENT 401(K) PLAN	PAGE 9

(A) If an Employee is absent from service on a Maternity or Paternity Leave of Absence, Layoff, or an approved leave for a period in excess of one year, the period after the first anniversary of the first day on which the Employee is absent from service for such reasons shall not be included in the Employee’s Vesting Service.

(B) If an Employee is absent from service for military service in the uniformed services (as defined in Chapter 43 of Title 38, United States Code, as amended) his period of absence shall be included in his Vesting Service to the extent required under Code section 414(u).

(C) To the extent expressly provided in any written separation policy of the Company or a Participating Affiliate, an Employee’s Vesting Service shall include a period during which the Employee receives salary continuation payments from the general assets of the Company or a Participating Affiliate pursuant to the policy.

(D) If an Employee resigns, is discharged, or retires, his Period of Severance shall be included in his Vesting Service, provided that he completes one hour of service within 12 months after the earlier of (i) his Termination Date, or (ii) the first day of a period of absence ending on his Termination Date.

(E) Vesting Service shall be credited, without duplication, to the extent required by the Family and Medical Leave Act of 1993.

(4) To the extent authorized by the Plan Administrator, an Employee also shall be credited with Vesting Service for periods of employment with an employer (A) that is merged or consolidated with the Company or an Affiliate, (B) whose assets have been purchased or acquired by the Company or an Affiliate, or (C) to whom the Company or an Affiliate provides services in connection with an outsourcing or similar transaction.

(5) An individual who is an Employee as of the Effective Date shall be credited with Vesting Service for pre-Effective Date periods of employment with Verizon and its affiliates. For this purpose, the term “affiliate” shall have the meaning specified by Section 1.01(c), but substituting “Verizon” for “the Company” in applying such definition.

1.02 Interpretation

(a) Masculine pronouns shall refer to both males and females. The singular form shall include the plural, unless the context clearly indicates the contrary. The words “hereof,” “herein,” “hereunder” and other similar compounds of the word “hereof” shall, unless otherwise specifically stated, mean and refer to the entire Plan, not to any particular provision or Section. The word “including” and words of similar import when used in this Plan shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified.

(b) All references herein to “Article” or “Section” shall mean the appropriate Article or Section of the Plan, unless otherwise required by the context. All references herein to a “Schedule” shall mean the appropriate Schedule that is affixed to the Plan and made a part hereof, unless otherwise required by the context. All references in the Plan to the “before-tax” or “after-tax” status of contributions, distributions, or other amounts relate to the status of such contributions, distributions, or other amounts under the income tax provisions of the Code.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 1. DEFINITIONS
MANAGEMENT 401(K) PLAN	PAGE 10

ARTICLE 2. MEMBERSHIP

2.01 General

(a) An individual who was an Employee of the Company or a Participating Affiliate on the day prior to the Effective Date and who, as of such date, was a “Member” in the Verizon Communications Plan shall automatically be a Member in the Plan on the Effective Date. Provisions regarding the initial contribution and investment elections of such Members are set forth in Section A.03 of Schedule A.

(b) Except as provided in subsection (d) below, each other individual who is or becomes an Eligible Employee shall become a Member in the Plan,

(1) in the case of an Eligible Employee who affirmatively elects to make or not to make contributions before the end of the Opt-Out Period, as soon as administratively practicable after the Plan Administrator or Trustee receives (1) his After-Tax Contribution Agreement and/or his Compensation Deferral Agreement, and (2) his investment election under Section 6.01.

(2) in the case of an Eligible Employee who does not affirmatively elect to make or not to make contributions before the end of the Opt-Out Period, coincident with or as soon as administratively practicable after the end of the Opt-Out Period.

(c) An individual who is not an Eligible Employee and with respect to whom amounts are transferred to this Plan pursuant to Section 12.03 shall become an Inactive Member at the time of such transfer. If such Inactive Member subsequently becomes an Eligible Employee, he shall become an Active Member in the Plan as of the date on which he becomes an Eligible Employee.

2.02 Termination of Membership

(a) Active membership in the Plan shall terminate on a Member’s Termination Date.

(b) Membership in the Plan shall terminate on the date on which there are no benefits due a Member under the Plan.

2.03 Transfers Affecting Eligibility

(a) Notwithstanding any other provision herein to the contrary, if a Member becomes an Ineligible Member, his Accounts as of the date of ineligibility shall continue to be maintained in accordance with the Plan, and he shall continue to be eligible to change his investment choices pursuant to Article 6 and to receive distributions and to make withdrawals pursuant to Article 8 and Article 9. However, no additional Elective Contributions and/or After-Tax Contributions shall be made on his behalf while he is an Ineligible Member.

(b) If an Ineligible Member becomes an Eligible Employee, he shall become an Active Member in the Plan as of the date on which he becomes an Eligible Employee.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 2. MEMBERSHIP
MANAGEMENT 401(K) PLAN	PAGE 11

ARTICLE 3. NON-ESOP CONTRIBUTIONS

3.01 Elective Contributions and After-Tax Contributions

(a) Subject to the limitations of this Article, each Eligible Employee or Active Member shall be eligible to make—

(1) Elective Contributions to the Profit-Sharing Plan by filing a Compensation Deferral Agreement with the Plan Administrator or Trustee, and such contributions shall be known under the Plan as “Matched Elective Contributions.” The amount of such Matched Elective Contributions for a payroll period shall range from a minimum amount of 1% to a maximum amount of 6% of the Eligible Employee’s or Active Member’s Compensation for such payroll period, and shall be expressed as a whole percentage of such Compensation.

(2) After-Tax Contributions to the Profit-Sharing Plan either (A) by filing an After-Tax Contribution Agreement with the Plan Administrator or Trustee, or (B) to the extent provided in Sections 3.06(b) or 3.07(a)(2), through contributions pursuant to the Member’s Compensation Deferral Agreement. Such contributions shall be known under the Plan as “Matched After-Tax Contributions.” The amount of such Matched After-Tax Contributions for a payroll period shall be expressed as a whole percentage of the Eligible Employee’s or Active Member’s Compensation for such payroll period and shall range from a minimum amount of 1% of such Compensation to a maximum amount equal to the amount, if any, by which 6% of such Compensation exceeds the amount of the Eligible Employee’s or Active Member’s Matched Elective Contributions for such payroll period.

An Eligible Employee’s or Active Member’s Matched Elective Contributions and Matched After-Tax Contributions collectively shall be known as his “Matched Contributions.” Such Matched Contributions may not exceed an amount equal to 6% of the Eligible Employee’s or Active Member’s Compensation for the applicable payroll period.

(b) Subject to the limitations of this Article, each Eligible Employee or Active Member who receives or makes the maximum Matched Contribution also shall be eligible to make—

(1) Elective Contributions to the Profit-Sharing Plan by filing a Compensation Deferral Agreement with the Plan Administrator or Trustee, and such contributions shall be known under the Plan as “Unmatched Elective Contributions.” The amount of such Unmatched Elective Contributions for a payroll period shall range from a minimum amount of 1% to a maximum amount of 19% (10% for a Highly Compensated Employee) of the Eligible Employee’s or Active Member’s Compensation for such payroll period, and shall be expressed as a whole percentage of the Member’s Compensation.

(2) After-Tax Contributions to the Profit-Sharing Plan either (A) by filing an After-Tax Contribution Agreement with the Plan Administrator or Trustee, or (B) to the extent provided in Sections 3.06(b) or 3.07(a)(2), through contributions pursuant to the Eligible Employee’s or Active Member’s Compensation Deferral Agreement. Such contributions shall be known under the Plan as “Unmatched After-Tax Contributions.” The amount of such Unmatched After-Tax Contributions for a payroll period shall be expressed as a whole percentage of the Eligible Employee’s or Active Member’s Compensation for such payroll period, and shall range from a minimum amount of 1% of such Compensation to a maximum amount equal to the amount, if any, by which 19% (10% for a Highly Compensated Employee) of such Compensation exceeds the amount of the Eligible Employee’s or Active Member’s Unmatched Elective Contributions for such payroll period.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 3. NON-ESOP CONTRIBUTIONS
MANAGEMENT 401(K) PLAN	PAGE 12

An Eligible Employee’s or Active Member’s Unmatched Elective Contributions and Unmatched After-Tax Contributions collectively shall be known as his “Unmatched Contributions.” Such Unmatched Contributions may not exceed an amount equal to 19% (10% for a Highly Compensated Employee) of the Eligible Employee’s or Active Member’s Compensation for the applicable payroll period.

(c) An Eligible Employee (1) who becomes a Member pursuant to Section 2.01(b)(2) or (2) who becomes an Active Member pursuant to Section 2.01(c) or Section 2.03(b) and does not affirmatively elect to make or not to make contributions before the end of the Opt-Out Period, shall be deemed to have filed a Compensation Deferral Agreement and to have elected to make a Matched Elective Contribution to the Profit-Sharing Plan of 3% of his Compensation. Such contribution shall be a pre-tax Elective Contribution (not a Roth Elective Contribution).

(d) The Plan Administrator may limit the amount of a Member’s Matched Elective Contributions, Matched After-Tax Contributions, Unmatched Elective Contributions, and/or Unmatched After-Tax Contributions during any Plan Year to the extent necessary to ensure that the Plan will satisfy Sections 3.07 and 3.08 for that Plan Year.

(e) A Member may change the percentage of Matched Elective Contributions, Matched After-Tax Contributions, Unmatched Elective Contributions, or Unmatched After-Tax Contributions made on his behalf by filing a new Compensation Deferral Agreement or a new After-Tax Contribution Agreement, whichever is applicable. Except to the extent suspended in accordance with Section 3.02 or limited in accordance with subsection (d) above, a Member’s Compensation Deferral Agreement (including a deemed Compensation Deferral Agreement pursuant to subsection (c) above) and/or After-Tax Contribution Agreement shall remain in effect until changed by the Member.

(f) An Eligible Employee may affirmatively elect not to make contributions or may file a Compensation Deferral Agreement and/or After-Tax Contribution Agreement by providing instructions in the manner authorized by the Plan Administrator. An Eligible Employee’s or Active Member’s Compensation Deferral Agreement or After-Tax Contribution Agreement that complies with this Article shall become effective as soon as administratively practicable after the Trustee receives it.

(g) No Elective Contributions or After-Tax Contributions shall be made to a Member’s Account in any payroll period to the extent his Compensation for such payroll period is insufficient, after all statutory deductions, deductions authorized by the Member, and any other deductions, to permit the Elective and/or After-Tax Contributions elected or deemed elected by the Member.

3.02 Suspension of Elective Contributions and/or After-Tax Contributions

(a) A Member may at any time discontinue all Matched Elective Contributions, Matched After-Tax Contributions, Unmatched Elective Contributions, or Unmatched After-Tax Contributions to the Profit-Sharing Plan by providing appropriate notice thereof.

(b) A Member who makes a hardship withdrawal shall not be eligible to make Elective Contributions and After-Tax Contributions during the period prescribed by Section 9.01(b).

(c) A Member may resume Elective Contributions or After-Tax Contributions to the Profit-Sharing Plan as soon as administratively practicable after a discontinuance or suspension by providing appropriate notice thereof.

(d) A Member may give notice of an election to suspend or to resume Elective Contributions or After-Tax Contributions pursuant to this Section by providing instructions in the manner authorized by the

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 3. NON-ESOP CONTRIBUTIONS
MANAGEMENT 401(K) PLAN	PAGE 13

Plan Administrator. A Member’s valid election to suspend contributions shall become effective as soon as administratively practicable after the Trustee receives notice thereof.

(e) Unless the Member elects otherwise by filing a new Compensation Deferral Agreement or a new After-Tax Contribution Agreement (or unless a reduction in the Member’s Elective Contributions or After-Tax Contributions is necessary to protect the Plan’s qualification under the Code), Elective Contributions and After-Tax Contributions suspended pursuant to subsection (b), above, will be resumed at the end of the suspension period at the rate in effect immediately before the suspension (including any reduction or change required by Section 3.06(b)).

3.03 Company-Matching Contributions

(a) Except as otherwise provided in this Section,

(1) the Company and the Participating Affiliates shall make a regular Company-Matching Contribution to the Profit-Sharing Plan for each payroll period out of their respective current or accumulated earnings and profits. Subject to the limitations of this Article, such contribution by the Company and the Participating Affiliates shall be in an amount that, when increased by the total amount of any forfeitures allocable under Section 4.04, shall provide an allocation to—

(A) each Management Member equal in value to 100% of the Management Member’s Matched Contributions for such payroll period; and

(B) each Non-Management Member equal in value to—

(i) 100% of the Non-Management Member’s Matched Contributions for such payroll period, to the extent that such Matched Contributions, in the aggregate, do not exceed 4% of the Member’s Compensation for such payroll period, and

(ii) 50% of the Non-Management Member’s Matched Contributions for such payroll period, to the extent that such Matched Contributions, in the aggregate, exceed 4% of the Member’s Compensation for such payroll period.

References herein to the “regular Company-Matching Contribution” mean the Company-Matching Contribution made pursuant to this subsection (a)(1) and/or Section 14.03(a)(1) and do not include any discretionary performance-based Company-Matching Contributions made pursuant to subsection (a)(2) or Section 14.03(a)(2).

(2) the Company and the Participating Affiliates may make a discretionary performance-based Company-Matching Contribution to the Profit-Sharing Plan for each Plan Year out of their respective current or accumulated earnings and profits. Subject to the limitations of this Article and to the provisions of subsections (A) through (B) below, the amount of such contribution by the Company and the Participating Affiliates shall be determined in the sole discretion of the most senior Human Resources officer of the Company.

(A) The incentive discretionary performance-based Company-Matching Contribution shall be allocated solely to Management Members who make Incentive Deferrals. The amount of such Company-Matching Contribution shall not exceed the amount that provides an allocation to each such Management Member equal in value to 50% of the Management Member’s Incentive Deferrals. References herein to the “incentive discretionary performance-

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 3. NON-ESOP CONTRIBUTIONS
MANAGEMENT 401(K) PLAN	PAGE 14

based Company-Matching Contribution” mean the Company-Matching Contribution made pursuant to this subparagraph (A) and/or Section 14.03(a)(2)(A).

(B) The regular discretionary performance-based Company-Matching Contribution shall be allocated solely to Eligible Members. The amount of such Company-Matching Contribution for a Plan Year shall not exceed the amount that provides an allocation to each such Eligible Member equal in value to 50% of the Eligible Member’s Matched Contributions for such Plan Year exclusive of the Member’s Incentive Deferrals made during such Plan Year. References herein to the “regular discretionary performance-based Company-Matching Contribution” mean the Company-Matching Contribution made pursuant to this subparagraph (B) and/or Section 14.03(a)(2)(B).

(3) the Company and the Participating Affiliates shall make a true-up Company-Matching Contribution to the Profit-Sharing Plan for each Plan Year out of their respective current or accumulated earnings and profits. Such contribution, if any, shall be allocated solely to True-Up Eligible Members. Subject to the limitations of this Article, the amount of such contribution for a True-Up Eligible Member shall be an amount which, when aggregated with the regular Company-Matching Contributions made during the Plan Year to the True-Up Eligible Member’s Account equals the regular Company-Matching Contribution he would have received (determined under Section 3.03(a)(1)(A) if he is a Management Member and under Section 3.03(a)(1)(B) if he is a Non-Management Member) had such contribution been determined annually rather than by payroll period. True-up Company-Matching Contributions shall not be allocated with respect to a Member’s Elective Contributions and After-Tax Contributions for a Plan Year to the extent those contributions, in the aggregate, exceed 6% of the True-Up Eligible Member’s Compensation for the Plan Year.

(b) The applicable Company-Matching Contribution shall be determined as follows: as of the last day of each payroll period in the case of the regular Company-Matching Contribution, as of the date Incentive Payments are paid in the case of the incentive discretionary performance-based Company-Matching Contribution, and as of the last day of each Plan Year in the case of the regular discretionary performance-based Company-Matching Contribution and the true-up Company-Matching Contribution. Each Participating Affiliate shall pay the Company its share of the applicable Company-Matching Contribution liability not later than the time when such Company-Matching Contribution is paid to the Trustee. The applicable Company-Matching Contribution shall be paid in cash or in such other form as is determined by the Company as a settlor function.

(c) If any Participating Affiliate does not have current or accumulated earnings and profits equal to its required share of the contributions hereunder, and if such Participating Affiliate is a member of an affiliated group including the Company (within the meaning of Code section 1504 or any successor section) and is thereby eligible to file and does file a consolidated Federal Income Tax return with the Company, the Company shall contribute, out of its current or accumulated earnings and profits, an amount equal to such Participating Affiliate’s share of contributions, less the available current or accumulated earnings and profits, if any, of such Participating Affiliate.

(d) The Company and the Participating Affiliates may make a Company-Matching Contribution to the ESOP pursuant to Section 14.03 in lieu of all or a portion of the Company-Matching Contribution otherwise required by this Section 3.03. The amount of the Company-Matching Contribution otherwise required to be made pursuant to subsection (a), above, with respect to any Member shall be reduced, dollar for dollar, by the value of any Company Shares and the amount of any cash allocated to the Member’s ESOP Account by reason of the Company’s or a Participating Affiliate’s Company-Matching Contribution to the ESOP for the Plan Year.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 3. NON-ESOP CONTRIBUTIONS
MANAGEMENT 401(K) PLAN	PAGE 15

3.04 Payment to Trustee

(a) The regular Company-Matching Contribution liability with respect to each payroll period may be paid to the Trustee after the end of the payroll period, but in no event later than the time prescribed by law (including extensions thereof) for filing the Company’s consolidated Federal Income Tax return for such Plan Year.

(b) The incentive discretionary performance-based Company-Matching Contribution liability, if any, with respect to the Plan Year in which the related Incentive Payments are paid may be paid to the Trustee after the end of the Plan Year, but in no event later than the time prescribed by law (including extensions thereof) for filing the Company’s consolidated Federal Income Tax return for such Plan Year. The regular discretionary performance-based Company-Matching Contribution liability, if any, with respect to each Plan Year may be paid to the Trustee after the end of the Plan Year, but in no event later than the time prescribed by law (including extensions thereof) for filing the Company’s consolidated Federal Income Tax return for such Plan Year.

(c) The true-up Company-Matching Contribution liability, if any, with respect to each Plan Year may be paid to the Trustee after the end of the Plan Year, but in no event later than the time prescribed by law (including extensions thereof) for filing the Company’s consolidated Federal Income Tax return for such Plan Year.

3.05 Limits on Annual Additions

The provisions of this Section have been superseded by the provisions of Article 19, which are incorporated in this Section by this reference. References herein to this Section shall be deemed to be references to applicable provisions of Article 19.

3.06 Annual Limit on Elective Contributions

(a) Except to the extent permitted by Section 3.09 and notwithstanding any other provision to the contrary in this Article, a Member’s Elective Contributions, in the aggregate, to the Plan for any taxable year beginning in the Plan Year may not exceed:

(1) the applicable dollar limitation under section 402(g) of the Code for such year (as adjusted for increases in the cost of living), reduced by

(2) the sum of any of the following amounts that were contributed on behalf of the Member for the Member’s taxable year under a plan other than this Plan:

(A) any employer contribution under a qualified cash or deferred arrangement (as defined in Code section 401(k)) to the extent not includable in the Member’s gross income for the taxable year under Code section 402(e)(3) (determined without regard to Code section 402(g));

(B) any employer contribution to the extent not includable in the Member’s gross income for the taxable year under Code section 402(h)(1)(B) (determined without regard to Code section 402(g));

(C) any employer contribution to purchase an annuity contract under Code section 403(b) under a salary reduction agreement (within the meaning of Code section 3121(a)(5)(D)); and

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MANAGEMENT 401(K) PLAN	PAGE 16

(D) any elective employer contribution under Code section 408(p)(2)(A)(i).

However, no contribution described in this subsection (a)(2) shall be taken into account for the purpose of reducing the dollar limit in subsection (a)(1), above, if the plan, contract, or arrangement is not maintained by the Company or an Affiliate, unless the Member has filed a written notice with the Plan Administrator containing such information concerning the contribution as the Plan Administrator shall require.

(b) If a Member’s Elective Contributions reach the limit in subsection (a), above, during a Plan Year, the Member may elect pursuant to the Member’s Compensation Deferral Agreement (or pursuant to such other method as is authorized by the Plan Administrator) either:

(1) to have any additional contributions made pursuant to the Member’s Compensation Deferral Agreement during that Plan Year automatically made as Matched and/or Unmatched After-Tax Contributions, except to the extent that such After-Tax Contributions would cause the Plan to violate Section 3.08 or

(2) to (A) have any additional contributions made pursuant to the Member’s Compensation Deferral Agreement during that Plan Year automatically made as Matched After-Tax Contributions (but not in excess of the maximum permitted by Section 3.01(a)(2)), except to the extent that such Matched After-Tax Contributions would cause the Plan to violate Section 3.08 and (B) automatically revoke the Member’s Compensation Deferral Agreement to the extent of any additional contributions not recharacterized as Matched After-Tax Contributions in accordance with the foregoing.

If a Member does not make an affirmative election in accordance with the foregoing, the Member shall be deemed to have elected to make any additional contributions as Matched and/or Unmatched After-Tax Contributions in accordance with subsection (b)(1). The amount of a Member’s Elective Contributions that are to be treated as After-Tax Contributions during a Plan Year under subsections (b)(1) and (b)(2) above shall be determined after the reduction in the Member’s Elective Contributions pursuant to subsection (c) below.

(c) Except to the extent permitted by Section 3.09, if a Member’s elective deferrals (as defined in Code section 402(g)(3)) for a Plan Year under this Plan or under any other plan in which the Member has participated during the Plan Year exceed the limit imposed by Code section 402(g), the following rules shall apply to such excess deferrals:

(1) Not later than the first March 1 following the close of the Plan Year, the Member may allocate to the Plan all or any portion of the Member’s excess deferrals for the Plan Year (provided that the amount of the excess deferrals allocated to the Plan shall not exceed the amount of the Member’s Elective Contributions to the Plan for the Plan Year that have not been withdrawn or distributed), and may notify the Plan Administrator in writing of the amount allocated to the Plan; and

(2) As soon as practicable, but in no event later than the first April 15 following the close of the Plan Year, the Plan shall distribute to the Member the amount allocated to the Plan under subsection (c)(1) above. Any Company-Matching Contributions related to distributed Matched Elective Contributions shall be forfeited to the extent required to comply with Section 3.08 and Code section 401(a)(4). The distribution described in this subsection shall be made notwithstanding any other provision of the Plan.

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MANAGEMENT 401(K) PLAN	PAGE 17

3.07 Nondiscrimination Limit on Elective Contributions

(a) Except to the extent permitted by Section 3.09, Elective Contributions to the Plan for any Plan Year shall satisfy the actual deferral percentage test in Code section 401(k)(3). Testing shall be performed on the basis of the current year. For purposes of determining whether the Plan complies with such test, the definition of compensation used shall apply on a Plan Year basis and shall satisfy the requirements of Code section 414(s). The actual deferral ratio of any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Contributions (and qualified nonelective contributions) allocated to such Member’s accounts under two or more cash or deferred arrangements described in Code section 401(k) that are maintained by the Company or any Affiliate shall be determined as if such Elective Contributions (and, if applicable, such qualified nonelective contributions) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements of the Company or any Affiliate that have different plan years, then all Elective Contributions made during the plan year being tested under all such cash or deferred arrangements shall be aggregated, without regard to the plan years of the other plans. Notwithstanding the foregoing, plans shall be treated as separate if mandatorily disaggregated for purposes of Code section 401(k). If the actual deferral percentage for the Plan Year of those Members who are Highly Compensated Employees exceeds the limit imposed by Code section 401(k)(3), the following rules shall apply:

(1) The amount of the excess contributions (determined in accordance with Code section 401(k)(8)(B)), for the Plan Year and any income allocable to such contributions, shall be distributed before the first March 15 following the close of the Plan Year to Members who are Highly Compensated Employees, on the basis of the respective portions of the excess contributions attributable to each such Member, and, with respect to any distributed Matched Elective Contributions, any related Company-Matching Contributions to the Profit-Sharing Plan or the ESOP shall be forfeited to the extent required to comply with Section 3.08 and Code section 401(a)(4); or

(2) In accordance with applicable provisions of the Code and subject to such other rules as the Plan Administrator shall prescribe, a Member who is a Highly Compensated Employee may elect in writing, prior to the first March 15 following the close of the Plan Year, to treat as an After-Tax Contribution the amount of the excess contributions attributable to him, except to the extent that such After-Tax Contribution would cause the Plan to violate Section 3.08 for that Plan Year. Elective Contributions that are recharacterized pursuant to this subsection (d)(2) shall be subject to the nonforfeitability requirements and distribution limitations that otherwise apply to Elective Contributions.

(b) The distribution described in subsection (a)(1), above, shall be made notwithstanding any other provision of the Plan. The amount of the excess contributions to be distributed under subsection (a)(1), above, or recharacterized under subsection (a)(2), above, for a Plan Year with respect to a Member shall be reduced by any excess deferrals previously distributed from the Plan to such Member for the Member’s taxable year ending with or within such Plan Year. For purposes of this Section, the amount of a Highly Compensated Employee’s excess contributions shall be determined as follows. The Highly Compensated Employee with the highest individual contribution percentage shall have his contributions reduced to the extent necessary to cause his contribution percentage to equal the contribution percentage of the Highly Compensated Employee with the second highest individual contribution percentage. This process shall continue until the applicable nondiscrimination requirements under Code section 401(k)(3) are satisfied. The total of the dollar amounts by which the contributions of all Highly Compensated Employees are reduced for a Plan Year pursuant to this process is the amount of excess contributions for the Plan Year. Excess contributions for a Plan Year shall be allocated by assigning to the Highly Compensated Employee with the largest dollar amount of Elective Contributions for the Plan Year the dollar amount necessary to reduce the dollar amount of his Elective Contributions to that of the Highly Compensated Employee with the next-

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 3. NON-ESOP CONTRIBUTIONS
MANAGEMENT 401(K) PLAN	PAGE 18

largest dollar amount of Elective Contributions for the Plan Year, and continuing in the same manner until all excess contributions for the Plan Year have been allocated.

(c) Distributions of excess contributions must be adjusted for income (gain or loss), except that no adjustment is required for the period between the end of the Plan Year and the date of the distribution (the “gap period”). The Savings Plan Administrator has the discretion to determine and allocate income using any of the methods set forth below:

(1) The Savings Plan Administrator may use any reasonable method for computing the income allocable to excess contributions, provided that the method does not violate Code section 401(a)(4), is used consistently for all Members and for all corrective distributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Member’s accounts. The Plan will not fail to use a reasonable method for computing the income allocable to excess contributions merely because such income is determined on a date that is no more than seven days before the distribution.

(2) The Savings Plan Administrator may allocate income to excess contributions for the Plan Year by multiplying the income for the Plan Year allocable to the Elective Contributions and other amounts taken into account under the actual deferral percentage test (including contributions made for the Plan Year), by a fraction, the numerator of which is the excess contributions for the Employee for the Plan Year, and the denominator of which is the sum of the:

(A) Account balance attributable to Elective Contributions and other amounts taken into account under the actual deferral percentage test as of the beginning of the Plan Year, and

(B) Any additional amount of such contributions made for the Plan Year.

3.08 Nondiscrimination Limit on After-Tax and Company-Matching Contributions

(a) After-Tax Contributions and Company-Matching Contributions to the Profit-Sharing Plan and the ESOP (on a combined basis) for any Plan Year shall satisfy the contribution percentage test in Code section 401(m)(2). For purposes of determining whether the Plan complies with such test, the definition of compensation used shall apply on a Plan Year basis and shall satisfy the requirements of Code section 414(s). Testing shall be performed on the basis of the current year. The actual contribution ratio for any Member who is a Highly Compensated Employee and who is eligible to have Company-Matching Contributions or After-Tax Contributions allocated to his or her account under two or more plans described in Code section 401(a), or arrangements described in Code section 401(k) that are maintained by the Company or any Affiliate, shall be determined as if the total of such contributions was made under each plan and arrangement. If a Highly Compensated Employee participates in two or more such plans or arrangements that have different plan years, then all Company-Matching Contributions and After-Tax Contributions made during the Plan Year being tested under all such plans and arrangements shall be aggregated, without regard to the plan years of the other plans. Notwithstanding the foregoing, plans shall be treated as separate if mandatorily disaggregated under Code section 401(m). If the contribution percentage for the Plan Year of those Members who are Highly Compensated Employees exceeds the limit imposed by Code section 401(m)(2), the following rules shall apply:

(1) The amount of the excess aggregate contributions (determined in accordance with Code section 401(m)(6)(B)) for the Plan Year, and any income allocable to such contributions, shall be distributed (or, if forfeitable, shall be forfeited) before the first March 15 following the close of the Plan Year, and, with respect to distributed or forfeited Matched After-Tax Contributions, any related

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 3. NON-ESOP CONTRIBUTIONS
MANAGEMENT 401(K) PLAN	PAGE 19

Company-Matching Contributions to the Profit-Sharing Plan or the ESOP shall be forfeited to the extent required to comply with this Section and Code section 401(a)(4).

(2) Any distribution in accordance with subsection (a)(1), above, shall be made to Members who are Highly Compensated Employees on the basis of the respective portions of the excess aggregate contributions attributable to each such Member. Such distributions shall be made notwithstanding any other provision of the Plan.

(3) Distributions of excess aggregate contributions must be adjusted for income (gain or loss). However, no adjustment is required for the period between the end of the Plan Year and the date of the distribution (the “gap period”). For purposes of this subsection, “income” shall be determined and allocated in accordance with the provisions of Section 3.07(c), except that such Section shall be applied by substituting “excess aggregate contributions” for “excess contributions” and by substituting amounts taken into account under the contribution percentage test for amounts taken into account under the actual deferral percentage test.

(b) The determination of the amount of excess aggregate contributions under subsection (a), above, for any Plan Year shall be made after first determining the excess deferrals under Section 3.06(c), and then determining the excess contributions under Section 3.07. For purposes of this Section, the amount of a Highly Compensated Employee’s excess aggregate contributions shall be determined as follows. The Highly Compensated Employee with the highest individual contribution percentage shall have his contributions reduced to the extent necessary to cause his contribution percentage to equal the contribution percentage of the Highly Compensated Employee with the second highest individual contribution percentage. This process shall continue until the applicable nondiscrimination requirements under Code section 401(m) are satisfied. The total of the dollar amounts by which the contributions of all Highly Compensated Employees are reduced for a Plan Year pursuant to this process is the amount of excess aggregate contributions for the Plan Year. Excess aggregate contributions for a Plan Year shall be allocated by assigning to the Highly Compensated Employee with the largest aggregate dollar amount of After-Tax Contributions and Company-Matching Contributions for the Plan Year the amount necessary to reduce the dollar amount of his After-Tax Contributions and Company-Matching Contributions to that of the Highly Compensated Employee with the next-largest dollar amount of After-Tax Contributions and Company-Matching Contributions for the Plan Year, and continuing in the same manner until all excess contributions for the Plan Year have been allocated.

(c) Disproportionate Matching Contribution Limit. A Company-Matching Contribution with respect to an Elective Contribution or After-Tax Contribution for a Plan Year is not taken into account under the contribution percentage test for an Employee who is not a Highly Compensated Employee (an “NHCE”) to the extent it exceeds the greatest of:

(1) 5% of the NHCE’s Code section 414(s) compensation for the Plan Year;

(2) the sum of the NHCE’s Elective Contributions and After-Tax Contributions for the Plan Year; and

(3) the product of two times the Plan’s “representative matching rate” and the sum of the NHCE’s Elective Contributions and After-Tax Contributions for the Plan Year.

For purposes of this subsection, the Plan’s “representative matching rate” is the lowest “matching rate” for any eligible NHCE among a group of NHCEs that consists of half of all eligible NHCEs in the Plan for the Plan Year who make Elective Contributions and/or After-Tax Contributions for the Plan Year (or, if greater, the lowest “matching rate” for all eligible NHCEs in the Plan who are employed by the Company or any Affiliate on the last day of the Plan Year and who make Elective Contributions and/or

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 3. NON-ESOP CONTRIBUTIONS
MANAGEMENT 401(K) PLAN	PAGE 20

After-Tax Contributions for the Plan Year). For purposes of this subsection, the “matching rate” for an Employee generally is the Company-Matching Contributions made for such Employee divided by the sum of the Employee’s Elective Contributions and After-Tax Contributions for the Plan Year. If the matching rate is not the same for all levels of Elective Contributions and After-Tax Contributions for an Employee, then the Employee’s “matching rate” is determined assuming that the sum of an Employee’s Elective Contributions and After-Tax Contributions equals 6% of Code section 414(s) compensation.

3.09 Catch-Up Contributions

(a) All Members who (1) are eligible to make Elective Contributions under the Plan, (2) have attained age 50 before the close of the taxable year, and (3) are contributing at least 6% of Compensation as an Elective Contribution or are precluded from making additional Elective Contributions pursuant to Section 3.06, shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code and this Section.

(b) A Member who is eligible to make catch-up contributions may make such a contribution by electing to reduce the Member’s Compensation in accordance with procedures established by the Plan Administrator. The amount of such catch-up contributions for a payroll period shall range from a minimum amount of 1% to a maximum amount of 60% of the Member’s Compensation for such payroll period (such that the total contribution from pay under this Section and Section 3.01 cannot exceed 85% (76% for a Highly Compensated Employee) of the Member’s Compensation), and shall be expressed as a whole percentage of such Compensation.

(c) Catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 by reason of the making of catch-up contributions.

(d) The determination of whether a contribution qualifies as a catch-up contribution rather than an Elective Contribution or other employee contribution shall be made by the Plan Administrator.

(e) A contribution that is determined to be a catch-up contribution shall not be considered a Matched Contribution and shall not be eligible for an allocation of Company-Matching Contributions.

3.10 Rollover Contributions

(a) An Eligible Employee may direct a contribution to the Profit-Sharing Plan of an amount, which shall be designated as a Rollover Contribution, that the Trustee or Savings Plan Administrator determines to be eligible for tax-free rollover treatment pursuant to any provision of the Code that permits Rollover Contributions to be made to the Plan. A Rollover Contribution shall not consist of property other than money, except that an Eligible Employee may make a Rollover Contribution to the Plan of a plan loan from the eligible retirement plan of another employer in connection with a business transaction between that employer and the Company or an Affiliate. Subject to a determination by the Trustee or Savings Plan Administrator that a contribution is eligible for designation as a Rollover Contribution, the Plan will accept:

(1) a direct rollover of an eligible rollover distribution from: (A) a qualified plan described in section 401(a) or 403(a) of the Code, including after-tax employee contributions; (B) an annuity contract described in section 403(b) of the Code, excluding after-tax employee contributions; and (C) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 3. NON-ESOP CONTRIBUTIONS
MANAGEMENT 401(K) PLAN	PAGE 21

(2) an Eligible Employee’s contribution of an eligible rollover distribution from: (A) a qualified plan described in section 401(a) or 403(a) of the Code; (B) an annuity contract described in section 403(b) of the Code; (C) an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

(3) Subject to the foregoing, the Plan will accept an Eligible Employee’s rollover contribution of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

(4) A Member who terminates employment or becomes a Retired Member on or after January 1, 2001 may elect to roll over a lump sum distribution from a tax-qualified pension plan maintained by the Company or any Affiliate; provided such rollover contribution is completed before the first anniversary of the Member’s termination date or Retirement Date.

(b) The Trustee may require an Eligible Employee or Member seeking to make a Rollover Contribution to furnish such information with respect to the contribution (including opinions of law, proof of the qualified status of the predecessor plan, and proof of the timeliness of the contribution) as the Plan Administrator considers necessary for the proper administration of the Plan. If the Internal Revenue Service subsequently determines that a Rollover Contribution does not qualify for tax-free rollover treatment, the Plan Administrator may require that the Rollover Contribution and Income thereon be returned to the Eligible Employee or Member.

3.11 Profit-Sharing Contributions

(a) The Company and the Participating Affiliates shall make contributions (for purposes of this Section, “Profit-Sharing Contributions”) to the Profit-Sharing Plan at such times and in such amount (if any) as may be specified by an amendment to Schedule 3.11 to the Plan executed by the most senior Human Resources officer of the Company acting on behalf of the Company in a settlor capacity. The amendment shall identify the individuals to whom an allocation of any such contribution shall be made under this Section (for purposes of this Section, a “Profit-Sharing Participant”) and the basis for such allocation. The amount of each such contribution may vary among the Participating Affiliates and as between the Company and the Participating Affiliates, and the allocation methodology may vary from one business unit to another and from one group of employees to another.

(b) The value of each Profit-Sharing Contribution that is allocated to a Profit-Sharing Participant’s Account shall be subject to the following terms and conditions:

(1) Such Profit-Sharing Contribution shall be separately accounted for as part of the Profit-Sharing Participant’s Member’s Account;

(2) Such Profit-Sharing Contribution shall be 50% vested upon the completion of one year of Vesting Service and fully vested upon (A) the completion of two years of Vesting Service or (B) attainment of Normal Retirement Age;

(3) Such Profit-Sharing Contribution shall not be distributable before the Profit-Sharing Participant ceases to be an Employee;

(4) The Profit-Sharing Participant shall be able to direct, in accordance with Article 6, the investment of that portion of his Member’s Account attributable to Profit-Sharing Contributions

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MANAGEMENT 401(K) PLAN	PAGE 22

among any of the Funds (excluding the Company Shares Fund) otherwise available for investment in accordance with the provisions of Article 6;

(5) A Loan may be made from and secured by the portion of a Member’s Account attributable to Profit-Sharing Contributions, provided that a Loan may not be made from or secured by the portion of a Member’s Account attributable to Profit-Sharing Contributions before all other amounts in the Member’s Account available for such purposes have been exhausted; and

(6) Such Profit-Sharing Contribution shall be subject to such other terms and conditions (not inconsistent with the provisions of this Section) as may be established by the most senior Human Resources officer of the Company.

3.12 Qualified Nonelective Contributions

(a) The Company and/or a Participating Affiliate may contribute to the Trust for any Plan Year qualified nonelective contributions in such sums as the most senior Human Resources officer of the Company, acting on behalf of the Company, determines to be necessary to enable the Plan to satisfy the requirements of Sections 3.07 and 3.08. Qualified nonelective contributions (plus any forfeitures that are applied to reduce such qualified nonelective contributions) will be allocated among Members in accordance with such allocation formula as is approved by the most senior Human Resources officer of the Company acting in a settlor capacity. Each such allocation formula will be set forth in writing and will take into account such factors as such officer deems appropriate. If such officer fails to adopt an allocation formula for a qualified nonelective contribution for a Plan Year, such contribution (plus any forfeitures that are applied to reduce such contribution) will be allocated among those Members who are not Highly Compensated Employees in proportion to each such Member’s Compensation for the Plan Year. For purposes of the remaining provisions of the Plan (including Article 4), a qualified nonelective contribution will be treated in the same manner as an Elective Contribution. If a failed actual deferral percentage or contribution percentage test is to be corrected by making a qualified nonelective contribution, then the contribution on behalf of any NHCE pursuant to this subsection shall be limited to an amount that does not exceed the disproportionate contribution limit of subsection (b) or (c), as applicable.

(b) Disproportionate Contribution Limit for ADP Testing. Qualified nonelective contributions cannot be taken into account in determining the actual deferral ratio, as defined by Treasury regulations under Code section 401(k), for a Plan Year for an NHCE to the extent such contributions exceed the product of that NHCE’s Code section 414(s) compensation and the greater of 5% or two times the Plan’s “representative contribution rate.” Any qualified nonelective contribution taken into account under a contribution percentage test (including the determination of the representative contribution rate for purposes of subsection (c) below), is not permitted to be taken into account for purposes of this subsection (including the determination of the “representative contribution rate” under this subsection). For purposes of this subsection:

(1) The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Company or any Affiliate on the last day of the Plan Year), and

(2) The “applicable contribution rate” for an eligible NHCE is the qualified nonelective contributions made for the eligible NHCE for the Plan Year, divided by the eligible NHCE’s Code section 414(s) compensation for the same period.

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MANAGEMENT 401(K) PLAN	PAGE 23

(c) Disproportionate Contribution Limit for ACP Testing. Qualified nonelective contributions cannot be taken into account under the contribution percentage test for a Plan Year for an NHCE to the extent such contributions exceed the product of that NHCE’s Code section 414(s) compensation and the greater of 5% or two times the Plan’s “representative contribution rate.” Any qualified nonelective contribution taken into account under an actual deferral percentage test (including the determination of the “representative contribution rate” for purposes of subsection (b) above) is not permitted to be taken into account for purposes of this subsection (including the determination of the “representative contribution rate” under this subsection). For purposes of this subsection:

(1) The Plan’s “representative contribution rate” is the lowest “applicable contribution rate” of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year (or, if greater, the lowest “applicable contribution rate” of any eligible NHCE who is in the group of all eligible NHCEs for the Plan Year and who is employed by the Company or any Affiliate on the last day of the Plan Year), and

(2) The “applicable contribution rate” for an eligible NHCE is the sum of the Company-Matching Contributions taken into account in determining the actual contribution ratio, as defined by Treasury regulations under Code section 401(m), for the eligible NHCE for the Plan Year and the qualified nonelective contributions made for that NHCE for the Plan Year, divided by that NHCE’s Code section 414(s) compensation for the Plan Year.

(d) Limitation on Qualified Nonelective Contributions. In addition to the foregoing, qualified nonelective contributions cannot be taken into account to determine (1) an actual deferral ratio to the extent such contributions are taken into account for purposes of satisfying any other actual deferral percentage test or (2) an actual contribution ratio to the extent such contributions are taken into account for purposes of satisfying any other contribution percentage test. If the Plan switches from the current year testing method to the prior year testing method, qualified nonelective contributions that are taken into account under the current year testing method for a year may not be taken into account under the prior year testing method for the next year.

3.13 Veterans’ Benefits

(a) Notwithstanding any provision of this Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code section 414(u).

(b) If a Member dies while performing qualified military service (as defined in Code section 414(u)), the survivors of the Member shall be entitled to any additional benefits (other than benefit accruals or contributions relating to the period of qualified military service) provided under the Plan as if the Member had resumed and then terminated employment on account of death.

3.14 Roth Elective Contributions

Provisions regarding Roth Elective Contributions are set forth in Article 18.

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MANAGEMENT 401(K) PLAN	PAGE 24

ARTICLE 4. VESTING AND FORFEITURES

4.01 Vested Interest

(a) A Member shall be fully vested at all times in his Elective Contributions, After-Tax Contributions, Rollover Contributions, and Transfer Account (if any), and any Income thereon. A Member also shall be fully vested at all times in any amounts credited to the PAYSOP Shares Fund under his ESOP Account.

(b) Except as provided in subsection (b) above, a Member shall be fully vested in the Company-Matching Contributions allocated to his Member’s Account or his ESOP Account, and any Income thereon upon completing three years of Vesting Service or upon his:

(1) death;

(2) Disability;

(3) retirement from the Company or any Affiliate under the terms of any pension plan maintained by the Company or an Affiliate;

(4) attainment of Normal Retirement Age; or

(5) involuntary termination (other than for cause).

(c) An Employee shall be 100% vested in his Member’s Account or ESOP Account after a Change in Control to the extent provided in Section 20.02.

(d) A Member’s vested interest in amounts transferred to the Plan pursuant to Section 12.03 (including amounts transferred from the Verizon Communications Plan) shall be determined in accordance with Section 12.03(b)(4)(A) or any applicable Schedule.

(e) A Member shall be 100% vested in his Member’s Account or ESOP Account to the extent provided in any Schedule that may be applicable to the Member.

(f) A Member’s vested interest in any Profit Sharing Contributions allocated to his Member’s Account shall be determined in accordance with Section 3.11(b)(2).

(g) A Member shall be 100% vested in dividends that are reinvested in accordance with Section 14.08(b).

4.02 Forfeitures

A Member who is not 100% vested in all amounts allocated to his Member’s Account or ESOP Account shall forfeit the nonvested portion of his Member’s Account and his ESOP Account as soon as administratively practicable after his Termination Date.

4.03 Restoration of Forfeitures

If a Member who reaches his Termination Date is subsequently employed by the Company or an Affiliate before he incurs a five-year Period of Severance, he shall have the full amount that was forfeited in accordance with Section 4.02 restored to him if he repays to the Plan, within five years of the date of his reemployment, the full amount of any Elective Contributions, After-Tax Contributions, and Company-

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MANAGEMENT 401(K) PLAN	PAGE 25

Matching Contributions and Income thereon distributed from the Plan pursuant to Article 8. Any forfeited amount that is restored in accordance with the preceding sentence shall be credited to the Member’s Account and to the ESOP Account in the same proportions as such amount was credited immediately before the forfeiture.

4.04 Allocation of Forfeitures

Any amounts forfeited in accordance with Section 4.02 shall be applied to reduce the regular Company-Matching Contribution to the Plan for the Plan Year next following the Plan Year in which the forfeiture occurred or shall be used to pay Plan expenses in accordance with Section 10.11(d). In the event that the Plan is terminated, any such forfeitures not yet applied to reduce regular Company-Matching Contributions shall be credited to the Members’ ESOP Accounts in equal shares.

4.05 Compliance with Vesting Provisions of the Final 401(k) Regulations

The Plan shall disregard Elective Contributions in applying the vesting provisions of the Plan to other contributions or benefits under Code section 411(a)(2). However, the Plan shall otherwise take a Member’s Elective Contributions into account in determining the Member’s vested benefits under the Plan, including for purposes of (a) determining whether a Member has a nonforfeitable right to contributions under the Plan for purposes of forfeitures; (b) applying provisions requiring the repayment of distributions to have forfeited amounts restored; and (c) to the extent applicable, applying the provisions of Code sections 410(a)(5)(D)(iii) and 411(a)(6)(D)(iii) (“the rule of parity”).

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 4. VESTING AND FORFEITURES
MANAGEMENT 401(K) PLAN	PAGE 26

ARTICLE 5. PLAN ACCOUNTS

5.01 Member Accounts

(a) A separate account shall be established for each Member, known individually as the Member’s Account and collectively as the Member Accounts, which shall be maintained on behalf of such Member until he has terminated his membership. A separate Transfer Account shall be maintained for each Member on whose behalf the Plan has received pursuant to Section 12.03, amounts attributable to “Transfer Contributions” under the Verizon Communications Plan. A statement of Accounts shall be provided or made available to each Member annually or more frequently in the discretion of the Plan Administrator.

(b) A Member’s Account shall consist of the following amounts, to the extent such amounts have not been allocated or transferred to the Member’s ESOP Account:

(1) Elective Contributions and After-Tax Contributions;

(2) Roth Elective Contributions;

(3) Catch-up contributions;

(4) Company-Matching Contributions to the Profit-Sharing Plan;

(5) Profit Sharing Contributions to the Profit-Sharing Plan;

(6) Rollover Contributions; and

(7) Income.

As of the close of business of each business day, the Member’s Account or Transfer Account shall be credited with a share of the Income (whether it be a gain or a loss) of each of the Funds in which the Member participates for that day, as determined by the Trustee, which shall bear the same proportion to the entire Income of each such Fund for that day as the amount allocated to that Fund in the Member’s Account or Transfer Account bears to the total amount allocated to that Fund in all of the Member Accounts and Transfer Accounts. The Income credited (or charged, as the case may be) pursuant to subsection (b)(7) shall be deemed attributable pro rata to the Elective, After-Tax, Roth, catch-up, Company-Matching, Profit-Sharing, Rollover, and transfer balances, if any, in each Member’s Account or Transfer Account to the extent that such balances are invested in the Fund.

(c) Accounts shall be valued at least annually at fair market value as of the last day of each Plan Year, but may be so valued more frequently in the discretion of the Plan Administrator.

5.02 Accounting

Within each Member’s Account, separate accounting shall be maintained of the investment in each Fund of (a) Elective Contributions, (b) After-Tax Contributions, (c) Rollover Contributions, (d) vested Company-Matching Contributions, (e) nonvested Company-Matching Contributions and (f) such other contribution types as are specified by the Plan Administrator. Each separate account shall include the gains and losses thereon. Within each Transfer Account, separate accounting shall be maintained of the investment in each Fund of amounts in such account, and the gains and losses thereon. For purposes of this Section, gains or losses shall be deemed to include contribution, withdrawals, and forfeitures, as applicable, and other credits and charges allocable under the provisions of the Plan.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 5. PLAN ACCOUNTS
MANAGEMENT 401(K) PLAN	PAGE 27

5.03 ESOP Accounts

A separate ESOP Account shall be maintained pursuant to Article 14 of the Plan for each Member who is credited with Company Shares under the ESOP.

5.04 Loan Accounts

A separate Loan Account shall be maintained pursuant to Section 6.03 for each Member with respect to whom a Loan is outstanding.

5.05 Other Accounts

The Plan Administrator may establish such other accounts as it may deem necessary for the proper administration of the Plan.

5.06 Risk of Loss

None of the Company, any Participating Affiliate, the Committee, the Plan Administrator, the Trustee, or any other Plan representative or fiduciary guarantees that the market value of any Fund will be equal in value to the purchase price of the assets of the Fund or that the total amount distributable or withdrawable with respect to any period will be equal to or greater than the amount of the contributions for such period. Each Member assumes all risk of any decrease in value of each of the Funds.

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ARTICLE 6. INVESTMENT CHOICES

6.01 Election and Contribution to Funds

(a) Subject to Section 3.11(b)(4) with respect to any Profit Sharing Contributions, each Member shall direct how contributions to his Accounts are invested in one or more of the following investment options:

(1) The Company Shares Fund. The Company Shares Fund shall be invested principally in Company Shares. A portion of the Company Shares Fund may also be invested in short-term money market instruments or other short-term investment funds. The Plan is intended to include the Company Shares Fund, notwithstanding the volatility of such fund and notwithstanding extended downturns in the price of Company Shares. The Company Shares Fund may not be removed as a Plan investment option except pursuant to an amendment to the Plan adopted in accordance with Section 12.01.

(2) The Verizon Stock Portfolio. The Verizon Stock Portfolio shall be invested principally in Verizon Shares, including shares transferred to the Plan from the Verizon Communications Plan pursuant to Section 12.03. A portion of the Verizon Stock Portfolio may also be invested in short-term money market instruments or other short-term investment funds. The Plan is intended to include the Verizon Stock Portfolio, notwithstanding the volatility of such fund and notwithstanding extended downturns in the price of Verizon Shares. The Verizon Stock Portfolio may not be removed as a Plan investment option except pursuant to an amendment to the Plan adopted in accordance with Section 12.01.

(3) Other Funds. Any other Fund that has been designated by the Committee as a current investment option under the Plan.

(b) The Committee may, in its sole discretion, (1) eliminate, and/or change the underlying composition of, any investment option described in subsection (a)(3) above and (2) designate one or more existing or new Funds as successor Funds for any Fund or Funds which are eliminated from the Plan or which are frozen to additional contributions.

(c) A Member’s investment election under subsection (a), above shall continue in effect until changed by the Member (or the Beneficiary of a deceased Member). A Member (or Beneficiary of a deceased Member) may change his investment election for future contributions at any time.

(d) the portion of any contribution directed to any Fund in accordance with subsections (a) and (c), above, shall be expressed as a whole percentage of the contribution.

(e) A Member (or Beneficiary of a deceased Member) shall give notice of any investment election or change in investment election by providing instructions in the manner authorized by the Plan Administrator. An investment election that complies with this Article shall become effective upon receipt by the Plan Administrator or Trustee, or as soon as practicable thereafter.

(f) Dividends and other distributions received with respect to amounts allocated to a Fund, and contributions and Account balance investment election changes directed to the Fund, shall be allocated to and invested in the Fund as soon as practicable.

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MANAGEMENT 401(K) PLAN	PAGE 29

(g) If a Member (or Beneficiary of a deceased Member) fails to provide investment direction in accordance with subsection (a) above, the Member shall be deemed to have directed the Trustee to invest such contributions in the default Fund or Funds designated by the Committee.

(h) All contribution investment elections made in accordance with subsection (a) above shall be subject to any restrictions imposed by any applicable Fund and any other restrictions that the Plan Administrator may impose in its discretion, including restrictions relating to the maximum amount of any contribution that may be invested in a Fund.

6.02 Transfers of Account Balances

(a) Contributions and the Income thereon shall remain in the Fund or Funds directed (or deemed directed in accordance with Section 6.01(g)) by the Member pursuant to Section 6.01 (or in any successor Fund(s) designated by the Committee) until the Member (or Beneficiary of a deceased Member) directs otherwise. A Member (including an Ineligible Member or an Inactive Member) or Beneficiary of a deceased Member may transfer at any time any portion of the balance in his Accounts that is invested in any one or more of the Funds to one or more of the other Funds, provided that

(1) a Member (including an Ineligible Member, Inactive Member, or Retired Member), or Beneficiary of a deceased Member who transfers any amount out of the International Company Fund, International Company Index Fund, Emerging Markets Fund, or U.S. Small Company Fund shall not be eligible to transfer any amount into the same Fund for a period of seven days from the date of the transfer (or such other period of time as is established by the Committee);

(2) a Member (including an Ineligible Member, Inactive Member, or Retired Member) or Beneficiary of a deceased Member who transfers any amount into the International Company Fund, International Company Index Fund, Emerging Markets Fund, or U.S. Small Company Fund shall not be eligible to transfer any amount out of the same Fund for a period of seven days from the date of the transfer (or such other period of time as is established by the Committee); and

(3) no amount may be transferred to a Fund designated by the Committee as a frozen Fund (a Fund that is closed to new investment).

(b) The portion of an Account that is transferred in accordance with this Section must be expressed in whole dollars or as a whole percentage, provided that the minimum amount that may be transferred from any one Fund to another Fund shall be the lesser of (1) $250.00 or (2) the total balance of the Member’s Accounts that are invested in the Fund.

(c) A Member may effect the transfer of any portion of his Accounts in accordance with this Section by providing instructions in a manner authorized by the Plan Administrator. A transfer election that complies with this Article shall become effective as soon as administratively practicable after the Trustee receives it; provided that a transfer election must be received by 2:00 p.m. Eastern Time (or the close of the New York Stock Exchange, if earlier) to be effective the day the election is received by the Trustee.

(d) All transfers of Account balances made in accordance with this Section shall be subject to any restrictions imposed by any investment, annuity, or other contract in which the Funds are invested, and, subject to the last sentence of Section 6.01(a)(1) and the requirements of Code section 401(a)(35), any other restrictions that the Plan Administrator may impose in its discretion, including (1) any restrictions relating to periods in which no trading is permitted due to a change of recordkeepers, trustees, or investment providers or due to any other reason and (2) restrictions on transfers to a Fund if the portion of a Member’s Account invested in such Fund exceeds any limitation determined by the Plan Administrator.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 6. INVESTMENT CHOICES
MANAGEMENT 401(K) PLAN	PAGE 30

6.03 Loan Accounts

Each Member who has one or more Loans outstanding shall have an individual Loan Account for each such Loan. Such Loan Account shall consist of cash and a note evidencing a Loan. Except to the extent provided in the following sentence, payments of principal and interest attributable to the note of a Member shall be directed to such Member’s Account, Transfer Account, or ESOP Account in proportion to the principal amount outstanding with respect to each such account and shall be invested in accordance with the then most recent investment election in effect for the Member under Section 6.01. No portion of the payments of principal and interest attributable to the note of a Member who is subject to the requirements of section 16 of the Exchange Act shall be invested in the Company Shares Fund, unless the Member has not designated any other investment option in the then most recent investment election in effect for the Member under Section 6.01.

6.04 Short-Term Investments

Amounts directed for investment or reinvestment in any Fund listed in Section 6.01 may, at the discretion of the Trustee, be invested in cash, or in money market securities, money market funds, bankers acceptances, repurchase agreements, short-term investments or investment funds, in order to meet the liquidity needs of the Fund and for such other purposes as may be necessary or desirable, for example, for holding amounts prior to investment by the Fund.

6.05 ESOP Investments

(a) The Company Shares Fund shall consist of two separate portions, a Profit-Sharing Plan portion maintained under the Profit-Sharing Plan and an ESOP portion maintained under the ESOP. All amounts accumulating in the Profit-Sharing Plan portion of the Company Shares Fund, if any, and attributable to Members who are Employees of ESOP Affiliates shall be transferred to the ESOP portion of the Company Shares Fund on approximately a quarterly basis after the contributions are made and/or at such other times as the Plan Administrator may, at its election, direct the Trustee. Any Company Shares transferred in accordance with the preceding sentence shall be held in the ESOP portion of the Company Shares Fund, shall be credited to the ESOP Accounts of those Members and Beneficiaries from whose Member Accounts the Company Shares were transferred.

(b) To the extent that a Member has elected to transfer a portion of his Accounts from the Company Shares Fund to any other Fund, the amount transferred shall be taken first ratably from his Accounts other than his ESOP Account and then, to the extent the amount transferred exceeds the amounts in such other Accounts, from his ESOP Account. To the extent that a Member who is an Employee of an ESOP Affiliate has elected to transfer a portion of his Accounts from any other Fund to the Company Shares Fund, such amount shall be transferred to his ESOP Account for investment in the ESOP portion of the Company Shares Fund.

(c) Any transfer of amounts between the Profit-Sharing Plan and the ESOP shall be an intra-plan transfer, and such amounts shall not be considered “annual additions” under Section 19.03(a). The Trustee shall properly account for any transferred amounts as part of the Profit-Sharing Plan or the ESOP, as applicable, but shall not be required to give advance notice of such transfer or to observe any other requirements that would apply to a transfer of assets and liabilities between two separate plans.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 6. INVESTMENT CHOICES
MANAGEMENT 401(K) PLAN	PAGE 31

ARTICLE 7. LOANS

7.01 Loan Amount, Term, and Interest Rate

(a) Any Member may borrow from the Plan an amount that, when added to the balance of all other outstanding Loans to the Member from the Plan (and, in the case of subsection (a)(2), below, the balance of all other outstanding Loans to the Member from any other tax-qualified plan of the Company or an Affiliate) does not exceed the smallest of:

(1) 50% of the value of the Member’s Elective Contributions; After-Tax Contributions; Rollover Contributions; Transfer Account contributions and, to the extent provided by guidelines established by the Savings Plan Administrator, other amounts transferred to the Plan on behalf of the Member pursuant to Section 12.03; and vested Company-Matching Contributions, and the Income on each, determined as of the date on which the Loan is originated, or

(2) the lesser of:

(A) $50,000, reduced by the excess, (if any) of (i) the Member’s highest loan balance outstanding under all tax-qualified plans of the Company and the Affiliates during the one-year period ending on the day before the date on which such Loan is made, over (ii) the Member’s loan balance outstanding under all tax-qualified plans of the Company and the Affiliates on the date on which such Loan is originated, or

(B) 50% of the present value of the Member’s nonforfeitable accrued benefits (determined without regard to accumulated deductible employee contributions as defined in Code section 72(o)(5)(B)) under all tax-qualified defined benefit and defined contribution plans of the Company and the Affiliates (but not less than $10,000), or

(3) such lesser maximum amount as the Plan Administrator may from time to time establish in written loan procedures forming part of the Plan and apply uniformly to all Loans made pursuant to the terms of the Plan.

(b) Loans shall be granted in $100.00 increments; $1,000.00 is the minimum amount of any Loan.

(c) Loans shall be granted for a minimum term of six months, or for a longer term that is expressed in whole months up to a maximum term of 60 months. A Loan may have a maximum term of 180 months if the Loan is used solely to acquire any dwelling unit that within a reasonable time is to be used (determined at the time the Loan is made) as the principal residence of the Member.

(d) A Loan may not be made from, or secured by, the portion of a Member’s ESOP Account that is allocated to the PAYSOP Shares Fund. The entire vested amount in the ESOP Account shall be taken into account in determining the amount available for borrowing pursuant to this Section, but only to the extent that the value of the PAYSOP Shares Fund does not exceed 50% of the Member’s total vested accrued benefit under the Plan.

(e) Each Loan shall bear the rate of interest that applies to Loans under the Plan that is in effect as of the date the Loan is made. The rate of interest applicable to a Loan shall equal the “prime rate” that is published in the Money Rates column of The Wall Street Journal on the last business day of the calendar quarter preceding the calendar quarter in which the Loan is made (or the average of such rates if more than one rate is indicated), provided that the Plan Administrator may, in its discretion, adjust the rate of interest at

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 7. LOANS
MANAGEMENT 401(K) PLAN	PAGE 32

any time to ensure that the applicable rate of interest is at all times reasonable within the meaning of Code section 4975(d)(1)(D) and ERISA section 408(b)(1)(D).

7.02 Frequency and Number of Loans

(a) Subject to subsection (b), below, a Member may be granted a Loan at any time following the date of grant of the Member’s last Loan from the Plan or any other plan maintained by the Company or an Affiliate.

(b) A new Loan shall not be granted to a Member who already has more than one loan outstanding under the Plan and all other defined contribution plans of the Company and its Affiliates. The transfer of a loan to the Plan in accordance with Section 12.03(b)(2) shall not be considered the granting of a new Loan under the Plan.

7.03 Security for Loans

(a) A Member may file an application for a Loan by providing instructions to the Trustee (or its agent) by any method authorized by the Plan Administrator. To receive a Loan, a Member must execute a note in a form prescribed by the Plan Administrator, payable to the Trustee, on which the Member shall be personally liable for the amount of the Loan; and the Member must authorize repayment of the Loan through payroll deductions. Except as provided in subsection (c), below, a Loan shall not be secured by a Member’s Elective Contributions unless the total value of the Member’s After-Tax Contributions, Rollover Contributions, Transfer Account contributions and other amounts eligible for a Loan and transferred on the Member’s behalf pursuant to Section 12.03, and the Member’s vested Company-Matching Contributions held in the Company Shares Fund (including, in each case, the Income thereon) is less than the amount of the Loan.

(b) Except as provided in subsection (c), below, cash equal to the value of any Loan granted shall be transferred from the Fund(s) in which the Member’s Account, Transfer Account, and/or ESOP Account is invested, in proportion to the percentage invested in each such Fund, to the Member’s Loan Account; however, the grant of a Member’s application for a Loan shall not be deemed a change of investment election for purposes of Section 6.03. Further, notwithstanding anything to the contrary in Section 13.04, the Member’s Loan Account shall have a first lien on the balance of the Member’s Account, Transfer Account, and/or ESOP Account of the Member, and such lien shall be considered to attach first to the Member’s Elective Contributions and Income thereon, second to the Member’s After-Tax Contributions and Income thereon, third to the Member’s Rollover Contributions and Income thereon, fourth to Transfer Account contributions and other amounts eligible for a Loan and transferred on the Member’s behalf pursuant to Section 12.03 and Income thereon, and last to the Member’s Company-Matching Contributions and Income thereon. The Plan Administrator shall identify, in the loan procedures, each event that shall constitute a default on a Loan, and the manner in which the Plan shall attach the portion of the Member’s Account, Transfer Account, and/or ESOP Account that serves as security for the Loan. When a Member defaults on a Loan, the Plan Administrator may not attach the portion of his Member’s Account or ESOP Account attributable to Elective Contributions and Income thereon to satisfy an outstanding Loan prior to the earliest date on which the Member would be permitted to withdraw such Elective Contributions and Income pursuant to Section 8.07(a). When an Active Member defaults on a Loan as a result of a heavy financial burden that would, in the judgment of the Plan Administrator, qualify for a hardship withdrawal pursuant to Section 9.01 the Member shall be considered to have taken such a hardship withdrawal, and the amount of the withdrawal shall be used to repay the principal amount and accrued interest under the Loan.

(c) A Member who is subject to the requirements of section 16 of the Exchange Act may not borrow any portion of his Account that is invested in the Company Shares Fund unless he has first borrowed

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 7. LOANS
MANAGEMENT 401(K) PLAN	PAGE 33

all available amounts (whether or not such amounts are attributable to Elective Contributions) that are invested in any other Fund under the Plan.

7.04 Repayment

(a) Except as provided in the loan procedures of the Plan Administrator, the Loan shall be amortized in substantially level payments, made not less frequently than quarterly, over the term of the Loan; provided, however, that the level amortization of the Loan shall not preclude repayment or acceleration of the Loan prior to the end of the commitment period, and, provided further, that Loan repayments will be suspended under this Plan as permitted under section 414(u)(4) of the Code. Except as provided in subsection (b) below, repayment shall be accomplished through regular payroll deductions, which shall be deemed “deductions authorized by the Member” for purposes of Section 3.01(g). Payments of principal shall be applied to reduce the outstanding principal balance of the Loan. Payments of principal and interest shall be allocated to a Member’s Account, Transfer Account, and/or ESOP Account in accordance with Section 6.03. A Member shall be entitled to prepay without penalty the total outstanding principal amount of and interest accrued on any Loan under the Plan.

(b) An Active Member with an outstanding Loan who is placed on Layoff or authorized leave of absence status for any reason or who is absent from work due to any Disability, and any Member who is not an Active Member, shall make, and any Member who is not an Employee may elect to make, installment payments equivalent in value to the payments deducted from his paycheck for any period during which his Loan remains outstanding in accordance with the terms of the Plan. The Plan Administrator may require that any repayment not accomplished through regular payroll deductions shall be accomplished by payment by certified check or such other form of repayment acceptable to the Plan Administrator. If a Member has elected to keep a Loan outstanding as provided in this subsection, but has not repaid the total amount of principal and accrued interest on the note as of the close of the period during which his Loan is outstanding, he shall be treated in all respects in the manner specified in subsection (c) below, as if he had retired on the date immediately following the close of the period during which his Loan is outstanding.

(c) Except as provided in subsection (b) above, a Member who, prior to his repayment of the total principal amount of and accrued interest on a note held in his Loan Account, resigns, retires, is terminated, or is absent due to Disability and who is not a “party in interest” (as defined by ERISA section 3(14)) with respect to the Plan immediately following his resignation, retirement, termination or Disability, shall be deemed to have elected a withdrawal, equal to the principal amount of and accrued interest on the note as of the date that is 90 days after the date of occurrence of the event. Said withdrawn amount then shall be applied to satisfy the note held in his Loan Account and to reduce the Member’s Account, Transfer Account, and/or ESOP Account balance. If a Member dies or retires prior to repayment of the total principal amount of and accrued interest on a note held in his Loan Account, the Member’s Account, Transfer Account, and/or ESOP Account balance shall be reduced proportionately by the amount of said total outstanding principal amount and accrued interest prior to the payment of any benefits to the Member or his Beneficiary pursuant to Article 8. To the extent that the Member’s Account, Transfer Account, and/or ESOP Account are insufficient to pay all amounts due and owing on the note, the Member shall be personally liable for the deficiency. The Plan Administrator may identify other events in the loan procedures that will cause an acceleration of a Loan.

(d) If a Member with an outstanding Loan requests a distribution that exceeds the amounts in his Member’s Account, Transfer Account, and ESOP Account, less the amount in his Loan Account, the amount of the distribution shall be decreased in an amount (the “Setoff”) equal to the principal amount of and accrued interest on the Member’s outstanding Loan, and the Setoff shall be applied to satisfy the note held in the Member’s Loan Account.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 7. LOANS
MANAGEMENT 401(K) PLAN	PAGE 34

7.05 Loan Fees

The Plan Administrator may from time to time establish loan fees with respect to Loans, including fees relating to the initiation, maintenance, repayment, offset, and/or recovery of Loans. Applicable Loan fees shall be debited from the Account of the Member in the manner determined by the Plan Administrator; provided, however, that If a Member is subject to the requirements of section 16 of the Exchange Act, any Loan fees shall be debited from the portion of his Account that is not invested in the Company Shares Fund, the ESOP Shares Fund, or the PAYSOP Shares Fund.

7.06 Limitations on Loans

Notwithstanding anything to the contrary contained in the foregoing Sections of this Article 7, the Plan Administrator reserves the right to further limit the amount that may be borrowed hereunder, to further limit the terms and conditions under which Loans will be made, or to declare a moratorium on the granting of Loans to Members.

7.07 Members Eligible to Receive Loans

Solely for purposes of determining who is eligible to receive a Loan, the term “Member” shall include any Member, Beneficiary of a deceased Member, or alternate payee (as defined in ERISA section 206(d)(3)(K)), provided that such Member, Beneficiary, or alternate payee is a “party in interest” (as defined in ERISA section 3(14)) with respect to the Plan, and provided that he has not begun to receive a distribution of his Member’s Account, Transfer Account, or ESOP Account pursuant to Article 8.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 7. LOANS
MANAGEMENT 401(K) PLAN	PAGE 35

ARTICLE 8. BENEFITS ON TERMINATION

8.01 Benefits on Termination

A Retired Member or other Member who ceases to be an Employee shall, upon application to the Trustee, be entitled to receive a benefit equal to the vested portion of his Accounts as of his Termination Date. A Member who is absent on Layoff for a period of 12-consecutive months or who is determined to have a Disability shall be deemed to have terminated from employment for purposes of the Plan and shall be entitled to receive his vested Accounts as of his Termination Date. Elections made under this Article shall be made in accordance with procedures established by the Plan Administrator.

8.02 Form of Benefit Payment

(a) The benefit to which a Member is entitled under Section 8.01 shall be payable in a lump sum in cash, unless the Member elects otherwise pursuant to this Article 8 or a Schedule hereto.

(b) A Member who is entitled to a benefit under Section 8.01 may elect to have his benefit under the Plan paid in one of the following optional forms of benefit:

(1) Option 1. In a lump sum in Verizon Shares, to the extent that his Accounts are invested in the Verizon Stock Portfolio and/or in a lump sum in Company Shares to the extent that his Accounts are invested in the Company Shares Fund, the ESOP Shares Fund, or the PAYSOP Shares Fund, with the balance in cash.

(2) Option 2. In annual, semiannual, quarterly, or monthly installments in cash of approximately equal amounts to be paid out of his Accounts for a period of 2 to 20 years, as selected by the Member. If the Member dies prior to the payment of the last installment, the remaining installments shall be paid to his designated Beneficiary or, if none, in a single sum to his estate. The period over which installment payments may be paid in accordance with this paragraph shall in no event be longer than the longer of (A) the life expectancy of the Member or (B) the joint life expectancies of the Member and his designated Beneficiary.

(3) Option 3. A Member who elects to receive his distribution in installments under subsection (b)(2), above, may elect to receive a pro rata portion of each installment payment in Verizon Shares, to the extent that his Accounts are invested in the Verizon Stock Portfolio and/or in Company Shares to the extent that his Accounts are invested in the Company Shares Fund, the ESOP Shares Fund, or the PAYSOP Shares Fund, with the balance of each installment in cash.

If a Member elects to receive payment in Verizon Shares and/or in Company Shares in accordance with the foregoing, the value of any fractional shares (determined after aggregating the Accounts of the Member) shall be paid in cash.

(c) In addition to the foregoing options, to the extent a Schedule to the Plan applies to a Member, he may elect to receive his benefit under the Plan in accordance with the terms of the applicable Schedule. A Member who elects to receive his benefit in an annuity option in accordance with a Schedule hereto shall be deemed to have elected to receive his Accounts in cash rather than in Verizon Shares or in Company Shares.

(d) To the extent a Participant’s benefit is subject to the survivor annuity requirements of Code sections 401(a)(11) and 417 pursuant to a Schedule or Section 8.07(b), the Participant may elect as an optional form of benefit a qualified joint and survivor annuity with a survivor percentage between 50% and

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 8. BENEFITS ON TERMINATION
MANAGEMENT 401(K) PLAN	PAGE 36

100% (inclusive)) that constitutes a “qualified optional survivor annuity” with respect to the Plan as such term is defined by Code section 417(g).

(e) The following rules apply to a Member who has elected to receive his benefit under the Plan in installments pursuant to subsection (b), above, and who has begun receiving such installment payments.

(1) The Member may elect to have his remaining installments paid to him (A) on any installment schedule offered under subsection (b), above, with more frequent payments than the original schedule, or (B) in a lump sum.

(2) A Member’s election under subsection (e)(1), above, shall specify that the Member’s remaining benefits shall be paid either (A) in Verizon Shares, to the extent that his Accounts are invested in the Verizon Stock Portfolio and/or in Company Shares to the extent that his Accounts are invested in the Company Shares Fund, the ESOP Shares Fund, or the PAYSOP Shares Fund, with the balance, if any, in cash, or (B) entirely in cash.

8.03 Timing of Benefit Payments

(a) A Member may elect to have his benefit under the Plan commence as of any date after his Termination Date but not later than the required beginning date under Section 8.06. A Member’s election to receive a distribution under the Plan before such required beginning date shall not be valid unless made within the 180-day period ending on the Member’s Benefit Commencement Date and after the Member receives a general description of the material features of, and an explanation of the relative values of, the optional forms of benefit available under the Plan and an explanation of his right to defer receipt of the distribution. The written explanation described in the preceding sentence must be provided not more than 180 days before the Member’s Benefit Commencement Date, and it must offer the Member a period of at least 30 days in which to consider the Member’s distribution options. The distribution may commence less than 30 days after the Member receives the notice if the Member is informed of his right to a period of at least 30 days after receiving the notice to consider whether to elect a distribution or a particular distribution form and if the Member, after being informed of this right, affirmatively consents to the distribution.

(b) Notwithstanding subsection (a), above, if the value of the vested portion of the Accounts of a Member on or after the date the Member ceases to be an Employee does not exceed $5,000, the Member shall receive an immediate distribution of his entire benefit under the Plan in a lump sum in cash, subject to the election of the Member to roll over such distribution in accordance with Section 8.08. For purposes of this Section, the value of a Member’s nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to Rollover Contributions (and earnings allocable thereto).

8.04 Death Benefits

(a) If a Member dies before he commences receiving his benefit under the Plan, the Beneficiary of the Member shall be entitled to receive a benefit equal to the vested portion of the Accounts of the Member.

(b) Benefits to which a Beneficiary is entitled under subsection (a) above, shall be paid in a lump sum in cash as soon as practicable after the Trustee receives written notification of the Member’s death together with any other information or documentation that the Plan Administrator determines to be necessary. However, subject to Section 8.06, a Beneficiary may elect to receive his benefit in any of the optional forms set forth in Section 8.02(b) that the Member could have elected, and a Beneficiary may roll over such distribution to the extent provided in Section 8.08.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 8. BENEFITS ON TERMINATION
MANAGEMENT 401(K) PLAN	PAGE 37

8.05 Designation of Beneficiary

(a) A Member may designate a Beneficiary in the form and manner authorized by the Trustee or Plan Administrator. A Member may designate a trust as his Beneficiary, provided that a Member may not designate a trust as the Beneficiary under any joint and survivor annuity that is available under a Schedule.

(b) If a Member is married, his Beneficiary shall be his Spouse, unless he has designated someone other than his Spouse as his Beneficiary and his Spouse has consented to his designation, witnessed by a notary public or a Plan representative. Such Spouse’s consent shall not be necessary if the Trustee or Plan Administrator has determined that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located, or because of any other circumstances specified in regulations issued by the Secretary of the Treasury. In the absence of such consent, the Member’s Spouse as of his date of death shall be his Beneficiary. Once given the Spouse’s consent shall be irrevocable without the Member’s consent.

(c) A Member may at any time revoke an earlier designation of a Beneficiary by filing a written notice of revocation with the Trustee in the form and manner authorized by the Trustee or the Plan Administrator and may designate a new Beneficiary in the form and manner authorized by the Trustee or Plan Administrator, provided that the spousal consent requirements of subsection (b) are satisfied with respect to each new designation. A revocation or designation of a Beneficiary shall not be effective unless it is received by the Trustee or the Plan Administrator before the Member’s death.

(d) Any designation by a Member of a person as a Beneficiary shall be deemed to be contingent upon the person’s surviving the Member; any designation by a Member of a class or group of Beneficiaries shall be deemed to be a designation of only those members of the class or group who are living at the time of the Member’s death; and any designation by a Member of a trust as a Beneficiary shall be invalid if the trust is not in existence at the time of the Member’s death. A Member may designate (in the manner provided in subsection (a) above) one or more persons or entities (which may include the estate of any Beneficiary who, after such designation, predeceases the Member) as a contingent Beneficiary or Beneficiaries to receive, upon the Member’s death, the benefit that the Beneficiary would have received had he survived the Member; provided that the estate of a Beneficiary shall not be a contingent Beneficiary unless the Member has designated such estate as a contingent Beneficiary.

(e) A disclaimer or other waiver or assignment of benefit by a Beneficiary or any other person shall not be recognized by the Plan, and any benefit payable to a Beneficiary in accordance with the beneficiary designation of a Member shall be paid to such Beneficiary without regard to any such disclaimer, waiver, or assignment.

(f) If a Member fails to designate any Beneficiary in the manner provided in subsection (a) above, and he is not married on his date of death, or if no Beneficiary designated by the Member survives the Member (and the Member has not designated a contingent Beneficiary), and the Member dies while there is a balance credited to his Accounts, the balance of any such Accounts shall be paid to his estate. A Member’s estate shall not receive any benefit under the Plan except in the circumstances described in the immediately preceding sentence.

8.06 Required Distribution of Accounts

This Section shall apply notwithstanding any other provision of the Plan. The sole purpose of this Section is to limit the manner in which the benefit payments may be made under the Plan in accordance with Code section 401(a)(9). This Section does not confer any rights or benefits upon any Member, Spouse, Beneficiary, or any other person; provided, however, that a Member who attains age 70 1/2 may elect to receive or commence receipt of a distribution of his benefit by April 1 of the calendar

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 8. BENEFITS ON TERMINATION
MANAGEMENT 401(K) PLAN	PAGE 38

year immediately following the calendar year in which the Member attains such age, and a Member who makes such an election shall receive or commence receipt of such benefit as if the Member had reached his required beginning date as defined below. Article 16 provides rules for determining the amount of required distributions under this Section and Code section 401(a)(9).

(a) Any benefit that is payable to a Member hereunder shall be distributed or commence not later than the Member’s required beginning date.

(1) The required beginning date of a Member who is a 5% owner is April 1 of the calendar year immediately following the calendar year in which such Member attains age 70 1/2. For this purpose, a Member is considered a 5% owner if such Member is a 5% owner as defined in section 416(i) of the Code (determined in accordance with section 416 of the Code but without regard to whether the Plan is top-heavy) with respect to the Plan Year ending in the calendar year in which the Member attains age 70 1/2. Once distributions have begun to a 5% owner under this Section, they must continue to be distributed, even if the Member ceases to be a 5% owner in a subsequent year.

(2) The required beginning date of a Member who is not a 5% owner (as defined above) is April 1 of the calendar year immediately following the later of (A) the calendar year in which the Member attains age 70 1/2 or (B) the calendar year in which the Member retires.

(b) Any distribution required under the incidental death benefit requirements of Code section 401(a)(9)(G) and the regulations thereunder shall be treated as a distribution required under this Section.

8.07 Distribution Restrictions

(a) Notwithstanding anything to the contrary in this Article or Article 9, contributions (and related Income) that are made or transferred to the Plan and that are subject to the distribution limitations of Code section 401(k)(2)(B) (including elective contributions, qualified matching contributions, and qualified nonelective contributions) may not be distributed or withdrawn earlier than as permitted under Code section 401(k)(2)(B). Accordingly, such contributions may not be distributed or withdrawn earlier than

(1) the Member’s severance from employment, death, or Disability;

(2) termination of the Plan without maintenance of another eligible defined contribution plan by the Company or an Affiliate;

(3) the Member’s attainment of age 59 1/2;

(4) the Member’s hardship to the extent permitted by Section 9.01 (which does not apply to certain Income on elective contributions or to qualified nonelective contributions or qualified matching contributions); and

(5) as permitted by Section 9.06 in connection with a qualified reservist withdrawal (which does not apply to qualified nonelective contributions or qualified matching contributions).

Nothing in this Section permits a distribution or withdrawal of such contributions earlier than the earliest time otherwise permitted by this Article and Article 9 and the applicable Schedules to the Plan. For purposes of this Section, a Member is considered to have a severance from employment when the Member ceases to be an Employee. An individual does not have a severance from employment if, in connection with a change of employment, the individual’s new employer maintains the Plan (or a portion thereof) with respect to the individual.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 8. BENEFITS ON TERMINATION
MANAGEMENT 401(K) PLAN	PAGE 39

(b) Notwithstanding any provision of this Plan to the contrary, if assets are transferred to the Plan in accordance with Section 12.03 and such assets were previously contributed to a defined benefit or money purchase pension plan qualified under Code section 401(a):

(1) any optional form of benefit under the Plan that permits a distribution prior to a Member’s retirement, death, disability, or severance from employment and prior to Plan termination shall not be available with respect to such transferred assets (including post-transfer Income thereon), other than any portion of those assets that are separately accounted for and that are attributable to after-tax employee contributions or direct or indirect rollover contributions.

(2) such assets shall be separately accounted for under the Plan to the extent required by Code sections 401(a)(11) and 417, and any requirements imposed by Code sections 401(a)(11) and 417 shall continue to apply to such assets (and the post-transfer Income thereon).

8.08 Direct Rollover

(a) Upon an election by a Distributee, the Plan Administrator shall direct the Trustee to effect a direct rollover under Code section 401(a)(31) of any distribution from the Plan to which the Distributee is entitled and that qualifies as an Eligible Rollover Distribution to an Eligible Retirement Plan, subject to any provision of the Code limiting the types of plans or arrangements to which a distribution may be rolled over by such Distributee.

(b) For purposes of this Section, the following terms shall have the following meanings:

(1) “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and the portion of any hardship withdrawal under Section 9.01 which is described in Code section 401(k)(2)(B)(i)(IV) and which is made after December 31, 1999. Effective for distributions made after December 31, 2001 a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible. Such portion may also be transferred to an individual retirement plan under section 408A of the Code or to any other qualified plan under Code section 401(a) or annuity contract described in section 403(b) of the Code that agrees to separately account for amounts so transferred in accordance with the foregoing.

(2) “Eligible Retirement Plan” means an individual retirement account described in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a). However, in the case of an Eligible Rollover Distribution made before 2002 to a surviving spouse, an eligible retirement plan is limited to an individual retirement account or individual retirement annuity. Effective for distributions made after December 31, 2001, (i) an Eligible Retirement Plan shall also mean an annuity

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 8. BENEFITS ON TERMINATION
MANAGEMENT 401(K) PLAN	PAGE 40

contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, and (ii) the definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code. An Eligible Retirement Plan includes a Roth individual retirement plan under section 408A. A direct rollover of a distribution from a Roth contributions sub-account under the Plan constitutes an Eligible Rollover Distribution only if made to another Roth contributions account under an applicable retirement plan described in Code section 402A(e)(1) or to a Roth individual retirement plan described in Code section 408A. An Eligible Retirement Plan with respect to a Distribute who is a non-spouse Beneficiary is limited to an individual retirement account or annuity that is an inherited individual retirement account or annuity under Code section 408 or 408A.

(3) “Distributee” A Distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a “qualified domestic relations order”, as defined in Code section 414(p), are Distributees with regard to the interest of the spouse or former spouse. In addition a Distributee includes a designated Beneficiary who is not a spouse.

(4) In the event of a mandatory distribution greater than $1,000 in accordance with the mandatory distribution provisions of the Plan, if the Member does not elect to have such distribution paid directly to an eligible retirement plan specified by the Member in a direct rollover or to receive the distribution directly in accordance with this Article, then the Savings Plan Administrator will direct payment of the distribution in a direct rollover to an individual retirement plan designated by the Plan Administrator.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 8. BENEFITS ON TERMINATION
MANAGEMENT 401(K) PLAN	PAGE 41

ARTICLE 9. HARDSHIP AND OTHER WITHDRAWAL RIGHTS

9.01 Hardship Withdrawals of Elective Contributions

(a) A Member who is an Employee may elect to take a hardship withdrawal of his Elective Contributions and Income thereon (excluding, with respect to Elective Contributions transferred to the Plan, any Income thereon in excess of the Income thereon accrued as of December 31, 1988, and excluding any amounts that secure an outstanding Loan) if:

(1) the Member establishes to the satisfaction of the Trustee in accordance with procedures established by the Plan Administrator that the withdrawal is on account of:

(A) medical expenses described in Code section 213(d) that are incurred by the Member, the Member’s Spouse, or any dependent of the Member (as defined in Code section 152);

(B) the purchase (excluding mortgage payments) of a principal residence for the Member;

(C) the payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Member or his spouse, children, or dependents;

(D) the need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member’s principal residence;

(E) Payments for burial or funeral expenses for the Employee’s deceased parent, spouse, children or dependents;

(F) Expenses for the repair of damage to the Employee’s principal residence that would qualify for the casualty deduction under Code section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income); or

(G) any other event that has been identified in regulations or other guidance of general applicability under Code section 401(k) as an event that is deemed to impose an immediate and heavy financial need upon the Member (regardless of whether the need was reasonably foreseeable or voluntarily incurred by the Member); and

(2) (A) the amount withdrawn does not exceed the need established by the Member in accordance with subsection (a)(1), above, and

(B) the Member has obtained all distributions (other than hardship distributions) and all nontaxable loans currently available under all plans maintained by the Company and the Affiliates.

(b) A Member who takes a hardship withdrawal shall not be eligible to make, for six months following the month in which the withdrawal is received, Elective Contributions and After-Tax Contributions under this Plan, and elective contributions and employee contributions under any other plan maintained by the Company and the Affiliates.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 9. HARDSHIP AND OTHER WITHDRAWAL RIGHTS
MANAGEMENT 401(K) PLAN	PAGE 42

(c) An application for a hardship withdrawal shall be submitted to the Trustee in accordance with procedures established by the Plan Administrator.

9.02 Withdrawals of After-Tax, Rollover, Transfer, and Company-Matching Contributions

(a) Payment of a withdrawal made pursuant to this Section shall be made as soon as practicable after a Member has given the required notice of his election to take a withdrawal. An application for a withdrawal pursuant to this Section shall be submitted to the Trustee in accordance with procedures established by the Plan Administrator.

(b) A Member who is an Employee shall be entitled, at any time, to take a withdrawal from his Member’s Account, ESOP Account, or Transfer Account (as applicable) of his After-Tax Contributions and Income thereon, Rollover Contributions and Income thereon, Transfer Account contributions and Income thereon, and vested Company-Matching Contributions and Income thereon.

(c) A Member with accounts transferred from the Verizon Communications Plan shall also be entitled, at any time, to take a withdrawal of the following amounts so transferred and Income thereon: “Career Level Contributions” as defined by the Verizon Communications Plan, amounts transferred to the Verizon Communications Plan from the PAYSOP, profit sharing contributions transferred to the Verizon Communications Plan from the J.P. Morgan Profit Sharing Plan or made under the Verizon Communications Plan for the benefit of former participants in such plan, and amounts attributable to the “Company Contribution Account” under the Verizon Communications Plan (relating amounts transferred to the Verizon Communications Plan from the National Telephone Directory Company Profit Sharing Plan). In addition such a Member shall be entitled to take a withdrawal from his Accounts of some portion or all of the amounts transferred to the Plan from the Verizon Communications Plan and attributable to the CESOP.

9.03 Withdrawals After Attainment of Age 59 1/2

Upon the attainment of age 59 1/2 by a Member who does not terminate employment with the Company and the Affiliates, the Member may elect to withdraw part or all of the vested portion of his Member’s Account, Transfer Account, or ESOP Account. An application for a withdrawal pursuant to this Section shall be submitted to the Trustee in accordance with procedures established by the Plan Administrator.

9.04 Certain Inactive Members

Any Inactive Member who is not an Employee, but who is employed by an entity in which the Company and the Affiliates have an equity interest of not less than 20%, shall have all the rights of a Member who is an Employee to elect to make withdrawals pursuant to this Article 9.

9.05 Retiree Withdrawals

A Retired Member may take a withdrawal from his Member’s Account or ESOP Account; provided that the minimum withdrawal amount is $1,000 for all withdrawals after the first withdrawal during a Plan Year. An application for a withdrawal pursuant to this Section shall be submitted to the Trustee in accordance with procedures established by the Plan Administrator.

9.06 Qualified Reservist Withdrawal

A Member who, by reason of being a member of a reserve component, is ordered or called to active duty after September 11, 2001 for a period in excess of 179 days or for an indefinite period shall be

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 9. HARDSHIP AND OTHER WITHDRAWAL RIGHTS
MANAGEMENT 401(K) PLAN	PAGE 43

entitled, during the period beginning on the date of such order or call and ending at the close of the active duty period, to take a withdrawal of the portion of his Member’s Account attributable to Elective Contributions. An application for a withdrawal pursuant to this Section shall be submitted to the Trustee in accordance with procedures established by the Plan Administrator.

9.07 Pro-Rata Allocation of Withdrawals

(a) Any amount received by a Member before his Benefit Commencement Date that is attributable to the Member’s After-Tax Contributions shall be subject to the following rules:

(1) The first funds withdrawn shall be treated as a return of the Member’s After-Tax Contributions that were transferred to the Plan from a plan in which they were held as of December 31, 1986 (provided that such contributions meet the requirement of Code section 72(e)(8)(D)) and that have not been withdrawn or distributed previously; and

(2) After all of the Member’s After-Tax Contributions described in subsection (a)(1) have been withdrawn or distributed, the amount of the withdrawal allocated to the Member’s After-Tax Contributions shall be the portion of the amount withdrawn that bears the same ratio to the amount withdrawn as the current balance of the Member’s After-Tax Contributions bears to the portion of his Accounts allocable to the Member’s After-Tax Contributions.

(b) After the amounts specified in subsection (a) have been withdrawn and subject to the special rule below for Members with accounts transferred from the Verizon Communications Plan, amounts in the Accounts of a Member shall be deemed to be withdrawn (to the extent available for withdrawal) in the following order: (1) Rollover Contributions, (2) Transfer Account contributions, (3) Company-Matching Contributions, (4) Unmatched Elective Contributions, and (5) Matched Elective Contributions. For Members with accounts transferred from the Verizon Communications Plan, such amounts shall be deemed to be withdrawn (to the extent available for withdrawal) in the following order: (1) Rollover Contributions, (2) Transfer Account contributions, (3) amounts transferred to the Verizon Communications Plan from the PAYSOP, (4) Company-Matching Contributions, (5) “Career Level Contributions” as defined by the Verizon Communications Plan, (6) amounts transferred to the Verizon Communications Plan from the CESOP and Income thereon, (7) profit sharing contributions transferred or made to the Verizon Communications Plan from the J.P. Morgan Profit Sharing Plan and amounts attributable to the “Company Contribution Account” under the Verizon Communications Plan (relating to the National Telephone Directory Company Profit Sharing Plan), (8) Unmatched Elective Contributions, and (9) Matched Elective Contributions. Except as provided in subsection (c) below, such amounts shall be withdrawn proportionally from all Funds in which the amounts are invested.

(c) A Member may not withdraw a portion of his ESOP Account unless he has first withdrawn all amounts then available for withdrawal under the Profit-Sharing Plan. A Member who is subject to the requirements of section 16 of the Exchange Act may not withdraw any portion of his Account that is invested in the Company Shares Fund, the ESOP Shares Fund, or the PAYSOP Shares Fund unless he has first withdrawn all available amounts that are invested in any other Fund under the Plan.

9.08 Payment of Withdrawals

Withdrawals pursuant to this Article 9 from Funds other than the Company Shares Fund or the Verizon Stock Portfolio shall be payable solely in cash. Withdrawals from the ESOP Account or the Verizon Stock Portfolio shall be payable in cash unless the Member elects to receive the withdrawal in, respectively, Company Shares or Verizon Shares. A Member’s election to receive a withdrawal under this Article 9 shall not be valid unless it is made within the 180-day period ending on the date of

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 9. HARDSHIP AND OTHER WITHDRAWAL RIGHTS
MANAGEMENT 401(K) PLAN	PAGE 44

withdrawal and after the Member receives a general description of the material features of, and an explanation of the relative values of, the optional forms of benefit available under the Plan and an explanation of his right to defer receipt of the withdrawal. The written explanation described in the preceding sentence must be provided not more than 180 days before the date of withdrawal and it must offer the Member a period of at least 30 days in which to consider the Member’s withdrawal options. Distribution of the withdrawal may commence less than 30 days after the Member receives the notice if the Member is informed of his right to a period of at least 30 days after receiving the notice to consider whether to elect a withdrawal or a particular withdrawal form and if the Member, after being informed of this right, affirmatively consents to the withdrawal.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 9. HARDSHIP AND OTHER WITHDRAWAL RIGHTS
MANAGEMENT 401(K) PLAN	PAGE 45

ARTICLE 10. ADMINISTRATION AND INTERPRETATION OF PLAN

10.01 Plan Administrator and Plan Sponsor

The Committee shall be the Plan Administrator, and the Company shall be the sponsor of the Plan as those terms are defined in ERISA.

10.02 Employee Benefits Committee

(a) The Company shall appoint the Committee, consisting of at least three but no more than eleven persons, which shall have such powers as may be necessary to enable it to administer the Plan, except for powers vested in the Company, the Trustee and investment managers. The Committee shall adopt rules for its operation. The Committee may employ or retain persons to render advice with regard to any of its responsibilities under the Plan. A member of the Committee shall serve until a successor is appointed, until he is removed by the Company, or until he resigns from the Committee.

(b) The Committee shall hold meetings upon such notice, at such place or places, and at such intervals as required to carry out its functions.

(c) A majority of the members of the Committee at any time in office shall constitute a quorum for the transaction of business; provided that the Committee may also transact business through its chairman. All resolutions, ratifications, or other actions taken by the Committee shall be taken (1) by the chairman of the Committee or (2) by vote of a majority of those present at a meeting of such Committee or without a meeting by an instrument in writing signed by all the members of such Committee at such time in office.

10.03 Delegation of Authority

(a) The Plan Administrator may allocate and delegate the performance of such fiduciary and non-fiduciary duties, responsibilities, and functions as the Plan Administrator shall deem advisable for the proper management and administration of the Plan to Employees, the Trustee, and/or such other persons as are approved by the Committee. Notwithstanding Section 10.16, any delegation or allocation of authority pursuant to this Section need not be made pursuant to a written instrument. A delegation or allocation of authority may be limited or specific as to the scope and duration of such authority. Any such delegation or allocation of authority may be revoked at any time by the Plan Administrator.

(1) The Plan Administrator has delegated ERISA claims and appeals authority to the Plan Claims Review Committee.

(2) The Plan Administrator has delegated day-to-day Plan administration to the Savings Plan Administrator, which includes those employees of the Human Resources department of the Company who have responsibility for benefits administration relating to the Plan.

(b) The Committee may allocate its fiduciary and non-fiduciary responsibilities among its members. Notwithstanding Section 10.16, any delegation or allocation of authority pursuant to this Section need not be made pursuant to a written instrument. A delegation or allocation of authority may be limited or specific as to the scope and duration of such authority. Any such delegation or allocation of authority may be revoked at any time by the Committee.

(c) The Company may allocate and delegate the performance of its duties, responsibilities, and functions hereunder to Employees. Any such delegate shall have all of the power and authority of the Company to the extent of the delegation, including, to the extent so provided, the power and authority to

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further allocate and delegate duties, responsibility, and functions. Notwithstanding Section 10.16, any delegation or allocation of authority pursuant to this Section need not be made pursuant to a written instrument. A delegation or allocation of authority may be limited or specific as to the scope and duration of such authority. Any such delegation or allocation of authority may be revoked at any time by the Company and shall be automatically revoked with respect to any individual who ceases to be an Employee.

10.04 Claims for Benefits

Any claim for benefits by a Member or anyone claiming through a Member under the Plan shall be delivered in writing by the claimant to the Plan Administrator. The claim shall identify the benefits being requested and shall include a statement of the reasons why the benefits should be granted. The Plan Administrator shall grant or deny the claim. If the claim is denied in whole or in part, the Plan Administrator shall give written notice to the claimant setting forth: (a) the reasons for the denial, (b) specific reference to pertinent Plan provisions on which the denial is based, (c) a description of any additional material or information necessary to request a review of the claim and an explanation of why such material or information is necessary, and (d) an explanation of the Plan’s claim review procedure. The notice shall be furnished to the claimant within a period of time not exceeding 90 days (45 days in the case of a claim relating to Disability benefits) after receipt of the claim; provided that such period of time may be extended, if special circumstances should require, for an additional 90 days (30 days, with the possibility of another 30-day extension, in the case of a claim relating to Disability benefits) commencing at the end of the initial period. Written notice of any such extension shall be given to the claimant before the expiration of the initial period and shall indicate the special circumstances requiring the extension; the date by which the final decision is expected to be rendered; and, in the case of a claim relating to Disability benefits, the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve the issues. The special provisions relating to Disability claims under this Section and Section 10.05 apply only if the Member has not already been determined disabled for purposes of receiving disability benefits under any long-term disability (LTD) plan or pension plan maintained by the Company or any Affiliate.

10.05 Appeals Procedure

A claimant who has been denied a claim for benefits, in whole or in part, may, within a period of 60 days (180 days in the case of a claim relating to Disability benefits) following his receipt of the denial, request a review of such denial by filing a written notice of appeal with the Plan Administrator. In connection with an appeal, the claimant (or his authorized representative) may review pertinent documents and may submit evidence and arguments in writing to the Plan Administrator. The Plan Administrator may decide the questions presented by the appeal, either with or without holding a hearing, and shall issue to the claimant a written notice setting forth: (a) the specific reasons for the decision and (b) specific reference to the pertinent Plan provisions on which the decision is based. The notice shall be issued within the period of time required by section 503 of ERISA, taking into account any permitted extension, if applicable. Written notice of any such extension shall be provided to the claimant prior to the expiration of the initial period. The decision of the Plan Administrator shall be final and conclusive.

10.06 Administrative Discretion; Final Authority

(a) The Plan Administrator shall have the discretionary authority to interpret the Plan and to decide any and all matters arising hereunder, including the right to determine eligibility for participation, benefits, and other rights under the Plan; the right to determine whether any election or notice requirement or other administrative procedure under the Plan has been adequately observed; the right to determine the proper recipient of any distribution under the Plan; the right to remedy possible ambiguities, inconsistencies, or

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omissions by general rule or particular decision; and the right otherwise to interpret the Plan in accordance with its terms.

(b) The Plan Administrator’s determination on any and all questions arising out of the interpretation or administration of the Plan shall be final, conclusive, and binding on all parties.

(c) To the extent that administrative powers or duties are delegated by or to the Plan Administrator, the Committee, a Savings Plan Administrator, the Trustee, or any other individual or entity, the Plan Administrator, Committee, Savings Plan Administrator, Trustee, or such individual or entity shall have complete discretionary authority, as described in the preceding paragraph, to exercise such powers or duties, including, to the extent delegated, the authority to further delegate duties and responsibilities in accordance with Section 10.03.

10.07 Named Fiduciary

The Plan Administrator and the Committee are each a named fiduciary as that term is used in ERISA with respect to the particular duties and responsibilities herein allocated to it.

10.08 Committee Miscellaneous

The members of the Committee shall not receive compensation from assets of the Plan, or otherwise, for serving as Committee members. In addition to its powers set forth herein, the Committee shall have the powers and duties assigned to it under the Trust Agreement.

10.09 Notice to the Committee

Communications to the Plan Administrator shall be addressed to Secretary, Employee Benefits Committee, at the address specified in the summary plan description for the Plan. The Secretary of the Committee is hereby designated as agent for service of legal process with respect to any claims arising under the Plan.

10.10 Notice to Members

Notices, reports and statements to be given, made or delivered to a Member shall be deemed duly given, made or delivered, when addressed to the Member, and delivered by ordinary mail, to his last known address, or by any other method permitted by the Code or ERISA, as applicable.

10.11 Expenses

(a) The Plan Administrator may from time to time establish periodic “account maintenance fees” for expenses related to a Member’s Accounts under the Plan. The account maintenance fees, if any, shall be debited from the Accounts of a Member in the manner determined by the Plan Administrator; provided, however, that if a Member is subject to the requirements of section 16 of the Exchange Act, the account maintenance fee shall be debited from the portions of his Accounts that are not invested in the Company Shares Fund, the ESOP Shares Fund, or the PAYSOP Shares Fund.

(b) Expenses related to a Member’s Loan Account shall be debited as provided in Section 7.05.

(c) Investment management fees, brokerage fees, transfer taxes and other expenses incident to any Fund or to the purchase or sale of securities shall be deemed to be part of the cost of such Fund or securities, or shall be deducted from the earnings or proceeds therefrom, to the extent such expenses are

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attributed to such Fund or securities in Plan expense records and subject to such limitations as may be agreed upon between the Trustee and the Company. Any taxes on any assets held or Income received by the Trustee shall be charged appropriately against the Accounts in such manner as the Plan Administrator determines.

(d) Any remaining expenses of administering the Plan, including the fees and expenses of the Trustee, shall be paid from the Trust except to the extent that such expenses are paid by the Company and the Participating Affiliates without reservation of a right of reimbursement from the Plan. Expenses paid from the Trust shall be paid from forfeitures allocable under Section 4.04 (to the extent that such forfeitures have not previously been allocated to a Member’s or Beneficiary’s account) and from forfeitures arising pursuant to Section 13.09, and, to the extent not paid from such forfeitures, shall be paid from the Trust and allocated to some or all of the Funds on a pro rata basis. Expenses borne by the Company and the Participating Affiliates shall be allocated among the Company and the respective Participating Affiliates in such proportions as shall be agreed upon based on the inclusion in the Plan of their respective employees.

(e) The provisions of this Section shall be subject to the terms of the Trust Agreement, which shall control in the event of any conflict or inconsistency.

10.12 Governing Law

The Plan shall be governed by federal law, and to the extent not preempted thereby, by the laws of the State of New York.

10.13 Required Information

Any person eligible to receive benefits hereunder shall furnish to the Plan Administrator any information or proof requested by the Plan Administrator and reasonably required for the proper administration of the Plan. Failure on the part of any person to comply with any such request within a reasonable period of time shall be sufficient grounds for delay in the payment of any benefits that may be due under the Plan until such information or proof is received by the Plan Administrator. If any person claiming benefits under the Plan makes a false statement that is material to a claim for benefits, any amount paid to such person to which he was not entitled under the provisions of the Plan may be offset against any future payments to such person.

10.14 Qualified Domestic Relations Orders

The Plan Administrator shall establish written procedures to determine the qualified status of domestic relations orders and to administer distributions under Qualified Domestic Relations Orders. Such procedures shall be consistent with ERISA section 206(d) and Code sections 401(a)(13) and 414(p).

10.15 Multiple Functions

Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan in accordance with ERISA section 402(c)(1).

10.16 Procedures for Exercising Authority Under the Plan

Unless otherwise specifically provided in the Plan, the following persons or groups shall exercise their authority under the Plan only in the manner indicated in this Section. Actions not taken in the manner described in this Section shall have no effect with respect to the Plan.

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(a) The Company and the Board of Directors shall exercise their authority under the Plan only pursuant to written resolutions of the Board of Directors or an authorized delegate thereof.

(b) The Committee shall exercise its authority under the Plan either pursuant to written resolutions of the Committee or the chairman of the Committee or by written memorializations of the action in the minutes of a lawfully held and conducted meeting of the Committee.

(c) The Savings Plan Administrator shall exercise his authority under the Plan only pursuant to written instruments.

(d) Any other person or group with authority to act under the terms of the Plan shall exercise that authority only pursuant to written instruments.

10.17 Successors and Delegates; Capacity

(a) Any reference in the Plan to the most senior Human Resources officer of the Company shall include any successor thereto, any individual who holds any such position on an “acting” basis, and, where appropriate, any delegate of any of the foregoing. Except as specifically provided otherwise herein, in performing any responsibility or exercising any authority hereunder, the most senior Human Resources officer is acting on behalf of the Company in a settlor capacity.

(b) Any reference in the Plan to the Chief Financial Officer of the Company shall include any successor to such officer, any individual who holds any such position on an “acting” basis, and, where appropriate, any delegate of any of the foregoing. Except as specifically provided otherwise herein, in performing any responsibility or exercising any authority hereunder, the Chief Financial Officer is acting on behalf of the Company in a settlor capacity.

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ARTICLE 11. TRUST FUND

11.01 Agreement and Declaration of Trust

The Company and/or an entity related thereto shall enter into a Trust Agreement and Declaration of Trust with the Trustee, and any and all rights or benefits accruing to any person under the Plan with respect to any contributions deposited pursuant to the Trust Agreement shall be subject to all the terms and provisions of the Trust Agreement. All the assets of the Plan held by the Trustee pursuant to the Trust Agreement shall be held for the exclusive benefit of Members and their Beneficiaries and for the payment of reasonable expenses of administering the Plan, and no part of the corpus or Income of the Trust Fund shall revert to the Company or a Participating Affiliate or be used for or diverted to any other purpose, except as provided in Section 11.06. No persons shall have any interest in, or right to or under, the Trust Fund or any part of the assets thereof, except as and to the extent expressly provided in this Plan or in the Trust Agreement.

11.02 Trustee

The Trustee shall be appointed from time to time by the Chief Financial Officer of the Company by appropriate instrument, with such powers in the Trustee as to investment, reinvestment, control and disbursement of the funds of the Plan as the Chief Financial Officer of the Company shall approve and as shall be in accordance with the Plan. The Chief Financial Officer of the Company may remove any Trustee at any time, upon reasonable notice, and upon such removal or upon the resignation of any Trustee the Chief Financial Officer of the Company shall designate a successor Trustee, subject to the terms of the Trust Agreement.

11.03 Authority of Trustee

The Trustee may temporarily hold the monies applicable to the purchase of assets for the Funds pending investment in the types of assets of each such Fund in cash, or it may deposit them at reasonable rates of interest with banks, including deposits with a fiduciary of the Plan, and may invest in short-term United States Government obligations or commercial paper.

11.04 Trustee Accounts

The Plan Administrator shall direct the Trustee to segregate the assets of the Plan into separate Accounts as necessary or appropriate for the administration of the Plan.

11.05 Disbursement of Assets

The Plan Administrator shall determine the manner in which the assets of the Plan shall be disbursed, including the form of voucher or warrant to be used in making disbursements and the due qualification of persons authorized to approve and sign the same, subject to the provisions of the Trust Agreement under which the assets of the Plan are held.

11.06 Return of Contributions

The Trustee shall return assets of the Plan to the Company or to a Participating Affiliate in the following circumstances:

(a) All contributions to the Plan are conditioned on the initial qualification of the Plan under sections 401(a) and 401(k) of the Code. If the Company or a Participating Affiliate makes contributions

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 11. TRUST FUND
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to the Plan before the receipt of an initial favorable determination letter from the Internal Revenue Service with respect to the Plan, and the Internal Revenue Service subsequently reaches a final adverse determination with respect to the Plan’s initial qualification, the Trustee shall, at the request of the Company or Participating Affiliate, return the contributions and all earnings thereon within one year after the Internal Revenue Service issues the final adverse determination; provided that the application for a determination is made by the time prescribed by law for filing such determination.

(b) All contributions to the Plan are conditioned on their deductibility under Code section 404 for the taxable year with respect to which the contributions are made. If the Internal Revenue Service disallows a current deduction with respect to any portion of a contribution for such taxable year, the Trustee shall, at the request of the Company or Participating Affiliate, return the nondeductible portion of the contribution within one year after the Internal Revenue Service disallows the deduction. Earnings attributable to the nondeductible contribution shall not be returned to the Company or Participating Affiliate, and any losses attributable to such contribution shall reduce the amount returned.

(c) If any portion of a contribution is made by the Company or a Participating Affiliate by mistake of fact, the Trustee shall, at the request of the Company or Participating Affiliate, return the mistaken portion of the contribution within one year after the Trust receives the contribution. Earnings attributable to the mistaken contribution shall not be returned to the Company or Participating Affiliate, and any losses attributable to such contribution shall reduce the amount returned.

(d) The Trustee may take any other action that is authorized under the terms of the Plan and the Trust Agreement and that is deemed under applicable law not to be a violation of any of the prohibitions set forth in Section 11.01.

11.07 Authority of Trustee Generally

Except as otherwise provided in the Plan, the authority of the Trustee with respect to the Trust Fund shall be subject to the terms of the Trust Agreement.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 11. TRUST FUND
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ARTICLE 12. AMENDMENT AND TERMINATION

12.01 Amendment

(a) Except as provided in subsection (c) below, the Company reserves the right at any time, and from time to time, by action of the Board of Directors acting on behalf of the Company in a settlor capacity, to modify or amend in whole or in part, any or all of the provisions of the Plan; provided that the Plan may also be amended to the extent and in the manner provided in Section 3.11; and provided further that the Plan may also be amended by the most senior Human Resources officer of the Company acting on behalf of the Company in a settlor capacity. No such amendment or modification shall have the effect of revesting in the Company or the Participating Affiliates any part of the Trust Fund or reducing the accrued benefits of Members or their Beneficiaries or of diverting any part of the Trust Fund to any purpose other than for the exclusive benefit of Members and their Beneficiaries and the payment of reasonable Plan administration expenses. Except to the extent otherwise required by applicable law, or to the extent expressly provided in a particular amendment to the Plan, any individual who does not complete at least one hour of active employment with the Company or an Affiliate on or after the effective date of any amendment to the Plan shall not have his benefits, if any, increased by such amendment. The Plan Administrator’s modification of its written administrative procedures under the Plan (including Loan procedures, claims procedures, and qualified domestic relations order procedures) shall not be deemed to be an amendment of the Plan for purposes of the first sentence of this Section, but shall be deemed to be an amendment of the Plan for purposes of all other provisions of this Section.

(b) If the Internal Revenue Service requires that one or more amendments be adopted to the Plan as a condition of receiving a favorable determination letter or closing or similar agreement, and the representative of the Company with respect to the proceeding agrees in writing to the adoption of such amendments, such amendments will, upon the issuance of the requested determination letter or agreement, be deemed to have been adopted, automatically without further action by the Company.

(c) To the extent that any provision of the Plan would permit the allocation to a Member’s Account of any employer contribution that is neither a section 401(k) contribution nor a “related employer matching contribution” (within the meaning of Rule 16b-3 under the Exchange Act), the Company shall not amend the allocation formula with respect to such contribution more frequently than once every six months, except to the extent that an amendment is required pursuant to the Code or ERISA.

12.02 Termination or Partial Termination

(a) The Company reserves the right, by action of the Board of Directors, to terminate or partially terminate the Plan at any time. Upon the termination or partial termination of the Plan, or upon the complete discontinuance of contributions under the Plan, the Accounts of Members affected by the termination, partial termination, or complete discontinuance of contributions shall be nonforfeitable.

(b) Any Participating Affiliate may, by action of its board of directors, withdraw at any time from participation in the Plan at which point the Members who are its Employees shall become Inactive Members. Each such Inactive Member may change the investment of the amount in his Accounts in accordance with Section 6.02 and may withdraw the entire balance of his Accounts on his Termination Date.

12.03 Mergers, Consolidations, and Transfers into and out of the Plan

(a) In General. The Plan may be merged into or consolidated with another plan, its assets or liabilities may be transferred to another plan, or the assets or liabilities of another plan may be transferred to this Plan. At the time of such transfer to this Plan, any person with respect to whom assets are transferred

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shall become an Inactive Member in the Plan pursuant and subject to Section 2.01(c). To the extent that Code section 401(a)(12) or 414(1) is applicable and in accordance therewith, no such merger, consolidation, or transfer shall be consummated unless each Member and Beneficiary under the Plan would, if the resulting plan then terminated, receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer, if the Plan had then terminated. The preceding sentence shall not apply if such alternative requirements that may be imposed by the regulations under Code section 414(l) are satisfied.

(b) Transfers to the Plan

(1) If authorized by the most senior Human Resources officer of the Company, any other defined contribution plan may be merged in its entirety into this Plan or any portion of any other defined contribution plan may be transferred into this Plan (collectively, an “Inbound Transfer”), with this Plan as the surviving instrument. Any assets transferred to the Plan in connection with an Inbound Transfer shall be transferred to the Trustee and shall be assets of the Plan, and any liabilities transferred to the Plan in connection with an Inbound Transfer shall be liabilities of the Plan. The Plan shall remain a single plan with any and all of its assets (regardless of the entity to whose contributions such assets can be traced) available to pay the benefits of each Member and Beneficiary hereunder and any other liabilities of the Plan.

(2) Each participant with respect to whom an Inbound Transfer is made (an “Incoming Employee”) shall have a Member’s Account and/or an ESOP Account under the Plan on the date as of which the Inbound Transfer is effective, with accrued or vested benefits under the Plan equal to his accrued or vested benefits that are transferred to the Plan in connection with the Inbound Transfer. The Plan Administrator shall specify how such transferred amounts shall be allocated among (A) an Incoming Employee’s ESOP Account and the various subaccounts (as described in Section 5.02) of his Member’s Account, (B) the Funds, pending the completion by an Incoming Employee of an investment direction in accordance with Section 6.01(a), and (C) whether and under what conditions the transfer of loans will be accepted into this Plan.

(3) If a plan to be merged into the Plan is sponsored by an Affiliate and the merger into the Plan is approved by the Affiliate, the Affiliate may, with the specific approval of the Board of Directors or the most senior Human Resources officer of the Company, become a co-sponsor of the Plan, included in the definition of Participating Affiliate hereunder. Except as the most senior Human Resources officer of the Company may otherwise specify in writing (which writing shall be incorporated by reference into and be made part of the Plan), the membership of Incoming Employees in the Plan in connection with such a merger shall be determined in accordance with Article 2.

(4) Except as provided in an applicable schedule to the Plan or as the most senior Human Resources officer of the Company may specify in writing (which writing shall be incorporated by reference into and be made part of the Plan) in accordance with the succeeding provisions of this subsection (b)(4), the Members’ Accounts and ESOP Accounts of Incoming Employees shall be treated respectively in all respects as Members’ Accounts or ESOP Accounts under the Plan.

(A) Vesting. The most senior Human Resources officer of the Company shall specify which of the following three options shall establish the extent to which an Incoming Employee is vested under the Plan: (A) the vesting schedule under the transferor plan; (B) the vesting schedule under the Plan; or (C) the vesting schedule elected by the Incoming Employee in accordance with Code section 411(a)(10)(B) (if such an election is offered). The most senior Human Resources officer of the Company may specify any option permitted by law, different options with respect to some or all Incoming Employees in connection with the same Inbound Transfer, and different options with

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respect to different portions of an Incoming Employee’s accounts under the Plan (such as portions attributable to an Inbound Transfer or the Incoming Employee’s entire account balance). The extent to which any Incoming Employee shall be vested in amounts transferred to the Plan under this Section shall in no event be less than the extent to which he was vested in such amounts under the transferor plan immediately before transfer of the amounts to the Plan.

(B) Distribution Forms and Withdrawal Rights. The most senior Human Resources officer of the Company may specify additional distribution forms and withdrawal rights, if any, that are to be made available with respect to transferred amounts. To the extent required by Code section 411(d)(6) the Plan shall and hereby does make available with respect to transferred amounts any distribution forms or withdrawal rights provided under the transferor plan with respect to such amounts immediately before the transfer.

(5) If so directed by the most senior Human Resources officer of the Company, the Trustee shall maintain a separate accounting of an Incoming Employee’s benefits transferred to the Plan in connection with an Inbound Transfer and any other benefits of the Incoming Employee under the Plan, such that gains, losses, withdrawals, contributions, forfeitures, and other credits or charges are allocated between the transferred benefits and any other benefits on a reasonable and consistent basis.

(c) Transfers out of the Plan. At such times as the most senior Human Resources officer of the Company authorizes, assets and liabilities in the Account of any Member may be transferred to any other defined contribution plan sponsored by the Company or an Affiliate or to any other plan sponsored by another employer. The authority granted under this subsection expressly includes, but is not limited to, the authority to transfer assets and liabilities in the Account of any Member who ceases to be an Eligible Employee to any other defined contribution plan sponsored by the Company or an Affiliate in which such Member actively participates. The portion of a Member’s Account attributable to Elective Contributions and qualified nonelective contributions will not be transferred to another plan unless the Savings Plan Administrator reasonably determines that the other plan satisfies Code section 401(k)(2)(B) with respect to the transferred amounts or unless the transfer is a direct rollover or is an elective transfer of otherwise distributable amounts.

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ARTICLE 13. MISCELLANEOUS

13.01 Interest in the Plan

All persons shall look solely to the Trust Fund for the payment of any benefits under the Plan, and no person shall have any interest in, or right to, any part of the assets of the Plan or the Income therefrom, or any rights in, to, or under the Plan except as and to the extent expressly set forth herein.

13.02 Elections

Elections hereunder shall be made by a Member (a) in writing by the completion and delivery to the Trustee or Plan Administrator, as applicable, of forms prescribed by the Plan Administrator for such purposes or (b) in any other form and manner approved by the Plan Administrator within the time limits set forth hereunder with respect to each such election, or, if no time limit is set forth, within such time limits as may be established by the Plan Administrator.

13.03 Continuation of Employment

Neither the establishment of the Plan nor the payment of any benefits thereunder nor any action of the Company, a Participating Affiliate, the Plan Administrator or the Trustee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Company or any Participating Affiliate, and the Company and each Participating Affiliate expressly reserve the right to discharge any Employee whenever the interest of the Company or the Participating Affiliate in its sole judgment may so require, without liability to the Company, Participating Affiliate, Trustee, or Plan Administrator.

13.04 Anticipation of Benefit

(a) Except as otherwise provided in Article 7 or Section 13.10 or as otherwise required by law, no benefit payable under the Plan or any vested interest therein shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, garnishment or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of the person entitled to such benefits or interest; provided that:

(1) an arrangement whereby benefit payments are paid to a Member’s savings or checking account in a financial institution is not prohibited.

(2) once a Member begins receiving benefits under the Plan, he may assign or alienate the right to future payments if such transaction is limited to assignments or alienations that (A) are voluntary and revocable; (B) with respect to a particular benefit payment, do not in the aggregate exceed 10% of such payment; and (C) are neither for the purpose, nor have the effect, of defraying administration costs of the Plan. An attachment, garnishment, levy, execution or other legal or equitable process is not considered a voluntary assignment or alienation.

(3) payments made in accordance with a Qualified Domestic Relations Order are not prohibited.

13.05 Payment in Case of Incapacity

In the event that the Plan Administrator shall find that a Member or other person entitled to receive payment of benefits under the Plan is unable to manage his own affairs because of illness or

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accident or is a minor, the Plan Administrator may direct that any benefit payment due him, unless a claim shall have been made therefor by a duly appointed legal representative, be paid to his spouse, a child, a parent or other blood relative, or to a person with whom he resides. Any such payment shall be a complete discharge of the liabilities of the Plan therefor.

13.06 Voting and Tendering of Company Securities

(a) For the purposes of voting or responding to bona fide offers with respect to the securities of the Company held by the Plan (including Company securities that are held in the Trust and are not allocated to the Accounts of a Member), each Member and Beneficiary whose account is invested in whole or in part in Company securities shall be a “named fiduciary” within the meaning of ERISA section 403(a)(1). The Trustee shall follow the proper directions of the Members and Beneficiaries with respect to such securities in the manner described in this Section.

(b) Before each annual or special meeting of shareholders of the Company, there shall be sent to each Member or Beneficiary to whom shares are allocated under the Company Shares Fund, the ESOP Shares Fund, or the PAYSOP Shares Fund a copy of the proxy solicitation material for the meeting, together with a form requesting instructions to the Trustee on how to vote the Company Shares and other voting securities of the Company credited to his Accounts. Upon receipt of such instructions, the Trustee shall vote the securities as instructed.

(c) The Trustee shall vote the securities for which no voting instructions are received (including securities that are held in the Trust and are not allocated to the Accounts of a Member) in the same proportion as the securities for which instructions are received. For this purpose, the Trustee shall aggregate the instructions that it receives with respect to all voting securities of the Company held in the Company Shares Fund, the ESOP Shares Fund, and the PAYSOP Shares Fund, and shall vote all uninstructed securities of the Company held in the Company Shares Fund, the ESOP Shares Fund, and the PAYSOP Shares Fund in the same proportion as the aggregate of the instructed securities.

(d) In the event that a bona fide offer (such as a tender offer or exchange offer) shall be made to acquire any equity securities of the Company held by the Trustee, each Member or Beneficiary shall be entitled to direct the Trustee as to the disposition of the securities (including fractional shares) credited to his Accounts, and to direct the Trustee to take other solicited action on his behalf (excluding the voting of such securities) with respect to the securities allocated to his Accounts. The Company, with the cooperation of the Trustee, shall use its best efforts to provide each Member or Beneficiary to whom this subsection may apply with a copy of any offer solicitation material generally available to members of the public who hold the securities affected by the offer, or with such other written information as the offeror may provide. Such material shall be provided with a form requesting instructions to the Trustee as to the disposition under the offer of the securities allocated to the Accounts of each Member. Upon receipt of such instructions from the Member or Beneficiary, the Trustee shall respond to the offer in accordance with such instructions with respect to the securities allocated to the Member’s or Beneficiary’s Accounts.

(e) The Trustee shall not tender Company securities with respect to which no instructions are received (including securities that are held in the Trust and are not allocated to the Accounts of a Member) in response to an offer described in subsection (d).

(f) In the case of Company securities that previously had been allocated to an Account under the Plan, the proceeds received upon the acceptance of any offer described in the preceding subsection shall be invested by the Trustee as directed by the Member or Beneficiary to whose Account the proceeds are allocated, in any Fund or any permitted combination of Funds, in accordance with the provisions of Article 6 of the Plan that apply to the investment of a Member’s Elective Contributions, After-Tax Contributions,

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Rollover Contributions, or Transfer Account contributions. In the case of Company securities that previously had not been allocated to an Account under the Plan, the proceeds received upon the acceptance, if any, of an offer described in the preceding subsection shall be reinvested in Company securities, or allocated to Members or Beneficiaries in a manner directed by the Company.

13.07 Voting and Tendering of Verizon Securities

(a) For the purposes of voting or responding to bona fide offers with respect to the securities of Verizon held by the Plan, each Member and Beneficiary whose account is invested in whole or in part in Verizon securities shall be a “named fiduciary” within the meaning of ERISA section 403(a)(1). The Trustee shall follow the proper directions of the Members and Beneficiaries with respect to such securities in the manner described in this Section 13.07.

(b) Before each annual or special meeting of shareholders of Verizon, the Company shall provide or cause to be provided to each Member or Beneficiary to whom shares are allocated under the Verizon Stock Portfolio a copy of the proxy solicitation material for the meeting, together with a form requesting instructions to the Trustee on how to vote the Verizon Shares and other voting securities of Verizon credited to his Accounts. Upon receipt of such instructions, the Trustee shall vote the securities as instructed.

(c) The Trustee shall vote the securities for which no voting instructions are received (including securities that are held in the Trust and are not allocated to the Accounts of a Member) in the same proportion as the securities for which instructions are received. For this purpose, the Trustee shall aggregate the instructions that it receives with respect to all voting securities of Verizon held in the Verizon Stock Portfolio and shall vote all uninstructed securities of Verizon held in the Verizon Stock Portfolio in the same proportion as the aggregate of the instructed securities.

(d) In the event that a bona fide offer (such as a tender offer or exchange offer) shall be made to acquire any equity securities of Verizon held by the Trustee, each Member or Beneficiary shall be entitled to direct the Trustee as to the disposition of such securities (including fractional shares) credited to his Accounts, and to direct the Trustee to take other solicited action on his behalf (excluding the voting of such securities) with respect to such securities allocated to his Accounts. The Company, with the cooperation of the Trustee, shall use its best efforts to provide each Member or Beneficiary to whom this subsection may apply with a copy of any offer solicitation material generally available to members of the public who hold the securities affected by the offer, or with such other written information as the offeror may provide. Such material shall be provided with a form requesting instructions to the Trustee as to the disposition under the offer of such securities allocated to the Accounts of each Member. Upon receipt of such instructions from the Member or Beneficiary, the Trustee shall respond to the offer in accordance with such instructions with respect to the Verizon securities allocated to the Accounts of the Member.

(e) The Trustee shall not tender Verizon securities with respect to which no instructions are received (including securities that are held in the Trust and are not allocated to the Accounts of any Member) in response to an offer described in subsection (d).

(f) In the case of Verizon securities that previously had been allocated to an Account under the Plan, the proceeds received upon the acceptance of any offer described in the preceding subsection shall be invested by the Trustee as directed by the Member or Beneficiary to whose Accounts the proceeds are allocated, in any Fund or any permitted combination of Funds, in accordance with the provisions of Article 6 of the Plan that apply to the investment of a Member’s Elective Contributions, After-Tax Contributions, Rollover Contributions, and other amounts transferred to the Plan on the Member’s behalf pursuant to Section 12.03. In the case of Verizon securities that previously had not been allocated to an Account under

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the Plan, the proceeds received upon the acceptance, if any, of an offer described in the preceding subsection shall be allocated to Members or Beneficiaries in a manner directed by the Company.

13.08 Payment of Verizon Shares and Company Shares

In the event a Member or a Beneficiary becomes entitled to receive a disbursement from an Account, part or all of which is invested in the Verizon Stock Portfolio, the Company Shares Fund, the ESOP Shares Fund, or the PAYSOP Shares Fund, such person shall be entitled to receive disbursements from the Verizon Stock Portfolio, PAYSOP Shares Fund, or ESOP Shares Fund portion of the Member’s Account, ESOP Account, or Transfer Account in either Verizon Shares and/or Company Shares, respectively, or in cash, whichever such person shall elect, provided that the Member’s election under this Section does not contravene any other applicable provision of the Plan.

13.09 Inability to Locate Members

Each Member and Beneficiary entitled to receive a benefit under the Plan shall keep the Plan Administrator or the Trustee advised of his current address. Any benefit in respect of which the Trustee has issued a check that has not been presented for payment (a “Pending Payment”) shall be invested in accordance with Section 6.04 pending actual payment, and earnings on such amounts shall be used to reduce the cost of administering the Plan. If the Trustee is unable to locate the payee of a Pending Payment for a period of six months, commencing with the day on which the check is issued, the total amount of the Pending Payment (i.e., exclusive of any earnings) shall be reinstated as an account under the Plan on behalf of the Member or Beneficiary with respect to whom the check was issued and shall be invested in accordance with Section 6.04 (or in such other Fund(s) as are designated in accordance with Section 6.01(g)). If the Trustee is unable to locate the Member or Beneficiary for an additional period of six months, the total amount of the Pending Payment shall be forfeited and shall be used to reduce the cost of administering the Plan; provided, that if such Member or Beneficiary makes a claim in writing to the Plan Administrator for such benefit after the expiration of such 12-month period, the benefit (exclusive of any earnings or losses after the forfeiture) shall be reinstated. In the event of such reinstatement, payment shall commence to the Member or Beneficiary in the same form as initially applicable, commencing as of the first day of the month next following the expiration of 30 days after the date on which the Plan Administrator receives his written claim. Benefits reinstated in any Plan Year shall be derived from forfeitures under this Section for the Plan Year and, to the extent such forfeitures are less than the benefits to be reinstated, from additional Company contributions to the Plan.

13.10 Recovery of Overpayments

The Plan has a right of reimbursement and recovery against any person who receives or holds a payment from the Plan in excess of the amount to which such person is entitled under the terms of the Plan. The Plan Administrator or the Trustee may recover the amount overpaid in any manner determined by the Plan Administrator or Trustee to be in the best interests of the Plan, including by legal action against the recipient and/or holder of the overpayment or by offset against other or future benefits payable to or with respect to the participant or beneficiary under the Plan. The provisions of this section are intended to clarify existing rights of the Plan and apply to all past or future overpayments.

13.11 Savings Clause

In the event any provision of the Plan is held to be in conflict with or in violation of any state or federal statute, rule, or decision, all other provisions of this Plan shall continue in full force and effect. In the event that the making of any payment or the provision of any other benefit required under the Plan is held to be in conflict with or in violation of any state or federal statute, rule, or decision or otherwise

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invalid or unenforceable, such conflict, violation, invalidity, or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and in the event that the making of any payment in full or the provision of any other benefit required under the Plan in full would be in conflict with or in violation of any state or federal statute, rule, or decision or otherwise invalid or unenforceable, then such conflict, violation, invalidity, or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be in conflict with or in violation of any state or federal statute, rule, or decision or otherwise invalid or unenforceable, and the maximum payment or benefit that would not be in conflict with or in violation of any state or federal statute, rule, or decision or otherwise invalid or unenforceable shall be made or provided under the Plan.

13.12 Top-Heavy Requirements

(a) This Section shall apply only if the Plan becomes Top-Heavy. The Plan shall be deemed to be “Top-Heavy” if, as of the Determination Date and valuation date coincident therewith, either (1) the aggregate Accounts of Key Employees under the Plan exceeds 60% of the aggregate Accounts of all Employees, or (2) it is included in a Required Aggregation Group for which the sum of the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group, and the aggregate of the accounts of Key Employees under all defined contribution plans included in such group exceeds 60% of the analogous sum determined for all Employees. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan in the Required Aggregation Group during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been in the Required Aggregation Group. In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period.” The accrued benefits and accounts of any individual who has not performed services for the Company during the 1-year period ending on the Determination Date shall not be taken into account. The determination of whether a Plan is Top-Heavy shall be made in accordance with Code section 416(g) and the regulations thereunder. If the Plan is Top-Heavy as of any Determination Date, subsections (c) and (d) of this Section shall become effective as of the first day of the Plan Year following that Determination Date.

(b) Definitions. For purposes of this Section, the following definitions shall apply, and shall be interpreted in accordance with Code section 416. Unless otherwise specified herein, other terms used in this Section have the respective meanings ascribed thereto by the other provisions of the Plan. References in this Section to provisions “hereof” refer to provision of this Section.

(1) “Compensation” has the meaning ascribed thereto by Treasury regulation section 1.415-2(d).

(2) “Determination Date” means, with respect to any Plan Year, the last day of the immediately preceding Plan Year.

(3) “Company” means the Company (as defined in Section 1.01(l)) and any Affiliate.

(4) “Key Employee” means Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Company having annual compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of the Company, or a 1-percent owner of the Company having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code.

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(5) “Required Aggregation Group” means one or more Frontier Plans comprising each Frontier Plan in which a Key Employee is a participant and each Frontier Plan that enables any Frontier Plan in which a Key Employee is a participant to meet the requirements of Code section 401(a)(4) or 410.

(6) “Top-Heavy Year” means a Plan Year for which the Plan is deemed to be Top-Heavy.

(7) “Frontier Plan” means any defined contribution plan or defined benefit plan (including any terminated plan) of the Company that is subject to Code section 416.

(c) Minimum Contribution Requirements. The minimum contribution requirement shall be satisfied under this Plan for any Active Member who participates in this Plan and another Frontier Plan or other plan otherwise required to be aggregated with the Plan for purposes of satisfying such requirement. As of the last day of each Top-Heavy Year, the Company shall make, for each Active Member, (1) the Company contributions it otherwise would have made under the Plan for such Top-Heavy Year, or if greater, (2) contributions for such Top-Heavy Year that, when added to the contributions made by the Company for such Active Member (and any forfeitures allocated to his accounts) for such Top-Heavy Year under all other defined contribution plans of the Company, equal three percent of his Compensation; provided that (i) the Plan shall meet the requirements of subsections (c) and (d) hereof without taking into account Elective Contributions and (ii) the Company shall not make contributions to the Plan that, in the aggregate, exceed its then current or accumulated earnings. Company-Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to Company-Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Company-Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code. The preceding provisions of this subsection shall not apply during a Top-Heavy Year to any Active Member who is also covered by a defined benefit Frontier Plan, and such employee shall instead be entitled for such year to a minimum benefit accrual under such defined benefit plan, in accordance with Code Section 416(c)(1).

(d) Vesting Requirements. Effective as of the first day of any Top-Heavy Year, a Member who has completed three years of continuous service, and who is credited with an hour of service in such Top-Heavy Year, shall be fully vested in his Member’s Account and ESOP Account. Any amount vested pursuant to this subsection (d) shall not be forfeitable under provisions that otherwise would be permitted by Code section 411(a)(3)(B) (relating to suspension of benefits upon reemployment) or 411(a)(3)(D) (relating to forfeitures upon withdrawal of mandatory contributions). Further, if the Plan ceases to be Top-Heavy, thus necessitating a change in the Plan’s benefit structure (including the vesting schedule outlined in the first sentence of this subsection (d)) any Member who has five or more years of service, shall be permitted to elect to remain under the vesting schedule outlined in the first sentence of this subsection (d).

13.13 Multiple-Employer Plan

(a) From time to time, the Plan may be adopted by an employer (for purposes of this Section, a “Cosponsoring Employer”) that is not an Affiliate, provided that such Cosponsoring Employer is an affiliate of the Company within the meaning of ERISA section 407(d)(7). Any adoption of the Plan by a Cosponsoring Employer must be authorized by (1) the board of directors (or other governing body) of the Cosponsoring Employer (by written instrument) and (2) the Board of Directors, or

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(b) If the Plan is adopted by a Cosponsoring Employer, the Plan shall be administered with respect to the Company, the Participating Affiliates, and any Cosponsoring Employer in accordance with the following special rules:

(1) Except for purposes of Section 20.06(c), the Cosponsoring Employer shall be treated as a Participating Affiliate;

(2) For purposes of determining the extent to which an Employee of a Cosponsoring Employer is vested in his Account under the Plan, the Company, the Participating Affiliates, and the Cosponsoring Employer shall be treated as a single employer;

(3) For purposes of determining whether the Plan satisfies any applicable coverage or nondiscrimination requirements under the Code or the Plan (such as those set forth in Sections 3.07 and 3.08), the portion of the Plan attributable to the Cosponsoring Employer shall not be aggregated with the portion of the Plan attributable to Company and the Participating Affiliates;

(4) For purposes of determining whether the Plan satisfies the requirements of Article 19, annual additions attributable to a Cosponsoring Employer shall be aggregated with annual additions attributable to the Company or a Participating Affiliate only to the extent required pursuant to Code section 415(h); and

(5) The Plan shall otherwise be administered in accordance with the provisions of Code section 413(c) to the extent that such provisions apply to the Plan.

13.14 Merger of the Verizon Communications Plan

To the extent provided in guidelines established by the Plan Administrator and communicated to the Trustee, specified features of the Verizon Communications Plan shall be preserved for specified Members who were participants in such plan prior to the transfer of a portion of such plan into the Plan. Except as specifically provided herein and in such guidelines, former participants in the Verizon Communications Plan shall be subject to all of the terms of this Plan.

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ARTICLE 14. ESOP PROVISIONS

14.01 Introduction

(a) This Article 14 of the Plan shall be known as the “ESOP.” The ESOP provides for the investment of contributions to the Plan, and the Income thereon, in Company Shares, so that Members will have an opportunity to become shareholders of the Company. The ESOP also holds certain Company Shares that were originally held under the CESOP and the PAYSOP and that were transferred to this Plan from the Verizon Communications Plan.

(b) The Company intends that the Profit-Sharing Plan and the ESOP together shall constitute a single plan under Code section 414(l). Accordingly, the provisions set forth in the other articles of the Plan shall apply to the ESOP in the same manner as those provisions apply to the Profit-Sharing Plan, except to the extent that those provisions are by their terms inapplicable to the ESOP, or to the extent that they are inconsistent with the specific provisions set forth below in this Article 14.

14.02 Definitions

The following words and phrases, as used in this Article 14, shall have the following meanings unless a different meaning is plainly required by the context:

(a) “ESOP Account” shall mean an account established pursuant to Section 14.07 to reflect a Member’s or Beneficiary’s interest in the ESOP.

(b) “ESOP Shares Fund” shall mean the investment fund established pursuant to Section 14.09 hereof, for the investment of certain ESOP assets. The ESOP Shares Fund shall include Company Shares that are attributable to Verizon Shares that were purchased with an exempt loan and Income thereon and that were transferred to the Plan from the Verizon Communications Plan. The ESOP Shares Fund might also include short-term investment funds (and any earnings thereon) and Company Shares that the Company and the Participating Affiliates contribute directly to the ESOP as Company-Matching Contributions (including Company Shares that are attributable to Verizon Shares that were contributed directly to the ESOP under the Verizon Communications Plan as a Company-Matching Contribution and that were transferred to the Plan from the Verizon Communications Plan). The Plan is intended to include the ESOP Shares Fund, notwithstanding the volatility of such fund and notwithstanding any extended downturns in the price of Company Shares. The ESOP Shares Fund may not be removed as a Plan investment fund except pursuant to an amendment to the Plan adopted in accordance with Section 12.01.

(c) “PAYSOP Shares Fund” shall mean shall mean Company Shares (and other amounts to be reinvested in the fund) that were transferred from the Verizon Communications Plan and that are attributable to the CESOP and the PAYSOP. Within the PAYSOP Shares Fund, separate accounting shall be maintained for shares acquired before August 5, 1989 under any predecessor plan (including the Verizon Communications Plan). The PAYSOP Shares Fund is a component of the ESOP Shares Fund.

14.03 Contributions

(a) Except as otherwise provided in this Section,

(1) the Company and the Participating Affiliates shall make a regular matching contribution to the ESOP for each payroll period out of their respective current or accumulated earnings and profits. Subject to Sections 14.05 and 14.06, the contribution by the Company and the Participating

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Affiliates shall be in an amount that, when increased by the total amount of any forfeitures allocable under Section 4.04, shall provide an allocation to—

(A) each Management Member equal in value to 100% of the Management Member’s Matched Contributions for such payroll period; and

(B) each Non-Management Member equal in value to—

(i) 100% of the Non-Management Member’s Matched Contributions for such payroll period, to the extent that such Matched Contributions, in the aggregate, do not exceed 4% of the Member’s Compensation for such payroll period, and

(ii) 50% of the Non-Management Member’s Matched Contributions for such payroll period, to the extent that such Matched Contributions, in the aggregate, exceed 4% of the Member’s Compensation for such payroll period.

(2) the Company and the Participating Affiliates may make a discretionary performance-based Company-Matching Contribution to the ESOP for each Plan Year out of their respective current or accumulated earnings and profits. Subject to the requirements of Sections 14.05 and 14.06 and to the provisions of subsections (A) through (B) below, the amount of such contribution by the Company and the Participating Affiliates shall be determined in the sole discretion of the most senior Human Resources officer of the Company.

(A) The incentive discretionary performance-based Company-Matching Contribution shall be allocated solely to Management Members who make Incentive Deferrals. The amount of such Company-Matching Contribution shall not exceed the amount that provides an allocation to each such Management Member equal in value to 50% of the Management Member’s Incentive Deferrals.

(B) The regular discretionary performance-based Company-Matching Contribution shall be allocated solely to Eligible Members. The amount of such Company-Matching Contribution for a Plan Year shall not exceed the amount that provides an allocation to each such Eligible Member equal in value to 50% of the Eligible Member’s Matched Contributions for such Plan Year exclusive of the Member’s Incentive Deferrals made during such Plan Year.

(3) the Company and the Participating Affiliates shall make a true-up Company-Matching Contribution to the ESOP for each Plan Year out of their respective current or accumulated earnings and profits. Such contribution, if any, shall be allocated solely to True-Up Eligible Members. Subject to the requirement of Sections 14.05 and 14.06, the amount of such contribution for a True-Up Eligible Member shall be an amount which, when aggregated with the regular Company-Matching Contributions made during the Plan Year to the True-Up Eligible Member’s Account equals the regular Company-Matching Contribution he would have received (determined under subsection (a)(1)(A) if he is a Management Member and under subsection (a)(1)(B) if he is a Non-Management Member) had such contribution been determined annually rather than by payroll period. True-up Company-Matching Contributions shall not be allocated with respect to a Member’s Elective Contributions and After-Tax Contributions for a Plan Year to the extent those contributions, in the aggregate, exceed 6% of the True-Up Eligible Member’s Compensation for the Plan Year.

(b) The applicable Company-Matching Contribution shall be determined as follows: as of the last day of each payroll period (or as of any earlier date specified in subsection (d), below) in the case of the

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 14. ESOP PROVISIONS
MANAGEMENT 401(K) PLAN	PAGE 64

regular Company-Matching Contribution, as of the date Incentive Payments are paid in the case of the incentive discretionary performance-based Company-Matching Contribution, and as of the last day of each Plan Year in the case of the regular discretionary performance-based Company-Matching Contribution and the true-up Company-Matching Contribution. The applicable Company-Matching Contribution shall be paid in cash or in such other form as is determined by the Company as a settlor function.

(c) If any Participating Affiliate does not have current or accumulated earnings and profits equal to its required share of the contributions hereunder, and such Participating Affiliate is a member of an affiliated group including the Company (within the meaning of Code section 1504 or any successor section) and is thereby eligible to file and does file a consolidated Federal Income Tax return with the Company, the Company shall contribute out of its current or accumulated earnings and profits an amount equal to such Participating Affiliate’s share of contributions less the available current or accumulated earnings and profits, if any, of such Participating Affiliate.

(d) The Company and the Participating Affiliates may make a Company-Matching Contribution to the Profit-Sharing Plan pursuant to Section 3.03 in lieu of all or a portion of the Company-Matching Contribution otherwise required by this Section. The Company-Matching Contribution otherwise required to be made pursuant to subsection (a), above, with respect to any Member shall be reduced, dollar for dollar, by the amount of any Company-Matching Contribution that is allocated to the Member’s Account under the Profit-Sharing Plan for the payroll period.

14.04 Payment to Trustee

(a) The regular Company-Matching Contribution liability with respect to each payroll period may be paid to the Trustee after the end of the Plan Year, but in no event later than the time prescribed by law (including extensions) for filing the Company’s consolidated Federal Income Tax return for such Plan Year.

(b) The incentive discretionary performance-based Company-Matching Contribution liability, if any, with respect to the Plan Year in which the related Incentive Payments are paid may be paid to the Trustee after the end of the Plan Year, but in no event later than the time prescribed by law (including extensions) for filing the Company’s consolidated Federal Income Tax return for such Plan Year. The regular discretionary performance-based Company-Matching Contribution liability, if any, with respect to each Plan Year may be paid to the Trustee after the end of the Plan Year, but in no event later than the time prescribed by law (including extensions thereof) for filing the Company’s consolidated Federal Income Tax return for such Plan Year.

(c) The true-up Company-Matching Contribution liability, if any, with respect to a Plan Year may be paid to the Trustee after the end of the Plan Year, but in no event later than the time prescribed by law (including extensions) for filing the Company’s consolidated Federal Income Tax return for such Plan Year.

14.05 Limit on Annual Additions

The provisions of this Section have been superseded by the provisions of Article 19, which are incorporated in this Section by this reference. References herein to this Section shall be deemed to be references to applicable provisions of Article 19.

14.06 Limits on Company-Matching Contributions

Company-Matching Contributions to the ESOP and the Profit Sharing Plan for any Plan Year shall satisfy the contribution percentage test in Code section 401(m)(2) in accordance with Section 3.08.

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14.07 ESOP Accounts

(a) A separate account shall be established for each Member, known individually as the ESOP Account and collectively as the ESOP Accounts, which shall be maintained on behalf of such Member until he has terminated his membership. Each Member shall be furnished a statement of his ESOP Account at least annually. The statement of a Member’s ESOP Account may be combined with the statement of his other Accounts under the Plan.

(b) As of the close of business of each business day, each ESOP Account shall be allocated a share of the Income, respectively, of the ESOP Shares Fund, the ESOP portion of the Company Shares Fund, and the PAYSOP Shares Fund (whether it be a gain or a loss), as determined by the Trustee, which shall bear the same proportion to the entire Income, respectively, of the ESOP Shares Fund, the ESOP portion of the Company Shares Fund, and the PAYSOP Shares Fund for such prior day as the amount allocated to such Funds in such ESOP Account bears to the total amount allocated to such Funds in all of the ESOP Accounts. If the Income of the ESOP Shares Fund, the ESOP portion of the Company Shares Fund, or the PAYSOP Shares Fund for a day includes dividends that have been (or that are to be) paid or distributed to a Member or Beneficiary in accordance with Section 14.08, the amount of any such dividend paid or distributed (or scheduled to be paid or distributed) to such Member or Beneficiary for a day shall be subtracted from the Income allocated to such Member’s or Beneficiary’s ESOP Account for such day.

(c) Within each ESOP Account, separate accounting shall be maintained of the ESOP portion of the Company Shares Fund, the ESOP Shares Fund, and the PAYSOP Shares Fund, and within each such investment fund, separate accounting shall be maintained of the investment in each of (1) Elective Contributions, (2) After-Tax Contributions, (3) Rollover Contributions, (4) vested Company-Matching Contributions, (5) nonvested Company-Matching Contributions and (6) such other amounts as are designated by the Plan Administrator. Each such separate subaccount shall include the gains and losses thereon. Within each Transfer Account, separate accounting shall be maintained of the investment in the Company Shares Fund of Transfer Account contributions, and the gains and losses thereon. For purposes of this subsection (c), gains or losses shall be deemed to include contributions, withdrawals and forfeitures, as applicable, and other credits and charges allocable under the provisions of the Plan.

(d) None of the Company, any Participating Affiliate, the Committee, the Plan Administrator, the Trustee, or any other Plan representative or fiduciary guarantees that the market value of the ESOP Shares Fund, the ESOP portion of the Company Shares Fund, or the PAYSOP Shares Fund will be equal in value to the purchase price of the assets of the Funds or that the total amount distributable or withdrawable with respect to any period will be equal to or greater than the amount of the contributions for such period. Each Member assumes all risk of any decrease in the value of the ESOP Shares Fund, the Company Shares Fund, and the PAYSOP Shares Fund.

14.08 Payment of Dividends

(a) To the extent that any cash dividend is paid with respect to Company Shares in the ESOP Account of any Member, any Retired Member, or any Beneficiary that are allocated on the record date for such dividend to the portion of the PAYSOP Shares Fund attributable to Company Shares that are attributable to Verizon Shares acquired before August 5, 1989 (including any such Company Shares attributable to amounts transferred from the Verizon Communications Plan and attributable to the PAYSOP or the CESOP), the Member may elect, in a form and manner prescribed by the Plan Administrator (including reliance on any election in effect under the Verizon Communications Plan), (A) that dividends payable with respect to such Company Shares be paid or distributed to him or (B) that such dividends be allocated to his ESOP Account. If the Member or Beneficiary is eligible to make but fails to make the election described in this subsection

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(b)(1), the dividends payable with respect to the Company Shares for which no such election is made shall be allocated to his ESOP Account rather than paid or distributed to him.

(b) Except to the extent otherwise provided in subsection (a), above, to the extent that any cash dividend is paid with respect to Company Shares that are allocated on the record date for such dividend to the ESOP Account of any Member, any Retired Member, or any Beneficiary, the dividend shall be paid to such Member or Beneficiary or shall be allocated to the member’s ESOP Account, as elected by the Member or Beneficiary in a form and manner prescribed by the Plan Administrator. If the Member or Beneficiary is eligible to make but fails to make the election described in this subsection, the dividends payable with respect to Company Shares for which no such election is made shall be allocated to his ESOP Account rather than paid or distributed to him. To the extent such allocated dividends are paid with respect to the non-vested portion of a Member’s ESOP Account, the dividends shall be fully vested upon reinvestment. The Member or Beneficiary may revoke, in a form and manner prescribed by the Plan Administrator, the election described in this subsection. Any election or revocation of a prior election pursuant to this subsection shall apply with respect to the first dividend whose record date is on or after the date the election or revocation is received by the Trustee, and shall remain in effect with respect to all subsequent dividends until it is revoked in accordance with this subsection.

(c) For purposes of this Section, where a dividend is to be paid to a Member or a Beneficiary rather than allocated to his ESOP Account, the dividend (1) shall be paid in cash to the Member or Beneficiary, or (2) shall be paid to the ESOP and distributed in cash to the Member or Beneficiary no later than 90 days after the close of the Plan Year in which the dividend is paid.

14.09 ESOP Shares Fund, Company Shares Fund, and PAYSOP Shares Fund

(a) Company-Matching Contributions allocated to a Member’s or Beneficiary’s ESOP Account shall be credited either to the ESOP Shares Fund or the ESOP portion of the Company Shares Fund; provided that the portion of the Company-Matching Contribution that is paid in cash shall be invested by the Trustee as directed by the Member or Beneficiary to whom the proceeds are allocated, in any Fund or any permitted combination of Funds, in accordance with Article 6.

(b) The ESOP is designed to invest primarily in qualifying employer securities, as defined in Code section 4975(e)(8). Accordingly, the ESOP Shares Fund, the Company Shares Fund, and the PAYSOP Shares Fund shall consist principally of Company Shares and amounts to be reinvested in Company Shares. The Trustee shall purchase such shares required as a result of dividends and other distributions received with respect to Company Shares (other than dividends paid or distributed to Members and Beneficiaries in accordance with Section 14.08) in the open market or by private purchase, including purchase from the Company.

(c) Any such purchase from the Company shall be at a price per share determined in accordance with the Trust Agreement. Dividends and other distributions received with respect to Company Shares (other than dividends paid or distributed to Members and Beneficiaries in accordance with Section 14.08) and Company-Matching Contributions made in cash shall be invested in Company Shares as soon as practicable, except as otherwise provided in this Article 14.

(d) Nothing in this Section or in Section 14.10, shall be construed to prevent the Trustee from retaining in cash or cash equivalents or other short-term investments (1) cash dividends received on Company Shares held in the ESOP Shares Fund, the Company Shares Fund, or the PAYSOP Shares Fund, until such dividends are distributed to Members or Beneficiaries, or are invested in Company Shares; and (2) such other amounts as may be required for the proper administration of the Trust.

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(e) A Member may direct the Trustee to invest all or any part of the amounts allocated to the Member’s PAYSOP Shares Fund that are attributable to after-tax employee contributions in any Fund or any permitted combination of Funds, in accordance with the provisions of Article 6 that apply to the investment of Plan contributions.

14.10 Exempt Loan Provisions

(a) As of the Effective Date, the Plan does not provide for the financing of the ESOP with an exempt loan as defined by Treasury regulation section 54.4975-7(b)(1)(iii). However, the provisions of this Section apply to Verizon Shares and Company Shares that were transferred to the Plan from the Verizon Communications Plan and that were previously acquired with or are attributable to other employer securities previously acquired with the proceeds of such an exempt loan (for purposes of this Section, such shares and any employer securities attributable to such shares are referred to in this Section as “employer securities”). The protections and rights described in this Section are nonterminable and shall continue to apply to such employer securities even if no portion of the Plan is an employee stock ownership plan.

(b) Except as provided in subsection (c) below, employer securities shall not be subject to a put, call, or other option, or to a buy-sell or similar arrangement, while held by and when distributed from the ESOP.

(c) If an employer security is not publicly traded when distributed, or if it is subject to a trading limitation when distributed, the security shall be subject to a put option that permits the Member or Beneficiary to resell the security to the Company for its fair market value (determined in accordance with Treasury regulation section 54.4975-11(d)(5)) at any time during the 15-month period following the distribution of the security.

14.11 Other ESOP Contributions

Notwithstanding anything herein to the contrary, the Elective Contributions, After-Tax Contributions, Rollover Contributions, Transfer Account contributions, qualified nonelective contributions, and cash Company-Matching Contributions which are initially contributed to and invested in the Company Shares Fund on behalf of Members who are Employees of ESOP Affiliates shall be considered contributed to the ESOP.

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MANAGEMENT 401(K) PLAN	PAGE 68

ARTICLE 15. PROVISIONS RELATING TO THE ECONOMIC GROWTH AND TAX RELIEF

RECONCILIATION ACT

Provisions relating to the Economic Growth and Tax Relief Reconciliation Act of 2001 are incorporated into the appropriate provisions of the Plan as set forth herein. Such provisions are intended as good faith compliance with the requirements of EGTRRA, are to be construed in accordance with EGTRRA and guidance issued thereunder, and may be modified retroactively as permitted under EGTRRA and relevant guidance until the end of the applicable remedial amendment period.

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ARTICLE 16. MINIMUM DISTRIBUTION REQUIREMENTS

16.01 General Rules

The requirements of this Article will take precedence over any inconsistent provisions of the Plan. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Code. Notwithstanding the other provisions of this Article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (“TEFRA”).

16.02 Time and Manner of Distribution

(a) The Member’s entire interest will be distributed, or begin to be distributed, to the Member no later than the Member’s required beginning date.

(b) If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Member’s surviving spouse is the Member’s sole designated beneficiary, then, except as provided in subsections (d) and (e) below, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age 70 1/2, if later.

(2) If the Member’s surviving spouse is not the Member’s sole designated beneficiary, then, except as provided in subsections (d) and (e) below, distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(3) If there is no designated beneficiary as of September 30 of the year following the year of the Member’s death, the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(4) If the Member’s surviving spouse is the Member’s sole designated beneficiary and the surviving spouse dies after the Member but before distributions to the surviving spouse begin, this subsection, other than subsection (b)(1), will apply as if the surviving spouse were the Member.

For purposes of this subsection and Section 16.04, unless Section 16.02(b)(4) applies, distributions are considered to begin on the Member’s required beginning date. If Section 16.02(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subsection (b)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member’s required beginning date (or to the Member’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section subsection (b)(1)), the date distributions are considered to begin is the date distributions actually commence.

(c) Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 16.03 and 16.04 of this Article. If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

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(d) If the Member dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified in subsection (b), but the Member’s entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Member’s death. If the Member’s surviving spouse is the Member’s sole designated beneficiary and the surviving spouse dies after the Member but before distributions to either the Member or the surviving spouse begin, this election will apply as if the surviving spouse were the Member. This subsection will apply to all distributions unless the life expectancy rule is elected by the Member or designated beneficiary in accordance with subsection (e) below.

(e) A Member or beneficiary may elect on an individual basis whether the 5-year rule or the life expectancy rule in subsections (b) and (d) above and Section 16.04(b) applies to distributions after the death of a Member who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under subsection (b), or by September 30 of the calendar year which contains the fifth anniversary of the Member’s (or, if applicable, surviving spouse’s) death. If neither the Member nor beneficiary makes an election under this paragraph, distributions will be made in accordance with subsections (b) and (d) above and Section 16.04(b).

16.03 Required Minimum Distributions During Member’s Lifetime

(a) During the Member’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1) the quotient obtained by dividing the Member’s account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s age as of the Member’s birthday in the distribution calendar year; or

(2) if the Member’s sole designated beneficiary for the distribution calendar year is the Member’s spouse, the quotient obtained by dividing the Member’s account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the Member’s and spouse’s attained ages as of the Member’s and spouse’s birthdays in the distribution calendar year.

(b) Required minimum distributions will be determined under this Section 16.03 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Member’s date of death.

16.04 Required Minimum Distributions After Member’s Death

(a) Death on or after Date Distributions Begin.

(1) If the Member dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s account balance by the longer of the remaining life expectancy of the Member or the remaining life expectancy of the Member’s designated beneficiary, determined as follows:

(A) The Member’s remaining life expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(B) If the Member’s surviving spouse is the Member’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each

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distribution calendar year after the year of the Member’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C) If the Member’s surviving spouse is not the Member’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(2) If the Member dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s account balance by the Member’s remaining life expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(b) Death Before Date Distributions Begin.

(1) Except as provided in Sections 16.02(d) and 16.02(e), if the Member dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s account balance by the remaining life expectancy of the Member’s designated beneficiary, determined as provided in subsection (a) above.

(2) If the Member dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(3) If the Member dies before the date distributions begin, the Member’s surviving spouse is the Member’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 16.02(b)(1), this subsection will apply as if the surviving spouse were the Member.

16.05 Definitions

The following words and phrases as used in this Article shall have the following meaning unless a different meaning is plainly required by context.

(a) Designated beneficiary. The individual who is designated as the beneficiary under Section 8.05 of the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member’s required beginning date. For distributions beginning after the Member’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 16.02(b). The required minimum distribution for the Member’s first distribution calendar year will be made on or before the Member’s required beginning date.

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The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Member’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c) Life expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

(d) Member’s account balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e) Required beginning date. The applicable date specified in Section 8.06(a) of the Plan.

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ARTICLE 17. PROVISIONS RELATING TO THE FINAL 401(K) AND 401(M) REGULATIONS

Provisions relating to the final regulations under Code sections 401(k) and 401(m), as revised by Treasury Decision 9169 (as amended, the “Final 401(k)/401(m) Regulations”) have been incorporated into the appropriate provisions of the Plan as set forth herein. Such provisions are intended as good faith compliance with the requirements of the Final 401(k)/401(m) Regulations and shall be construed in accordance with such regulations, the mandatory provisions of which are incorporated herein.

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ARTICLE 18. ROTH CONTRIBUTIONS

18.01 General Application

(a) This Article is intended to implement applicable requirements with respect to the establishment of a qualified Roth contribution program under the Plan in accordance with Code section 402A. This amendment is intended as good faith compliance with the requirements of Code section 402A and related Treasury regulations under Code section 401(k) and is to be construed in accordance therewith. The provisions of this Article will take precedence over any inconsistent provisions of the Plan.

(b) A Roth Elective Contribution is an elective deferral (including a catch-up contribution) that is:

(1) designated irrevocably by the Member at the time of the cash or deferred election as a Roth elective deferral that is being made in lieu of all or a portion of the pre-tax Elective Contributions and/or pre-tax catch-up contributions the Member is otherwise eligible to make under the Plan; and

(2) treated by the Company and the Participating Affiliates as includible in the Member’s income at the time the Member would have received that amount in cash if the Member had not made a cash or deferred election.

(c) Except as specifically provided otherwise, references in this Article to Elective Contributions shall include catch-up contributions, and references to Roth Elective Contributions shall include Roth catch-up contributions.

18.02 Roth Elective Contributions.

(a) An Eligible Employee shall be permitted to irrevocably designate in the Member’s Compensation Deferral Agreement and/or catch-up contribution agreement that a portion or all of the Elective Contributions the Eligible Employee is otherwise eligible to make under the Plan shall be treated as Roth Elective Contributions.

(b) The Plan will accept Roth Elective Contributions made on behalf of eligible Members. A Member’s Roth Elective Contributions will be allocated to a separate account maintained for such contributions.

(c) Unless specifically stated otherwise, Roth Elective Contributions will be treated as Elective Contributions and Roth catch-up contributions will be treated as catch-up contributions for all purposes under the Plan.

18.03 Separate Accounting.

(a) Contributions and withdrawals of Roth Elective Contributions will be credited and debited to the Roth Elective Contributions sub-account maintained for each Member within the Member’s Account.

(b) The Plan will maintain a record of the amount of Roth Elective Contributions in each such sub-account.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 18. ROTH CONTRIBUTIONS
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(c) Gains, losses, and other credits or charges must be separately allocated on a reasonable and consistent basis to each Member’s Roth Elective Contributions sub-account and the Member’s other sub-accounts within the Member’s Account under the Plan.

(d) No contributions other than Roth Elective Contributions (including properly rolled over Roth Elective Contributions) and properly attributable earnings will be credited to each Member’s Roth Elective Contributions sub-account.

18.04 Rollovers.

(a) A direct rollover of a distribution from a Roth Elective Contributions sub-account under the Plan will only be made to another Roth Elective Contributions account under an applicable retirement plan described in Code section 402A(e)(1) or to a Roth IRA described in Code section 408A and only to the extent the rollover is permitted under the rules of Code section 402(c).

(b) An Eligible Employee or Member otherwise eligible to make a Rollover Contribution to the Plan shall be permitted to make Roth direct rollover contributions to the Plan. Notwithstanding anything to the contrary in Sections 3.10, the Plan will accept a rollover contribution to a Roth Elective Contributions sub-account if it is a direct rollover from another Roth Elective Contributions account under an applicable retirement plan described in Code section 402A(e)(1) and only to the extent the rollover is permitted under the rules of Code section 402(c).

(c) An Eligible Employee or Member otherwise eligible to make a Rollover Contribution to the Plan shall be permitted to roll over the otherwise taxable portion of a distribution from a designated Roth account under an applicable retirement plan described in Code section 402A(e)(1) to the extent such rollover is permitted under Code sections 402(c) and 402A.

(d) Eligible rollover distributions from a Member’s Roth Elective Contributions sub-account are taken into account in determining whether the total amount of the Member’s account balances under the Plan exceeds $1,000 for purposes of mandatory distributions from the Plan.

18.05 Correction of Excess Contributions.

In the case of a distribution of excess contributions to a Highly Compensated Employee, such excess contributions shall be deemed to be pre-tax Elective Contributions to the extent such Highly Compensated Employee made pre-tax Elective Contributions for the year, and any remainder shall be deemed to be Roth Elective Contributions.

18.06 Distribution and Withdrawal of Roth Elective Contributions

For purposes of Section 9.07(b), a Member may elect whether to withdraw Roth Elective Contributions before or after pre-tax Elective Contributions (in each case, Matched Elective Contributions shall be withdrawn after Unmatched Elective Contributions). If an eligible Member requests a withdrawal but does not specify the order of withdrawal, Roth Unmatched Elective Contributions (including Roth catch-up contributions) shall be withdrawn after pre-tax Matched Elective Contributions, and Roth Matched Elective Contributions shall be withdrawn after Roth Unmatched Elective Contributions.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 18. ROTH CONTRIBUTIONS
MANAGEMENT 401(K) PLAN	PAGE 76

ARTICLE 19. PROVISIONS RELATING TO THE FINAL 415 REGULATIONS

19.01 Introduction

(a) This Article is intended to implement applicable requirements of final regulations under Code section 415, as revised by Treasury Decision 9319 published on April 5, 2007 (as amended and including any successor regulations, the “Final 415 Regulations”). The provisions of this Article are intended as good faith compliance with the requirements of the Final 415 Regulations and shall be construed and applied in accordance with such regulations. This Article shall not be construed in a manner that would impose limitations that are more stringent than those required by Code section 415.

(b) This Article is effective as of the Effective Date.

(c) The provisions of this Article supersede Sections 3.05 and 14.05 and shall take precedence over any inconsistent provisions of the Plan. Subject to any specific optional elections made in this Article, the mandatory provisions of Code section 415 and the Final 415 Regulations are hereby incorporated by reference and shall control over any provision in the Plan in conflict therewith.

19.02 Limits on Contributions.

Except to the extent permitted by subsection (b) below and Section 3.09 and notwithstanding any other provision to the contrary in the Plan, the annual addition with respect to a Member’s Account under the Plan in any Limitation Year shall not exceed the lesser of:

(a) $40,000 or such other dollar amount as is set forth in section 415(c)(1)(A) of the Code (as adjusted for increases in the cost-of–living under section 415(d) of the Code); or

(b) 100% (or such other percentage as is set forth in section 415(c)(1)(B) of the Code) of the Member’s Total Compensation for the Limitation Year.

19.03 Definitions.

The terms “annual addition,” “Total Compensation” and “Limitation Year” as used in this Article shall have the meanings given to them below:

(a) The term “annual addition” means the sum of Employer contributions, excluding employee elective deferrals, allocated to a participant’s account; Employee contributions, including elective deferrals; and forfeitures allocated to a Member’s Account, but reduced by any amount permitted by the Final 415 Regulations. The term annual addition shall also include any amount allocated to an individual medical account as described in Code section 415(l), and any amount allocated to a key employee’s post-retirement medical benefit account, as described in Code section 419A(d); provided, however, that any amount described in this sentence shall not be subject to the percentage-of-compensation limit in Section 19.02(b). The term “annual addition” shall not include any dividend paid with respect to Company Shares that are allocated to a Member’s ESOP Account.

(b) “Total Compensation” for the purposes of this Article shall have the meaning given to it under paragraph (1) below, subject to the timing rules of paragraph (2):

(1) “Total Compensation” shall mean the compensation of the Member from the Company or an Affiliate, including the Member’s wages, salary, and other amounts received or made available for personal services actually rendered. Income from sources outside the United States that is

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otherwise excluded from the gross income of a Member for federal income tax purposes shall be considered as “Total Compensation.” Any amount that would qualify as compensation but for the Member’s agreement to forgo receipt of compensation pursuant to Code sections 401(k), 125, or 132(f)(4) shall be treated as “Total Compensation” for purposes of the Plan. “Total Compensation” does not include deferred compensation, stock options, and other distributions that receive special tax benefits, and shall not include any salary continuation payments that an Employee receives from the Company or an Affiliate following severance from employment. A Member’s Total Compensation for any Limitation Year shall not be taken into account to the extent it exceeds the annual dollar limitation set forth in Code section 401(a)(17)(A) for such year (as adjusted pursuant to Code section 401(a)(17)(B)).

(2) Timing Rules. For these purposes, Total Compensation generally includes only compensation paid before severance from employment, as defined in section 1.415(a)-1(f)(5) of the Final 415 Regulations, except that Total Compensation for these purposes shall also include the following:

(A) Regular Pay. Total Compensation shall include amounts paid by the later of 2 1/2 months after a Member’s severance from employment with the Company or Affiliate or the end of the Limitation Year that includes the date of such severance from employment, provided that such amounts (1) constitute regular compensation for services during regular working hours or for services outside regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and (2) would have been paid to the Member prior to the severance from employment if the Member had continued in the Company’s or Affiliate’s employment.

(B) Leave Cash-Outs. Total Compensation includes amounts paid by the later of 2 1/2 months after a Member’s severance from employment with the Company or Affiliate or the end of the Limitation Year that includes the date of such severance from employment, provided that such amounts represent payment for unused, accrued bona fide sick, vacation, or other leave that the Member would have been entitled to use if employment had continued.

(C) Military Service. Total Compensation also includes payments to an individual who does not currently perform services for the Company or Affiliate by reason of qualified military service, as defined in section 414(u)(1) of the Code, to the extent that such payments do not exceed the amount that the individual would have received had he or she continued in the Company’s or Affiliate’s employment instead of entering qualified military service.

(c) “Limitation Year” shall mean the Plan Year.

19.04 Corrections

(a) Notwithstanding any provision of the Plan to the contrary, the Plan may correct an annual addition in excess of the limitation under this Article in accordance with the Employee Plans Compliance Resolution System as set forth in Revenue Procedure 2008-50 or any superseding guidance (“EPCRS”). In accordance with the provisions of section 6.06(2) of EPCRS, the annual addition to the Member’s Account for a Limitation Year shall be reduced in the order and manner described in section 6.06(2) of EPCRS to the extent necessary to reduce such annual addition to an amount that does not exceed the limitations imposed by this Article. At each level of correction, the correction shall first be made to the Profit Sharing Plan and then to the ESOP.

(b) If a Member is covered by any other plan aggregated pursuant to Section 19.05, and if the annual addition for the Limitation Year would otherwise exceed the amount that may be applied for the

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 19. FINAL 415 REGULATIONS
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Member’s benefit under the limitation contained in this Article, such excess shall be allocated first to the plan in which the participant last participated during the Limitation Year and, if the total contributions to such plan are less than the excess, then to the preceding plan, and so on until the entire excess is allocated among the plans aggregated for purposes of this Article. Within each plan, the excess allocated to the plan shall be reduced in the order of correction described in section 6.06(2) of EPCRS. If a Member participated in more than one such plan at the same time, the excess shall be allocated among such plans in the same ratio as the annual additions allocated to such plans.

(c) To the extent permitted by Code section 415, the Final 415 Regulations, and as described in EPCRS, amounts deemed to be forfeitures under this Section shall be held unallocated in a suspense account. If a suspense account is in existence at any time during a Limitation Year, all amounts in the suspense account shall be used to offset and reduce any subsequent Employer contributions of whatever nature other than elective deferrals, before any further Employer contributions may be made to the Plan on behalf of Members.

19.05 Aggregation of Plans.

For purposes of this Article, all defined contribution plans (whether or not terminated and including any plans under which annual additions are allocated) of the Company and the Affiliates shall be treated as one defined contribution plan; provided that for the purpose of applying the definition of “Affiliate” in Section 1.01(c) and Code sections 1563(a), 414(b), and 414(c) to this Article, the phrase “more than 50 percent” shall be substituted for the phrase “at least 80 percent.”

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 19. FINAL 415 REGULATIONS
MANAGEMENT 401(K) PLAN	PAGE 79

ARTICLE 20. CHANGE IN CONTROL PROVISIONS

20.01 Provisions Relating to Contribution Allocations After a Change in Control

(a) On or after a Change in Control the value of the regular Company-Matching Contribution allocable to a Member for a payroll period pursuant to Section 3.03(a)(1) or 14.03(a)(1) shall be determined as of the date of allocation.

(b) On or after a Change in Control the fair market value of Company Shares contributed to the Plan, if any, shall be determined at least as frequently as of the last day of each month.

(c) On or after a Change in Control, and except as provided in Section 3.08(a), in determining the Member’s contribution ratio for purposes of Section 3.08 the amount of any Company-Matching Contribution made in the form of Company Shares, if any, shall be determined by reference to the value of such shares on the date as of which such Company-Matching Contribution was allocated.

(d) If a Change in Control occurs: (1) regular Company-Matching Contributions under Section 3.03(a)(1) shall, not later than 45 days after the end of each payroll period (starting with the payroll period in which the Change in Control occurs), be allocated as of the last day of the payroll period to the Member’s Account of each Member who is entitled to receive such Company-Matching Contribution; and (2) a Member’s Account that is credited with an allocation pursuant to this subsection shall be credited with a share of the Income (whether it be a gain or a loss) as if such Company-Matching Contributions had been made on the date as of which they were allocated.

(e) If a Change in Control occurs: (1) regular Company-Matching Contributions under Section 14.03(a)(1) shall, within 45 days after the end of each month (starting with the month in which the Change in Control occurs), be allocated to the ESOP Account of each Member who is entitled to receive a Company-Matching Contribution as of the last day of the month as provided in Section 14.03(b); and (2) a Member’s Account that is credited with an allocation of Company-Matching Contributions pursuant to this subsection shall be credited with a share of the Income (whether it be a gain or a loss) pursuant to Section 14.07(b) as if such Company-Matching Contributions had been made on the date as of which they were allocated.

(f) On or after a Change in Control no dividend shall be paid or distributed to a Member or Beneficiary pursuant to Section 14.08 until the Company Shares with respect to which such dividends have been paid have been contributed to the Plan.

(g) Notwithstanding anything to the contrary in Section 6.02, on or after a Change in Control a Member or Beneficiary who is otherwise eligible to transfer balances pursuant to Section Error! Reference source not found. may not elect to transfer any amount that has been allocated to his Member’s Account or ESOP Account but that has not yet been contributed to the Plan.

(h) On or after a Change in Control the terms “allocated” and “allocation” as used in applicable provisions herein shall refer to entries made on the books and records of the Plan of the contributions, if any, that are required to be allocated to a Member’s Account under the terms of the Plan, and gains and losses on such contributions, until such time as the contributions have actually been paid to the Plan.

20.02 Vesting Following a Change in Control

If a Change in Control occurs, an Employee who does not terminate employment prior to the Change in Control shall be 100% vested in the Company-Matching Contributions and Income thereon that have been allocated to his Member’s Account or ESOP Account as of the date of the Change in

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 20. CHANGE IN CONTROL PROVISIONS
MANAGEMENT 401(K) PLAN	PAGE 80

Control, and shall be 100% vested in the Company-Matching Contributions and Income thereon that are allocated to his Member’s Account or ESOP Account after the date of the Change in Control.

20.03 Loans

For purposes of Section 7.01(d) on or after a Change in Control, a Member’s vested amount shall not include Company-Matching Contributions that have been allocated to the Member’s ESOP Account but that have not yet been contributed to the Plan.

20.04 Benefit Payments and Withdrawals After a Change in Control

(a) Notwithstanding anything to the contrary in Section 8.01, 8.03, or 8.04, (1) a Member or Beneficiary may not receive a distribution of any amount that has been allocated to the Member’s Account or ESOP Account of the Member until such amount has been contributed to the Plan and (2) any amount that has been allocated to a Member’s Account or ESOP Account shall be considered part of such Account for purposes of Section 8.03(b) even if such amount has not yet been contributed to the Plan.

(b) On or after a Change in Control a Member may not elect to withdraw (whether or not on account of hardship) under Section 9.02 or Section 9.03 any Company-Matching Contributions that have been allocated to his Member’s Account but that have not yet been contributed to the Plan.

20.05 Enforcement Following Change in Control

After the date on which a Change in Control occurs and to the extent provided by the then existing terms of the Company’s Benefits Protection Trust (if any) or any successor trust thereto (if any), any Member or Beneficiary may apply to the trustee of any such trust for assistance (which may include without limitation legal counsel and the institution of litigation) in enforcing any rights and pursuing any claims the Member or Beneficiary might have under the terms of the Plan; provided, however, that any Member or Beneficiary who applies for such assistance shall be subject to and bound by any limitations and conditions that said trustee may impose. No Member or Beneficiary shall be required to notify or seek the assistance of said trustee as a condition of or prerequisite to the filing of a claim under Section 10.04 or any other action that might be taken by or on behalf of the Member or Beneficiary in order to enforce his rights or pursue his claims under the Plan, and the fees, expenses, and costs that the Member or Beneficiary may incur in connection with any such other action shall not be the responsibility of any such trust or the trustee thereof.

20.06 Limitation on Amendments and Similar Actions Following a Change in Control

(a) Notwithstanding anything to the contrary herein, if a Change in Control occurs, the Company shall not make any retroactive or prospective amendment to the Plan in the period (including renewals thereof) during which this sentence remains in effect pursuant to 20.09, and shall not make any amendment after the expiration of such period that is effective retroactively to any date before the expiration of such period. However, the Company may amend the Plan during such period, or may amend the Plan retroactively to any date before the expiration of such period, if the amendment (1) is necessary to preserve the qualification of the Plan under Code section 401(a) or to comply with other applicable law; (2) is necessary to give effect to an action of the Company that was specifically authorized or approved by the Board of Directors before the date on which the Change in Control occurred, or to which the Company or the Plan committed itself contractually before the date on which the Change in Control occurred; (3) has the effect of increasing the accrued benefit of Members under the Plan; (4) has the effect of increasing the amount of the benefit that Members may accrue under the Plan; (5) has the effect of reducing or eliminating restrictions on Members’ or Beneficiaries’ rights to participate in the Plan, to accrue benefits under the Plan,

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 20. CHANGE IN CONTROL PROVISIONS
MANAGEMENT 401(K) PLAN	PAGE 81

to make contributions to the Plan, to invest or reinvest their Accounts, to make withdrawals from their Accounts, or to receive loans or distributions from their Accounts; or (6) has the effect of adding any provision to the Plan that will apply to a Member or Beneficiary only at such individual’s election. The Plan may be amended in accordance with Section 12.01(a) at any time before the date on which a Change in Control occurs.

(b) Notwithstanding anything to the contrary herein, if a Change in Control occurs, the Company shall not take any action in the period (including renewals thereof) during which this sentence remains in effect pursuant to Section 20.09 that would terminate or partially terminate the Plan, unless such action is necessary to give effect to an action of the Company that was specifically authorized or approved by the Board of Directors before the date on which the Change in Control occurred, or to which the Company or the Plan committed itself contractually before the date on which the Change in Control occurred. The Plan may be terminated or partially terminated in accordance with Section 12.02(a) at any time before the date on which a Change in Control occurs.

(c) Notwithstanding anything to the contrary in Section 12.02 or in any other provision of the Plan, if a Change in Control occurs, no Participating Affiliate shall withdraw from participation in the Plan in the period (including renewals thereof) during which this sentence remains in effect pursuant to Section 20.09, unless such withdrawal is necessary to give effect to an action of the Company or of the Participating Affiliate that was specifically authorized or approved by the Board of Directors or by the board of directors of the Participating Affiliate before the date on which the Change in Control occurred, or to which the Company, the Participating Affiliate, or the Plan committed itself contractually before the date on which the Change in Control occurred. A Participating Affiliate may withdraw from the Plan in accordance with Section 12.02(b) at any time before the date on which a Change in Control occurs.

(d) Notwithstanding anything to the contrary in Section 12.03 or in any other provision of the Plan, if a Change in Control occurs, the Plan may not be merged into or consolidated with another plan, and its assets or liabilities may not be transferred to another plan, in the period (including renewals thereof) during which this sentence remains in effect pursuant to Section 20.09, unless such merger, consolidation, or transfer is necessary to give effect to an action of the Company that was specifically authorized or approved by the Board of Directors before the date on which the Change in Control occurred, or to which the Company or the Plan committed itself contractually before the date on which the Change in Control occurred. The Plan may be merged into or consolidated with another plan, and its assets or liabilities may be transferred to another plan, in accordance with Section 12.03(a) at any time before the date on which a Change in Control occurs.

20.07 Voting and Tendering Company Securities After a Change in Control

Notwithstanding anything to the contrary in Section 13.06, on or after a Change in Control securities that have not been contributed to the Plan shall not be voted by the Trustee.

20.08 Definition of “Change in Control”

(a) Except as provided in subsection (b) and (c) below, a “Change in Control” shall occur when and only when the first of the following events occurs:

(1) Any Person becomes a beneficial owner (as determined under Rule 13d-3 under the Exchange Act), or has the right to acquire beneficial ownership within 60 days, through tender offer or otherwise, of shares of one or more classes of stock of the Company representing 20% or more of the total voting power of the Company’s then-outstanding voting stock;

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(2) The Company and any Person consummate a merger, consolidation, reorganization, or other business combination (“Business Combination”); or

(3) The Board of Directors of the Company adopts resolutions authorizing the liquidation or dissolution, or sale to any Person of all or substantially all of the assets of the Company

(b) A Change in Control shall not occur if:

(1) The voting stock of the Company outstanding immediately before the consummation of the transaction will represent no less than 45% of the combined voting power entitled to vote for the election of directors of the surviving parent corporation immediately following the consummation of the transaction;

(2) Members of the Incumbent Board will constitute at least one-half of the board of directors of the surviving parent corporation;

(3) The Chief Executive Officer or co-Chief Executive Officer(s) of the Company will be the chief executive officer or co-chief executive officer(s) of the surviving parent corporation; and

(4) The headquarters of the surviving parent corporation will be located in Stamford, Connecticut.

(c) A Change in Control shall not occur as a result of the distribution of all of the issued and outstanding shares of New Communications Holdings Inc. to the shareholders of Verizon Communications Inc. or as a result of the merger of New Communications Holdings Inc. with and into Frontier Communications Corporation.

(d) For purposes of this Section, the following terms shall have the following meanings—

(1) “Incumbent Board” means those persons who either (A) have been members of the Board of Directors of the Company since the Effective Date, or (B) are new directors whose election by the Board of Directors or nomination for election by the shareowners of the Company was approved by a vote of at least three-fourths of the members of the Incumbent Board then in office who either were directors described in clause (A) hereof or whose election or nomination for election was previously so approved, but shall not include any director elected as a result of an actual or threatened solicitation of proxies by any Person.

(2) “Interested Party” means an individual, corporation, partnership, trust, estate, plan, or other entity (A) that bears a relationship to the Company or any Affiliate (as that term is defined in this paragraph) that would cause such individual, corporation, or other entity to be a “party in interest” (as defined in Title I of ERISA) with respect to an employee benefit plan covering employees of the Company or such Affiliate or (B) in which the Company or any such Affiliate has an interest of a nature that, if the Company or such Affiliate were a plan fiduciary, might affect the exercise of its best judgment as a fiduciary within the meaning of 29 C.F.R. § 2550.408b-2(e). For purposes of this paragraph, the definition of “Affiliate” in Section 1.01(c) shall be revised by ascribing to the terms “controlled group of corporations” and “common control,” as used in that definition, the meaning that would be ascribed to those terms if the phrase “more than 50 percent” were substituted for the phrase “at least 80 percent” in each place the latter phase appears in Code section 1563(a).

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 20. CHANGE IN CONTROL PROVISIONS
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(3) “Person” means any corporation, partnership, firm, joint venture, association, individual, trust, or other entity, but does not include the Company or any of its wholly-owned or majority-owned subsidiaries, employee benefit plans or related trusts.

20.09 Duration of Change in Control Provisions

The definition of “Change in Control” in Section 20.08, the provisions of the Plan that become operative only upon a Change in Control, and this Section shall remain in effect until the first day of the Plan Year immediately following the Plan Year that contains the Effective Date, and shall automatically be renewed for one-year periods thereafter in accordance with this Section. On the first day of the Plan Year immediately following the Plan Year that contains the Effective Date (or on the January 1st that coincides with or immediately follows the first anniversary of the date on which a Change in Control occurs), and on each anniversary of that date (a “Renewal Date”), the Change in Control provisions shall be renewed unless (a) not later than the June 30th immediately preceding any such Renewal Date, the Board of Directors adopts a resolution providing that these provisions shall not be renewed upon the next succeeding Renewal Date, and (b) such Renewal Date does not fall within the one-year period beginning on the date on which a Change in Control occurs. If a Change in Control occurs while the Change in Control provisions are in effect, the provisions shall remain in effect for a period beginning on the date on which such Change in Control occurs and ending on the December 31st that coincides with or immediately follows the first anniversary of the date in which such Change in Control occurs.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	ARTICLE 20. CHANGE IN CONTROL PROVISIONS
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SCHEDULE 1.01(uu)

LIST OF PARTICIPATING AFFILIATES

Frontier Communications Corporate Services Inc.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	SCHEDULE 1.01(UU). PARTICIPATING AFFILIATES
MANAGEMENT 401(K) PLAN	PAGE 85

SCHEDULE 3.11

PROFIT SHARING CONTRIBUTION

None as of the Effective Date.

Profit Sharing Contributions may be made in one contribution or in multiple contributions. If a Profit Sharing Contribution is not specified above for a Plan Year or portion of a Plan Year, no Profit Sharing Contribution shall be made to the Plan for such Plan Year or portion of a Plan Year.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	SCHEDULE 3.11. PROFIT SHARING CONTRIBUTION
MANAGEMENT 401(K) PLAN	PAGE 86

SCHEDULE A

SPECIAL PROVISIONS RELATING TO INDIVIDUALS

WHO PARTICIPATED IN THE VERIZON COMMUNICATIONS PLAN

IMMEDIATELY BEFORE THE EFFECTIVE DATE

A.01 Introduction

This SCHEDULE A shall apply solely to Eligible Employees, Inactive Members, and Beneficiaries who were “members” or “beneficiaries” in the Verizon Communications Plan immediately prior to the Effective Date and who are considered “Spinco Employees” under the Employee Matters Agreement, dated as of May 13, 2009, by and between Verizon Communications Inc., New Communications Holdings Inc. and Frontier Communications Corporation (collectively, the “Verizon Communications Plan Members,” and individually, a “Verizon Communications Plan Member”).

Except as specifically provided in this SCHEDULE A, the rights of Verizon Communications Plan Members shall be governed by the terms of the Plan as set forth herein.

A.02 Transfer from the Verizon Communications Plan

On the Effective Date, or as soon as practicable thereafter, the Plan shall accept the direct trustee-to-trustee transfer of each Verizon Communications Plan Member’s accounts from the Verizon Communications Plan and the assets related thereto, provided the transfer is effected in accordance with Section 12.03.

A.03 Carryover of Elections, Designations, and Notices

(a) Effective as of the Effective Date, Elective Contributions, After-Tax Contributions, and catch-up contributions shall be made to the Plan on behalf of a Verizon Communications Plan Member who is an Eligible Employee in accordance with the Member’s elections with respect to such contributions that were in effect immediately before the Effective Date under the Verizon Communications Plan (taking into account any suspension for hardship withdrawals and subject to the limitations under Sections 3.01(d), 3.05, 3.06, and 3.09 and any subsequent contribution election in accordance with Section 3.01(e)).

(b) Elective Contributions, After-Tax Contributions, catch-up contributions, Rollover Contributions, and Company-Matching Contributions that are made to the Plan on behalf of a Verizon Communications Plan Member after the Effective Date shall be invested in accordance with his investment election for future contributions in effect immediately before the Effective Date with respect to his similar contributions to the Verizon Communications Plan; provided that contribution investment elections for the Verizon Stock Portfolio shall be changed to the Company Shares Fund. Such investment elections shall remain in effect until the Verizon Communications Plan Member directs otherwise in accordance with Section 6.01(c).

(c) The balance of a Verizon Communications Plan Member’s accounts under the Verizon Communications Plan that are transferred to the Plan as of the Effective Date shall be invested, as of or as soon as administratively practicable after such date, in one or more Funds available under the Plan in accordance with the manner in which such accounts were invested immediately before the Effective Date in the similar or predecessor funds available under the Verizon Communications Plan or in such other manner as is determined by the Plan Administrator.

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(d) A Verizon Communications Plan Member’s Beneficiary designation in effect under the Verizon Communications Plan immediately before the Effective Date shall apply under the Plan until changed or revoked in accordance with Section 8.05.

(e) Other elections, designations, and notices of a Verizon Communications Plan Member under the Verizon Communications Plan as of the Effective Date shall apply under the Plan to the extent provided in guidelines established by the Plan Administrator.

A.04 Additional Forms of Benefit and Other Features

(a) Any optional forms of benefit (within the meaning of Code section 411(d)(6)) that were available under the Verizon Communications Plan immediately prior to the Effective Date shall continue to be available under the Plan for a Verizon Communications Plan Member, but only with respect to the portion of such Member’s Accounts (including any Transfer Account) transferred to the Plan from the Verizon Communications Plan.

(b) A Verizon Communications Plan Member’s Transfer Account, and the earnings accrued thereon following the transfer of such account to the Plan, shall be separately accounted for under the Plan to the extent required by Code sections 401(a)(11) and 417 or other applicable sections of the Code, and any requirements imposed by Code sections 401(a)(11) and 417 or other applicable sections of the Code, as of the Effective Date, with respect to any portion of such Transfer Account under the Verizon Communications Plan shall continue to apply to such amount (and the earnings thereon) following the transfer to the Plan.

(c) Except as provided in subsections (a) and (b), above, a Verizon Communications Plan Member shall receive his entire benefit under the Plan, including the vested portion of his Transfer Account, if any, in accordance with the provisions of Article 8 hereof.

(d) To the extent provided in guidelines established by the Plan Administrator and communicated to the Trustee, specified features of the Verizon Communications Plan shall be preserved for specified Verizon Communications Plan Members. Except as specifically provided in such guidelines, Verizon Communications Plan Members shall be subject to all of the terms of this Plan.

A.05 Vesting

(a) A Verizon Communications Plan Member’s vested interest in amounts transferred to the Plan and attributable to profit sharing contributions to the Verizon Communications Plan and/or other amounts transferred to such plan shall be determined in accordance with the terms of the Verizon Communications Plan as in effect as of the Effective Date, the provisions of which are incorporated herein by this reference.

(b) The vested interest of a Verizon Communications Plan Member in amounts transferred to the Plan from the Verizon Communications Plan shall in no event be less than his vested interest in such amounts under the Verizon Communications Plan immediately before such transfer.

(c) The Vesting Service of a Verizon Communications Plan Member as of the Effective Date shall include such Member’s Vesting Service under the Verizon Communications Plan as of the Effective Date. Without limiting the foregoing, the Vesting Service of a Verizon Communications Plan Member shall include service with Verizon Wireless and MCI to the extent provided under the Verizon Communications Plan as in effect immediately prior to the Effective Date.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	SCHEDULE A. VERIZON COMMUNICATIONS PLAN
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(1) For this purpose, the term “Verizon Wireless” includes Cellco Partnership (d/b/a Verizon Wireless); Verizon Wireless of the Southeast, Inc.; an “Affiliate” of either (as defined by Section 1.01(c), but substituting Cellco Partnership or Verizon Wireless of the Southeast, Inc. for “Company” in such definition); and any other entity for which service was recognized for purposes of vesting under the Verizon Wireless Savings & Retirement Plan.

(2) For this purpose, the term “MCI” means (i) MCI, Inc. or an “Affiliate” of MCI, Inc. (as defined by Section 1.01(c), but substituting MCI, Inc. for “Company” in such definition) and (ii) any other entity (such as a predecessor to MCI, Inc. or an entity acquired by MCI, Inc.) for which service was recognized for purposes of vesting under the MCI 401(k) Salary Savings Plan.

A.06 Accounts

The Plan Administrator shall allocate the balance from a Verizon Communications Plan Member’s account in the Verizon Communications Plan to and among the Member’s Account, ESOP Account, and other accounts and subaccounts in the Plan to the extent such Accounts most closely correspond to the account from the Verizon Communications Plan from which such amounts originated.

A.07 Matched Contributions for First Plan Year.

To the extent provided by the Company and the Participating Affiliates in the determination of the amount of any discretionary performance-based Company-Matching Contribution under Sections 3.03(a)(2), a Verizon Communications Plan Member’s Matched Contributions for purposes of such Sections shall include matched contributions that were made under the Verizon Communications Plan with respect to the period from the beginning of the calendar year containing the Effective Date to the Effective Date and that are transferred to the Plan on or after the Effective Date pursuant to Section A.02 above.

FRONTIER COMMUNICATIONS CORPORATE SERVICES INC.	SCHEDULE A. VERIZON COMMUNICATIONS PLAN
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